UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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TRAVELERS

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement

485 Lexington Avenue
New York, New York
10017
April 8, 2022
Dear Shareholders:

Please join us for The Travelers Companies, Inc. Annual Meeting of Shareholders on Wednesday, May 25, 2022, at 9:00 a.m. (Eastern Daylight Time) at the Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut 06103.
Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting.
At this year’s meeting, you will be asked to:
•Elect the 13 director nominees listed in the Proxy Statement;
•Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022;
•Consider a non-binding vote to approve executive compensation;
•Consider five shareholder proposals, if presented at the Annual Meeting; and
•Consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The Board of Directors recommends that you vote FOR each of the nominees listed in the Proxy Statement, FOR the ratification of KPMG LLP, FOR the non-binding vote to approve executive compensation and AGAINST each of the shareholder proposals described in the Proxy Statement.
Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing a paper proxy card and returning it by mail. You may also vote in person at the Annual Meeting.
Thank you for your continued support of Travelers.
Sincerely,
Alan D. Schnitzer
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Logistics

Date And Time May 25, 2022 9:00 a.m. (Eastern Daylight Time)	Location* Hartford Marriott Downtown 200 Columbus Boulevard Hartford, Connecticut 06103
Who Can Vote — Record Date
You may vote at the Annual Meeting if you were a shareholder of record or held shares through Travelers’ 401(k) Savings Plan or through a broker or nominee at the close of business on March 29, 2022.

Items of Business	Board Vote Recommendation
•Elect the 13 director nominees listed in the Proxy Statement.	FOR each director nominee
•Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022.	FOR
•Consider a non-binding vote to approve executive compensation.	FOR
•Consider five shareholder proposals, if presented at the Annual Meeting.	AGAINST
Voting by Proxy
To ensure your shares are voted, you may vote your shares by proxy on the Internet, by telephone or by completing a paper proxy card and returning it by mail. Internet and telephone voting procedures are described in the General Information About the Meeting section of the Proxy Statement and on the proxy card.
Shareholders will also consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
By Order of the Board of Directors,
Wendy C. Skjerven
Corporate Secretary

*As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual Meeting may be held virtually over the Internet. If we take this step, we will announce the decision in advance, and details on how to participate will be available on our website at www.travelers.com under the “Investors” heading.

Advance Voting Methods

Internet www.proxyvote.com You will need the 16-digit number included on your Notice or on your proxy card.	Telephone (800) 690-6903 You will need the 16-digit number included on your Notice or on your proxy card.	Mail Mark, sign, date and promptly mail your proxy card in the postage-paid envelope, if you have received paper materials.

Advance Voting Deadlines
If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 24, 2022, to be counted.
If you hold shares through Travelers’ 401(k) Savings Plan, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 23, 2022, to be counted. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person at the Annual Meeting.

This Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about April 8, 2022.

PROXY STATEMENT
Table of Contents

WHERE TO OBTAIN FURTHER INFORMATION
We make available, free of charge on our website, all of our filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website at www.travelers.com and click on “SEC Filings” under “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:
Corporate Secretary
The Travelers Companies, Inc.
485 Lexington Avenue
New York, NY 10017

1	PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE
5	ITEM 1 – ELECTION OF DIRECTORS
5	Nominees for Election of Directors
10	Governance of Your Company
24	Non-Employee Director Compensation

AUDIT COMMITTEE MATTERS
27	ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
27	Audit and Non-Audit Fees
28	Report of the Audit Committee

EXECUTIVE COMPENSATION
29	ITEM 3 – NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
30	Compensation Discussion and Analysis
30	2021 Overview
36	Pay-for-Performance Philosophy
38	Objectives of Our Executive Compensation Program
40	Compensation Elements and Decisions
52	Additional Compensation Information
56	Total Direct Compensation for 2019-2021 (Supplemental Table)
56	Compensation Committee Report
57	Summary Compensation Table
58	Grants of Plan-Based Awards in 2021
59	Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2021
59	Option Exercises and Stock Vested in 2021
60	Outstanding Equity Awards at December 31, 2021
61	Post-Employment Compensation
64	Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

SHAREHOLDER PROPOSALS
68	ITEM 4 – SHAREHOLDER PROPOSAL – LOBBYING
72	ITEM 5 – SHAREHOLDER PROPOSAL – GHG EMISSIONS
75	ITEM 6 – SHAREHOLDER PROPOSAL – FOSSIL FUEL SUPPLIES
79	ITEM 7 – SHAREHOLDER PROPOSAL – RACIAL EQUITY AUDIT
83	ITEM 8 – SHAREHOLDER PROPOSAL – INSURING LAW ENFORCEMENT
OTHER INFORMATION
86	Share Ownership Information
88	CEO Pay Ratio
90	General Information About the Meeting
93	Shareholder Proposals for 2023 Annual Meeting
93	Other Business

A-1	ANNEX A: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES AND SELECTED DEFINITIONS

This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

SUMMARY
PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement, but does not contain all of the information you should consider when voting your shares. Please read the entire Proxy Statement carefully before voting.

Item 1 Election of Directors	Your Board recommends a vote FOR each director nominee. ä See page 5

Director Nominees

Alan L. Beller INDEPENDENT Senior Counsel of Cleary Gottlieb Steen & Hamilton LLP Committees: Audit, Risk Director Since: 2007
Philip T. Ruegger III INDEPENDENT
Chairman of the Executive Committee of Simpson Thacher & Bartlett LLP (retired)
Committees: Compensation, Executive, Investment and Capital Markets, Nominating and Governance (Chair)
Director Since: 2014

Janet M. Dolan INDEPENDENT President of Act 3 Enterprises, LLC Committees: Compensation, Executive, Investment and Capital Markets (Chair), Nominating and Governance Director Since: 2001	Rafael Santana INDEPENDENT President and CEO of Westinghouse Air Brake Technologies Corporation Committees: Compensation, Investment and Capital Markets, Nominating and Governance Director Since: 2022

Patricia L. Higgins INDEPENDENT President and Chief Executive Officer of Switch and Data Facilities, Inc. (retired) Committees: Audit, Risk Director Since: 2007	Todd C. Schermerhorn INDEPENDENT Senior Vice President and Chief Financial Officer of C. R. Bard, Inc. (retired) Independent Lead Director Committees: Audit, Executive, Risk (Chair) Director Since: 2016

William J. Kane INDEPENDENT Audit Partner with Ernst & Young (retired) Committees: Audit (Chair), Executive, Risk Director Since: 2012	Alan D. Schnitzer Chairman and Chief Executive Officer of Travelers Committees: Executive (Chair) Director Since: 2015

Thomas B. Leonardi INDEPENDENT
Executive Vice President of American International Group, Inc. and Vice Chairman of AIG Life Holdings, Inc. (retired)
Committees: Compensation, Investment and Capital Markets, Nominating and Governance
Director Since: 2021
Laurie J. Thomsen INDEPENDENT Partner and Co-Founder of Prism Venture Partners (retired) Committees: Audit, Risk Director Since: 2004

Clarence Otis Jr. INDEPENDENT
Chairman and Chief Executive Officer of Darden Restaurants, Inc. (retired)
Committees: Compensation (Chair), Executive, Investment and Capital Markets, Nominating and Governance
Director Since: 2017
Bridget van Kralingen INDEPENDENT Senior Vice President of International Business Machines Corporation (retired) Committees: Audit, Risk Director Since: 2022

Elizabeth E. Robinson INDEPENDENT Global Treasurer of The Goldman Sachs Group, Inc. (retired) Committees: Compensation, Investment and Capital Markets, Nominating and Governance Director Since: 2020

2022 Proxy Statement | The Travelers Companies, Inc.	1

SUMMARY
The nominees represent a broad range of expertise, experience, viewpoints and backgrounds, as well as a mix of tenure of service on the Board.

INDEPENDENCE 12 of 13	AGE ~64 years average	TENURE ~8 years average	DIVERSITY ~54% diverse

For a discussion of the specific considerations with respect to these nominees, see “Director Nominations—Specific Considerations Regarding the 2022 Nominees” on page 17.
Corporate Governance Highlights
The Board of Directors (the “Board”) of The Travelers Companies, Inc. (the “Company”) is committed to high standards of corporate governance. Highlights include:

•All committees other than the Executive Committee are comprised solely of independent directors
•Engaged independent Lead Director
•Regular executive sessions of independent directors
•Active risk oversight
•Director education on matters relevant to the Company, its business plan and risk profile
•Annual Board evaluations

•Annually elected directors •Majority voting standard for director elections •Single voting class •Proxy access •No poison pill

•Robust director stock ownership guidelines
•Non-management directors currently receive more than 50% of their annual board and committee compensation in the form of deferred stock units
•Biennial review to assess the appropriateness of the Director Compensation Program

2	The Travelers Companies, Inc. | 2022 Proxy Statement

SUMMARY
Shareholder Engagement Highlights
In 2021, the Company took an integrated approach to its shareholder engagement efforts, including with respect to governance, compensation, financial and sustainability matters. Through these efforts, in 2021, the Company engaged with shareholders representing more than 40% of the Company’s outstanding shares.
We continue to consider, and respond thoughtfully to, shareholder feedback. For information on our shareholder engagement program and certain actions the Company has taken based on shareholder feedback, see pages 22 and 55 of this Proxy Statement.

Item 2 Ratification of Independent Registered Public Accounting Firm	Your Board recommends a vote FOR this Item. ä See page 27

Item 3 Non-Binding Vote to Approve Executive Compensation	Your Board recommends a vote FOR this Item. ä See page 29

Executive Compensation Highlights
With our pay-for-performance philosophy and compensation objectives as our guiding principles, we deliver annual executive compensation through the following elements:

Element		CEO Compensation Mix	Other NEOs
Base Salary Page 41	•Base salaries are appropriately aligned with Compensation Comparison Group.
Annual Cash Bonus Page 42	•The Compensation Committee evaluates a broad range of financial and non-financial metrics in awarding performance-based incentives.
•Core return on equity is a principal factor in the Committee’s evaluation of the Company’s performance. The Committee also considers other metrics, including core income and core income per diluted share, and the metrics that contribute to those results.

Long-Term Stock Incentives Page 46
•Annual awards of stock-based compensation are typically in the form of stock options and performance shares. Because our performance shares only vest if specified core return on equity thresholds are met, and because stock options provide value only if our stock price appreciates, the Compensation Committee believes that such compensation is all performance-based.

•The mix of long-term incentives for the CEO and other named executive officers is approximately 60% performance shares and 40% stock options, based on the grant date fair value of the awards.

2022 Proxy Statement | The Travelers Companies, Inc.	3

SUMMARY
The Compensation Committee did not modify the terms of outstanding compensation awards or otherwise modify its compensation program or practices due to factors related to the COVID-19 pandemic.
The Compensation Committee has adopted the following practices, among others:

What We DO:	What We DO NOT Do:
  Maintain robust share ownership requirements
  Maintain a clawback policy with respect to cash and equity incentive awards to our executive officers
  Prohibit hedging transactions as specified in our securities trading policy
  Prohibit pledging shares without the consent of the Company (no pledges have been made)
  Engage in outreach and maintain a dialogue with shareholders relating to the Company’s governance, compensation and sustainability practices
  Engage an independent consultant that works directly for the Compensation Committee and does no work for management

  No excise tax “gross-up” payments in the event of a change in control
  No tax “gross-up” payments on perquisites for named executive officers
  No repricing of stock options and no buy-out of underwater options
  No excessive or unusual perquisites
  No dividends or dividend equivalents paid on unvested performance shares
  No above-market returns provided for in deferred compensation plans
  No guaranteed equity awards or bonuses for named executive officers

Item 4 - Item 8 Shareholder Proposals	Your Board recommends a vote AGAINST these Items ä See pages 68 - 85

4	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Item 1 Election of Directors	Your Board recommends you vote FOR the election of all director nominees.

There are currently 13 members of the Board. On February 9, 2022, the Board, upon recommendation of its Nominating and Governance Committee, unanimously nominated the 13 directors listed below for re-election to the Board at the Annual Meeting.
The directors elected at the Annual Meeting will hold office until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons (the “proxyholders”) named in the form of proxy card attached to this Proxy Statement, as filed with the SEC, intend to vote the proxies held by them for the election of the 13 nominees named below. The proxies cannot be voted for more than 13 candidates for director. The Board knows of no reason why these nominees would be unable or unwilling to serve, but if that would be the case, proxies received will be voted for the election of such other persons, if any, as the Board may designate.
Nominees for Election of Directors

Alan L. Beller INDEPENDENT Director Since: 2007 Committees: Audit, Risk
Background
Mr. Beller, age 72, is Senior Counsel of the law firm of Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), based in the New York City office. Mr. Beller joined Cleary in 1976 and was a partner in the firm from 1984 through 2001. From 2002 to 2006, he served as the Director of the Division of Corporation Finance of the SEC and as Senior Counselor to the SEC. He returned to Cleary in August 2006 and was a partner in the firm until 2014 when he became Senior Counsel.
Other Board Service
Mr. Beller is a member of the Board of Directors of the Value Reporting Foundation.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Beller’s senior-level public service and his significant experience and expertise in the areas of law, risk management oversight and corporate governance. In addition, the Committee considered Mr. Beller’s significant experience and expertise with respect to financial reporting, financial accounting, auditing, audit quality and audit committee matters and their regulation and his expertise in the area of sustainability standards, sustainability governance and disclosure.

Janet M. Dolan INDEPENDENT Director Since: 2001 Committees: Compensation, Executive, Investment and Capital Markets (Chair), Nominating and Governance
Background
Ms. Dolan, age 72, has been President of Act 3 Enterprises, LLC, a consulting services company, since August 2006. She served as President and Chief Executive Officer of Tennant Company, a manufacturer of nonresidential floor maintenance equipment and products, from April 1999 until her retirement in December 2005, and she had served in a number of senior executive positions with Tennant Company from 1986 until April 1999. Prior to joining Tennant Company, Ms. Dolan was a director of the Minnesota Lawyers’ Professional Responsibility Board.
Other Board Service
Ms. Dolan was a director of Wenger Corporation until December 2018.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Dolan’s experience as a public company CEO and her significant experience and expertise in management and in legal and compliance matters.

2022 Proxy Statement | The Travelers Companies, Inc.	5

CORPORATE GOVERNANCE

Patricia L. Higgins INDEPENDENT Director Since: 2007 Committees: Audit, Risk
Background
Ms. Higgins, age 72, served as President and Chief Executive Officer of Switch and Data Facilities, Inc., a provider of neutral interconnection and collocation services, from September 2000 until her retirement in February 2004. In 1999 and 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairman and Chief Executive Officer of the Research Board, a segment of the Gartner Group. From 1997 to 1999, she served as Corporate Vice President and Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of Unisys Corporation. From 1977 to 1995, she served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent.
Other Board Service
Ms. Higgins was a director of CoreSite Realty Corporation until December 2021, Dycom Industries until May 2021, Barnes & Noble, Inc. until August 2019 and Internap Corporation until June 2018.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Higgins’ experience as a public company Chief Information Officer and her significant experience and expertise in management, as well as information technology strategy and operations.

William J. Kane INDEPENDENT Director Since: 2012 Committees: Audit (Chair), Executive, Risk
Background
Mr. Kane, age 71, served as an audit partner with Ernst & Young for 25 years until his retirement in 2010, during which time he specialized in providing accounting, auditing and consulting services to the insurance and financial services industries. Prior to that, he served in various auditing roles with Ernst & Young.
Other Board Service
Mr. Kane is a director of Transamerica Corporation.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Kane’s experience as an audit partner of a registered public accounting firm and his significant experience and expertise in financial controls, financial reporting, management and the insurance industry.

Thomas B. Leonardi INDEPENDENT Director Since: 2021 Committees: Compensation, Investment and Capital Markets, Nominating and Governance
Background
Mr. Leonardi, age 68, served as Executive Vice President of American International Group, Inc. and Vice Chairman of AIG Life Holdings, Inc. from November 2017 until his retirement in May 2020, where he was responsible for Government Affairs, Public Policy, Communications and Sustainability. From January 2015 to October 2017, he was a Senior Advisor to Evercore Inc., a global investment banking advisory firm. Previously, Mr. Leonardi was Commissioner of the Connecticut Insurance Department from February 2011 to December 2014. For 22 years prior to his appointment as Commissioner, he was Chairman and Chief Executive Officer of Northington Partners Inc., a venture capital and investment banking firm. Before Northington, he was head of the investment banking and venture capital divisions of Conning & Company and President of Beneficial Corporation’s insurance subsidiaries. He began his career as a litigation attorney in Connecticut.
Other Board Service
Mr. Leonardi is a director of Athene Co-Invest Reinsurance Affiliate, Ltd and is a member of the Advisory Board of Athene Holdings, Ltd.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Leonardi’s experience as an insurance commissioner and his significant experience and expertise in management, investments, finance, mergers and acquisitions and the insurance industry.

6	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Clarence Otis Jr. INDEPENDENT Director Since: 2017 Committees: Compensation (Chair), Executive, Investment and Capital Markets, Nominating and Governance
Background
Mr. Otis, age 65, served as Chairman and Chief Executive Officer of Darden Restaurants, Inc., the largest company-owned and operated full-service restaurant company in the world. He became Darden’s Chief Executive Officer in 2004, assumed the additional role of Chairman in 2005 and served in both capacities until his retirement in 2014. Mr. Otis joined Darden Restaurants, Inc. in 1995 and served in various roles with Darden, including Vice President and Treasurer, and Senior Vice President and Chief Financial Officer.
Other Board Service
Mr. Otis is a director of Verizon Communications, Inc., VF Corporation and MFS Mutual Funds.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Otis’s experience as a public company CEO and his significant experience and expertise in operations, financial oversight and risk management.

Elizabeth E. Robinson INDEPENDENT Director Since: 2020 Committees: Compensation, Investment and Capital Markets, Nominating and Governance
Background
Ms. Robinson, age 53, served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, she served in various roles within Corporate Treasury of The Goldman Sachs Group, Inc., including Americas Treasurer and Managing Director, and in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs.
Other Board Service
Ms. Robinson is a director of The Bank of New York Mellon Corporation and the non-executive Chairman of the Board of Directors of BNY Mellon Government Securities Services Corp. Ms. Robinson is also a director of Russell Reynolds Associates, a trustee and Chairman of the Board of Williams College, Chairman of the Board of Directors of Every Mother Counts and a trustee of Blair Academy. She was, until August 2016, a director of Goldman Sachs Bank USA.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Robinson’s experience as treasurer of a large global financial institution, a position she held during the 2008 financial crisis, her significant experience in managing a financial services company through challenging financial conditions and her expertise in finance, risk management, capital management and strategic transactions.

Philip T. (Pete) Ruegger III INDEPENDENT Director Since: 2014 Committees: Compensation, Executive, Investment and Capital Markets, Nominating and Governance (Chair)
Background
Mr. Ruegger, age 72, served as Chairman of the Executive Committee of the law firm Simpson Thacher & Bartlett LLP from 2004 until his retirement in 2013. He was a member of the firm’s executive committee from 1993 through June 2013. Mr. Ruegger joined Simpson Thacher & Bartlett LLP in 1974 and became a partner in 1981. At Simpson Thacher & Bartlett LLP, he advised clients on mergers and acquisitions, corporate governance, investigations, corporate finance and general corporate and securities law matters.
Other Board Service
Mr. Ruegger is Chairman of the Executive Committee of the Henry Street Settlement, a New York City based not-for-profit organization.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Ruegger’s experience as the leader of a large international corporate law firm and his significant experience and expertise in mergers and acquisitions and other corporate transactional matters, as well as risk management.

2022 Proxy Statement | The Travelers Companies, Inc.	7

CORPORATE GOVERNANCE

Rafael Santana INDEPENDENT Director Since: 2022 Committees: Compensation, Investment and Capital Markets, Nominating and Governance
Background
Mr. Santana, age 50, is President and Chief Executive Officer of Westinghouse Air Brake Technologies Corporation (“Wabtec”), a leading global provider of equipment, systems, digital solutions, and value-added services for the freight and transit rail sectors. Previously, from November 2017 to February 2019, Mr. Santana served as President and Chief Executive Officer of GE Transportation, a division of General Electric Company. Mr. Santana joined GE in 2000 and held a variety of global leadership roles in the transportation, power, and oil and gas businesses, including President and Chief Executive Officer of GE, Latin America, President and Chief Executive Officer of GE Oil and Gas Turbomachinery Solutions, Chief Executive Officer of GE Gas Engines and Chief Executive Officer of GE Energy Latin America.
Other Board Service
Mr. Santana is a director of Wabtec.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Santana’s experience as a public company CEO and his significant experience and expertise in management, international operations and financial oversight.

Todd C. Schermerhorn INDEPENDENT Lead Director Director Since: 2016 Committees: Audit, Executive, Risk (Chair)
Background
Mr. Schermerhorn, age 61, served as Senior Vice President and Chief Financial Officer of C. R. Bard, Inc., a multinational developer, manufacturer and marketer of life-enhancing medical technologies, from 2003 until his retirement in 2012. Prior to that, he had been Vice President and Treasurer of C. R. Bard from 1998 to 2003. From 1985 to 1998, Mr. Schermerhorn held various other management positions with C. R. Bard.
Other Board Service
Mr. Schermerhorn is a director of Metabolon, Inc. and LivaNova, PLC. He was a director of The Spectranetics Corporation until August 2017.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Schermerhorn’s experience as a public company Chief Financial Officer and his significant experience and expertise in management, accounting and business operations, including international operations.

Alan D. Schnitzer Chairman of the Board Director Since: 2015 Committees: Executive (Chair)
Background
Mr. Schnitzer, age 56, is Chairman and Chief Executive Officer of Travelers. He was previously the Company’s Vice Chairman and Chief Executive Officer, Business and International Insurance from July 2014 to December 2015. He joined Travelers as Vice Chairman and Chief Legal Officer in April 2007, and between that time and July 2014 he held operating and functional positions of increasing responsibility. Prior to joining the Company, he was a partner at Simpson Thacher & Bartlett LLP.
Other Board Service
Mr. Schnitzer serves as a trustee of the University of Pennsylvania and Memorial Sloan Kettering Cancer Center, and as a director of New York City Ballet and ReadyCT.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Mr. Schnitzer’s position as Chief Executive Officer of the Company and his significant experience in the management of the Company in various roles, including as Chief Executive Officer of Business and International Insurance, the Company’s largest business segment, as well as his significant experience and expertise in management, finance and law.

8	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Laurie J. Thomsen INDEPENDENT Director Since: 2004 Committees: Audit, Risk
Background
Ms. Thomsen, age 64, served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, she was a co-founder, General Partner and Retiring General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, she worked at the venture capital firm Harbourvest Partners in Boston, where she was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984.
Other Board Service
Ms. Thomsen is a director of Dycom Industries and MFS Mutual Funds. She is also an emeritus Trustee of Williams College.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. Thomsen’s experience as a general partner of a venture capital firm and her significant experience and expertise in investments, finance and the development of emerging businesses.

Bridget van Kralingen INDEPENDENT Director Since: 2022 Committees: Audit, Risk
Background
Ms. van Kralingen, age 58, recently retired from her position as Senior Vice President of International Business Machines Corporation (“IBM”), the multinational technology company. Ms. van Kralingen joined IBM in 2004 and held a number of positions of increasing responsibility, including Senior Vice President, Global Markets & Sales, Senior Vice President, Global Industries, Clients, Platforms and Blockchain, Senior Vice President, Global Business Services, General Manager IBM North America, General Manager, Global Business Services in Europe, Middle East and Africa and Global Managing Partner, Financial Services Sector, Global Business Services. Prior to that, Ms. van Kralingen served as Managing Partner, US Financial Services with Deloitte Consulting.
Other Board Service
Ms. van Kralingen is a director of Royal Bank of Canada and Discovery Limited and a board member of the New York Historical Society.
Nomination Considerations
The Board and the Nominating and Governance Committee considered in particular Ms. van Kralingen’s experience as an executive of a global technology and services company and her significant experience and expertise in information technology services, international operations and global sales and business development.

2022 Proxy Statement | The Travelers Companies, Inc.	9

CORPORATE GOVERNANCE
Governance of Your Company

Governance Highlights
Our commitment to good corporate governance is reflected in our Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Governance Guidelines are reviewed annually by the Nominating and Governance Committee, and any changes deemed appropriate by the Committee in light of emerging practices or otherwise are submitted to the full Board for consideration. Our Governance Guidelines can be found on the Corporate Governance page of the “Investors” section on our website at www.travelers.com.

Board Composition and Accountability
Independence	All of our director nominees other than our Chief Executive Officer are independent.
Committee independence	All committees are comprised of independent directors other than the Executive Committee on which our Chief Executive Officer serves.
Independent Chair or independent Lead Director	The Board has an independent Chair or independent Lead Director whenever the Chair is a member of management or not otherwise independent.
Executive session	Independent members of the Board and each of the committees regularly meet in executive session with no member of management present.
Risk oversight	The Board and committees annually review their oversight of risk and the allocation of risk oversight among the committees.
Director education	The Nominating and Governance Committee oversees educational sessions for directors on matters relevant to the Company, its business plan and risk profile.
Board evaluation	The Board and each of its committees evaluate and discuss their respective performance and effectiveness every year.
Diversity of skills and experience	The composition of the Board encompasses a broad range of skills, expertise, experience and backgrounds and includes five women and two racially/ethnically diverse directors.
Board tenure	The Board’s balanced approach to refreshment results in an appropriate mix of long-serving and new directors.

Shareholder Rights
Annually elected directors	The annual election of directors reinforces the Board’s accountability to shareholders.
Majority voting standard for director elections	Directors must be elected under a “majority voting” standard in uncontested elections — a director who receives fewer votes “For” his or her election than “Against” must promptly tender his or her resignation to the Board.
Single voting class	Our common stock is the only class of shares outstanding.
Proxy access	Each shareholder, or a group of up to 20 shareholders, owning 3% or more of our common stock continuously for at least three years may, in accordance with the terms specified in our bylaws, nominate and include in our proxy materials director nominees constituting the greater of two directors or 20% of the Board.
Special meetings	Special meetings may be called at any time by a shareholder or shareholders holding 10% of voting power of all shares entitled to vote or 25% where the meeting relates to a business combination.
Poison pill	The Company does not have a poison pill.

Board Compensation
Director stock ownership	Non-employee directors are required to accumulate and retain a level of ownership of our equity securities to align the interests of non-employee directors and shareholders.
Deferred stock units	Non-employee directors currently receive more than 50% of their annual board and committee compensation in the form of deferred stock units, and the shares underlying these units are not distributed to a director until at least six months after the director leaves the Board.
Compensation review	The Nominating and Governance Committee reviews the appropriateness of the Director Compensation Program at least once every two years.

10	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Governance Structure of the Board – Chairman and Lead Director

Our bylaws provide that the Board, at its regular meeting each year following the annual shareholders meeting, shall elect a Chairman of the Board. The Board maintains the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. Our Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is a director who does not qualify as an independent director.

Our Current Board Leadership Structure
Alan D. Schnitzer Chairman and Chief Executive Officer	Mr. Schnitzer serves as Chairman of the Board and Chief Executive Officer. The combined role of Chairman and Chief Executive Officer, in the case of the Company, means that the Chair of the Board has longstanding experience with property and casualty insurance and ongoing executive responsibility for the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance shareholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.
Todd C. Schermerhorn Independent Lead Director
The independent directors elected Mr. Schermerhorn to serve as independent Lead Director of the Board. Among other things, under our Governance Guidelines, the independent Lead Director has the authority to:
•convene, set the agendas for and chair the regular executive sessions of the independent directors;
•convene and chair other meetings of the independent directors as deemed necessary;
•approve the Board meeting schedules and meeting agenda items and review information to be sent to the Board;
•act as a liaison between the independent directors, committee chairs and senior management;
•receive and review correspondence sent to the Company’s office addressed to the Board or independent directors and, together with the CEO, to determine appropriate responses if any; and
•in concert with the chairs of the Board’s committees, recommend to the Board the retention of consultants and advisors who directly report to the Board, without consulting or obtaining the advance authorization of any officer of the Company.
In addition, in accordance with our Governance Guidelines, the Lead Director is responsible for coordinating the efforts of the independent and non-management directors “in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management”.

The Board believes that its current leadership structure is appropriate for the Company at this time. The Board believes that the responsibilities of the independent Lead Director help to assure appropriate oversight of the Company’s management by the Board and optimal functioning of the Board. The effectiveness of the independent Lead Director is enhanced by the Board’s independent character. In addition, as described in more detail in the biographies in “Nominees for Election of Directors”, the independent Lead Director and the independent directors have substantial experience with public company management and governance, in general, and the Company, in particular. This structure facilitates the continued strong communication and coordination between management and the Board and enables the Board to fulfill its risk oversight responsibilities. A complete description of the role of the independent Lead Director is set forth in our Governance Guidelines.

2022 Proxy Statement | The Travelers Companies, Inc.	11

CORPORATE GOVERNANCE

Committees of the Board and Meetings

There are six standing committees of the Board: the Audit Committee; the Compensation Committee; the Executive Committee; the Investment and Capital Markets Committee; the Nominating and Governance Committee; and the Risk Committee.
The Board has adopted a written charter for each of these committees, copies of which are posted on our website at www.travelers.com under “Investors: Corporate Governance:
Governance Documents”. Each committee reviews its charter annually and, when appropriate, presents to the Nominating and Governance Committee and the Board any recommended amendments for consideration and approval.
Executive sessions of the Board are chaired by the independent Lead Director. Each of the committees also meets regularly in executive session.

DIRECTOR INDEPENDENCE	BOARD MEETINGS AND ATTENDANCE

•The Board has determined that each person nominated for election at the Annual Meeting is independent, other than Mr. Schnitzer, who currently serves as our Chairman and Chief Executive Officer.
•Each committee of the Board, other than the Executive Committee on which Mr. Schnitzer serves, is composed solely of independent directors, consistent with our Governance Guidelines, the applicable New York Stock Exchange (“NYSE”) listing standards and the applicable rules of the SEC.

•The Board held five meetings in 2021.
•Each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served during 2021.
•Directors are encouraged and expected, but not required, to attend each annual meeting of shareholders. All of the directors serving at the time of last year’s annual meeting attended last year’s annual meeting of shareholders.

Audit Committee

Members ALL INDEPENDENT		Meetings in 2021: 9
Alan L. Beller Patricia L. Higgins	William J. Kane (Chair) Todd C. Schermerhorn	Laurie J. Thomsen Bridget van Kralingen
Financial Literacy and Financial Expertise
The Board has determined that all members of the Audit Committee meet the financial literacy requirements of the NYSE. The Board also has determined that Mr. Kane’s extensive experience as an audit partner with Ernst & Young for 25 years qualifies him as an audit committee financial expert. In addition, the Board designated Mr. Schermerhorn as an audit committee financial expert after considering his experience as Senior Vice President and Chief Financial Officer with C. R. Bard, Inc. from 2003 to 2012, his service as Vice President and Treasurer of C. R. Bard, Inc. from 1998 to 2003 and his service on the audit committees of other public companies. The Board also designated Ms. Higgins as an audit committee financial expert after considering her experience as Chief Executive Officer of Switch and Data Facilities, Inc., during which she supervised its principal financial officer, and her experience serving as an audit committee financial expert of other public companies.
Primary Responsibilities
The responsibilities of the Audit Committee include the following:
•assist the Board in exercising its oversight of the Company’s accounting and financial reporting process and audits of the Company’s financial statements;
•appoint our independent registered public accounting firm and review its qualifications, performance and independence;
•review and pre-approve the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm;
•review the adequacy of the work performed by our internal audit group;
•review reports from management, the internal auditors and the independent registered public accounting firm with respect to the adequacy of the Company’s internal controls; and
•oversee the Company’s compliance with legal and regulatory requirements.
With respect to reporting and disclosure matters, the duties and responsibilities of the Audit Committee include reviewing our audited financial statements and recommending to the Board that they be included in our Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

12	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE
Compensation Committee

Members ALL INDEPENDENT		Meetings in 2021: 5
Janet M. Dolan Thomas B. Leonardi	Clarence Otis Jr. (Chair) Elizabeth E. Robinson	Philip T. Ruegger III Rafael Santana
In addition to satisfying all other applicable independence requirements, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Primary Responsibilities
The responsibilities of the Compensation Committee include the following:
•review and approve the performance goals and objectives for our CEO and those members of our Management Committee who are executive officers or report directly to the CEO (together with the CEO, the “Committee Approved Officers”);
•review the performance and approve the salaries and incentive compensation of the Committee Approved Officers;
•review and approve policies with respect to perquisites of the CEO and other members of management;
•approve and monitor compliance with stock ownership guidelines applicable to the CEO and other members of management;
•review and approve our compensation philosophy and objectives and recommend to the Board for approval compensation and benefit programs determined by the Compensation Committee to be appropriate;
•review the operation of our overall compensation program to evaluate its objectives and its execution and recommend to the Board steps to modify our compensation programs to better conform them with the established compensation objectives;
•review and approve any new equity compensation plans and material amendments to existing plans where shareholder approval has not been obtained and oversee management’s administration of such plans;
•review our regulatory compliance with respect to compensation matters;
•review and approve any severance or similar termination payments proposed to be made to any current or former executive officer;
•review and approve all stock option, restricted stock, restricted stock unit, performance share and similar stock-based grants;
•conduct an independence assessment prior to selecting any compensation consultant, legal counsel or other adviser that will provide advice to the Compensation Committee; and
•evaluate, at least annually, whether any work provided by the Compensation Committee’s compensation consultant raised any conflict of interest.
With respect to reporting and disclosure matters, the responsibilities of the Compensation Committee include reviewing and discussing the “Compensation Discussion and Analysis” with management and recommending to the Board that it be included in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The Compensation Committee may, in its discretion, delegate any of its responsibilities to a subcommittee of the Compensation Committee.
Establishment of Annual Bonus and Equity Awards
The Compensation Committee approves the individual salary, annual bonus and equity awards for the Committee Approved Officers. In addition, the Compensation Committee approves the aggregate annual bonuses and equity awards to employees who are not Committee Approved Officers.
The Compensation Committee considered recommendations from the CEO regarding compensation for each of the executive officers named in the “Summary Compensation Table” and other Committee Approved Officers.
Delegation of Authority for “Off-Cycle” Equity Grants
The Compensation Committee has delegated limited authority to the CEO to make equity grants outside of the annual equity grant process, or “off-cycle grants”, to employees and new hires who are not Committee Approved Officers. The delegation is subject to maximum grant date values of equity that can be granted to any one person. These grants can only be made on the grant dates established by our Governance Guidelines for “off-cycle” equity awards. Any grants made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.
Compensation Consultant
The Compensation Committee has the authority under its charter to retain outside consultants or advisors as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by FW Cook are conducted under the direction or authority of the Compensation Committee, and all work performed by FW Cook must be pre-approved by the Compensation Committee or the Chair of the Compensation Committee. Neither FW Cook nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of its affiliates, other than advising the Nominating and Governance Committee with respect to non-employee director compensation. In November 2021, the Compensation Committee evaluated whether any work provided by FW Cook raised any conflict of interest and determined that it did not.

2022 Proxy Statement | The Travelers Companies, Inc.	13

CORPORATE GOVERNANCE
As requested by the Compensation Committee, FW Cook’s services to the Compensation Committee in 2021 included, among other things:
•advising with respect to the Compensation Committee meeting materials;
•evaluating potential changes to incentive plans;
•advising with respect to individual compensation for the Committee Approved Officers;
•reviewing and discussing possible aggregate levels of corporate-wide bonus payments and equity awards;
•preparing comparative analyses of executive compensation levels and design at peer group companies;
•advising as to how actions taken by the Compensation
•Committee compare to the pay and performance of our peer group companies; and
•advising in connection with the preparation of certain of the information included in the proxy statement.
An FW Cook representative participated in each of the five Compensation Committee meetings in 2021.
In addition to the independent outside compensation consultant discussed above, our corporate staff (including Finance, Human Resources and Legal staff members) supports the Compensation Committee in its work. Other than with respect to the CEO’s recommendations regarding compensation to be paid to the other Committee Approved Officers, no executive officer determines or recommends to the Compensation Committee the amount or form of executive compensation to be paid to an executive officer.
Executive Committee

Members		Meetings in 2021: 0
Janet M. Dolan William J. Kane	Clarence Otis Jr. Philip T. Ruegger III	Todd C. Schermerhorn Alan D. Schnitzer (Chair)
Primary Responsibilities
The Board has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board in the oversight of our business during the intervals between Board meetings in order to provide a degree of flexibility and ability to respond to time-sensitive business and legal matters. The Executive Committee meets only as necessary.
Investment and Capital Markets Committee

Members ALL INDEPENDENT		Meetings in 2021: 6
Janet M. Dolan (Chair) Thomas B. Leonardi	Clarence Otis Jr. Elizabeth E. Robinson	Philip T. Ruegger III Rafael Santana
Primary Responsibilities
The Investment and Capital Markets Committee assists the Board in exercising its oversight of the Company’s management of its investment portfolios (including credit risk monitoring) and certain financial affairs of the Company, and its responsibilities include the following:
•monitor the Company’s financial structure and approve or recommend appropriate Board action with respect to debt and equity financing;
•review and recommend appropriate Board action with respect to the Company’s capital management policies and activities, including repurchases of Company securities, dividends and stock splits;
•monitor the Company’s capital needs and financing arrangements, the Company’s ability to access capital markets (including the Company’s debt ratings) and management’s financing plans;
•review and approve or recommend appropriate Board action with respect to transactions exceeding certain dollar thresholds, including the establishment of bank lines of credit or letters of credit, certain purchases and dispositions of real property, and acquisitions and divestitures of assets;
•review reports of management regarding material transactions approved by officers of the Company pursuant to authority granted to such officers;
•review and approve capital expenditure budgets not otherwise approved by the Board;
•review the Company’s policies and procedures for investment risk management and monitor the credit risk of the Company’s investment portfolios; and
•monitor the Company’s financial strategies regarding risk (currency and interest rate exposure and use of derivatives).

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CORPORATE GOVERNANCE
Nominating and Governance Committee

Members ALL INDEPENDENT		Meetings in 2021: 4
Janet M. Dolan Thomas B. Leonardi	Clarence Otis Jr. Elizabeth E. Robinson	Philip T. Ruegger III (Chair) Rafael Santana
Primary Responsibilities
The responsibilities of the Nominating and Governance Committee include the following:
•establish criteria for the selection of candidates to serve on the Board;
•identify and recommend director candidates for election or re-election to the Board;
•identify and recommend directors for appointment to serve on the committees of the Board and as chair of such committees;
•recommend adjustments, from time to time, to the size of the Board or of any Board committee;
•establish procedures for the annual evaluation of Board and director performance;
•oversee continuing education of directors;
•review the director compensation program and policies and recommend changes to the Board;
•establish and review our Governance Guidelines;
•review the Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to directors and employees and recommend changes to the Board when appropriate;
•develop and recommend to the Board standards for determining the independence of directors and the absence of material relationships between the Company and a director;
•review succession plans for our CEO and the direct reports to the CEO;
•review and approve or ratify all related person transactions under our Related Person Transaction Policy;
•review the Company’s public policy initiatives;
•review and discuss with the Company’s head of Government Relations the Company’s participation in the political process, including political contributions and lobbying expenditures;
•review and discuss with the Company’s senior management the Company’s strategies and initiatives relating to diversity and inclusion;
•review the Company’s strategies and initiatives relating to community relations and charitable giving; and
•recommend to the Board any guidelines for the removal of directors, as it determines appropriate.
Risk Committee

Members ALL INDEPENDENT		Meetings in 2021: 4
Alan L. Beller Patricia L. Higgins	William J. Kane Todd C. Schermerhorn (Chair)	Laurie J. Thomsen Bridget van Kralingen
Primary Responsibilities
The Risk Committee assists the Board in exercising its oversight of the Company’s operational activities and the identification and review of those risks that could have a material impact on us, and its responsibilities include oversight of management’s risk management activities in the following areas:
•our enterprise risk management program;
•the underwriting of insurance;
•the settlement of claims;
•the management of catastrophe exposure;
•the retention of insured risk and appropriate levels and types of reinsurance;
•the credit risk in our insurance operations and ceded reinsurance program;
•our information technology operations, including cyber risk and information security; and
•the business continuity and executive crisis management for the Company and its business operations.

Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness, as required by the Governance Guidelines. These evaluations cover a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Governance Guidelines and committee charters. The evaluations address the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Each committee reviews, among other topics, how the committee has satisfied the responsibilities contained in its charter in the past year as well as the organization of the committee, the committee meeting process and the committee’s oversight. Each committee reports the results of its evaluation to the Board.

2022 Proxy Statement | The Travelers Companies, Inc.	15

CORPORATE GOVERNANCE

Director Nominations

Process and Criteria Generally
The Nominating and Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election.
The Nominating and Governance Committee and the Board seek to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively. Our Governance Guidelines specify that, when selecting new nominees, the Board should consider the following criteria:
•personal qualities and characteristics, accomplishments and reputation in the business community;
•current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;
•ability and willingness to commit adequate time to Board and committee matters;
•the fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and
•diversity of viewpoints, background, experience and other demographics.
The evaluation of these criteria involves the exercise of careful business judgment. Accordingly, although the Nominating and Governance Committee and the Board at a minimum assess each candidate’s ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, working style, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and committee matters, the Nominating and Governance Committee and the Board do not have specific minimum qualifications that are applicable to all director candidates.
Diversity
As discussed above, the Nominating and Governance Committee and the Board include diversity of “viewpoints, background, experience and other demographics” as part of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Governance Committee carefully consider is the importance to the Company of racial/ethnic and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Governance Guidelines, result in the Board having “a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business”. As part of its annual self-evaluation, the Board assesses and confirms compliance with this governance guideline.
Director Search
In identifying prospective director candidates for the Board, the Nominating and Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Governance Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral. Mr. Santana, appointed to the Board in January 2022, was recommended to the Nominating and Governance Committee by a third-party search firm, which was engaged by the committee to assist in the identification and recruitment of a new board member. After reviewing Mr. Santana’s qualifications, meeting with him several times and discussing his potential nomination at several meetings, the Nominating and Governance Committee voted unanimously to recommend Mr. Santana to the Board of Directors. The entire Board met with Mr. Santana prior to appointing him as a member of the Board. Ms. van Kralingen, appointed to the Board in January 2022, was recommended to the Nominating and Governance Committee by our Chairman of the Board. After reviewing Ms. van Kralingen’s qualifications, meeting with her several times and discussing her potential nomination at two separate meetings, the Nominating and Governance Committee voted unanimously to recommend Ms. van Kralingen to the Board of Directors. The entire Board met with Ms. van Kralingen prior to appointing her as a member of the Board. No fees were paid with respect to the appointment of Ms. van Kralingen.
Shareholder Recommendations
The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, resume and biographical information to the attention of the Corporate Secretary, The Travelers Companies, Inc., 485 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Governance Committee for its consideration.
Proxy Access
Our bylaws permit a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws, which are posted on our website at www.travelers.com. Shareholder requests to include shareholder-nominated directors in the Company’s proxy materials for the 2023 annual meeting of shareholders must be received by the Company no earlier than November 9, 2022, and no later than December 9, 2022.

16	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Specific Considerations Regarding the 2022 Nominees

In considering the 13 director nominees named in this Proxy Statement and proposed for election at the Annual Meeting, the Nominating and Governance Committee and the Board evaluated and considered, among other factors.
•each nominee’s experiences, qualifications, attributes and skills, in light of the Governance Guidelines’ criteria for nomination, including the specific skills identified by the Board as relevant to the Company;
•the ability and willingness to commit adequate time to Board and committee matters;
•the diversity of viewpoints, background, experience and other demographics of the director nominees;
•the contributions of those directors recommended for re-election in the context of the Board self-evaluation process and other needs of the Board;
•the tenure of individual directors;
•the mix of long-serving and new directors on the Board; and

•the specific needs of the Company given its business and industry.
The Board and the Nominating and Governance Committee, in considering each nominee, principally focused on the background and experiences of the nominee, as described in the biographies in “Nominees for Election of Directors” in Item 1 – Election of Directors. The Board and the Nominating and Governance Committee considered that each nominee has experience serving in senior positions with significant responsibility, where each has gained valuable expertise in a number of areas relevant to the Company and its business. The Board and the Nominating and Governance Committee also considered that a number of directors have gained valuable experience and skills through serving as a director of other public and private companies. The nominees represent a broad range of expertise, experience, viewpoints and backgrounds, as well as a mix of tenure of service on the Board. The independence, age, tenure and diversity of the nominees as a group are as follows:

INDEPENDENCE 12 of 13	AGE ~64 years average	TENURE ~8 years average	DIVERSITY ~54% diverse

Director Age Limit
The Governance Guidelines provide that no person who will have reached the age of 74 on or before the date of the next annual shareholders meeting will be nominated for election at that meeting without an express waiver by the Board.
The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the Company and the individual attributes of the director.

2022 Proxy Statement | The Travelers Companies, Inc.	17

CORPORATE GOVERNANCE

Director Independence and Independence Determinations
Under our Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules.
The Board has established categorical standards of director independence to assist it in making independence determinations. These standards, which are included in our Governance Guidelines, set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has determined to be material or immaterial in assessing a director’s independence. The Nominating and Governance Committee annually reviews the independence of all directors and reports its determinations to the full Board.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the categorical independence standards, the independent members of the Board determine in their judgment whether such relationship is material.

Our Governance Guidelines require that:
•all members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee be independent; and
•no more than two members of the Board may concurrently serve as officers of the Company.
The Board, upon recommendation of its Nominating and Governance Committee, has determined that all of its current directors and director nominees are independent, other than our Chairman and Chief Executive Officer, Mr. Alan Schnitzer. Consequently, assuming election of all the nominees included in this Proxy Statement, 92% of the directors on the Board will be independent.
In making its independence determinations, the Nominating and Governance Committee and the Board considered and reviewed various commercial, charitable and employment transactions and relationships (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated and determined that the transactions identified were not material and did not affect the independence of any of our non-employee directors under either the Company’s Governance Guidelines or the applicable NYSE rules.

Sustainability and Risk Management
Sustained Value Creation
At Travelers, our simple and unwavering mission for creating shareholder value is to: deliver superior core return on equity by leveraging our competitive advantages; generate earnings and capital substantially in excess of our growth needs; and thoughtfully rightsize capital and grow book value per share over time. Executing our long-term strategy requires that we fulfill what we call “The Travelers Promise” — our promise to take care of our customers, our communities and our employees, agents and brokers. For this reason, we take an integrated approach to sustained value creation.
We regularly engage with our investors, customers, employees, agents and brokers, regulators, rating agencies and other stakeholders on business issues and environmental, social and governance (“ESG”) topics. We also provide robust and detailed disclosure on our website, https://sustainability.travelers.com, updated on an annual basis, with respect to our comprehensive approach to creating shareholder value over time and the many Travelers initiatives that contribute to our sustainability. Our sustainability reporting is aligned with the Sustainability Accounting Standards Board (“SASB”) standards for the insurance industry, the recommendations of the Task Force on Climate-related Financial Disclosure (“TCFD”), the International Integrated Reporting Council <IR> framework and the Global Reporting Initiative standards.

18	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE
Our sustainability reporting is focused on 16 topics that we have determined, through extensive engagements with our investors as well as a formal prioritization exercise, to be most relevant to our industry, our business and our stakeholders.

•Business Strategy & Competitive Advantages
•Capital and Risk Management
•Climate Strategy
•Community
•Governance Practices
•Customer Experience
•Data Privacy & Cybersecurity
•Disaster Preparedness & Response
•Diversity & Inclusion •Eco-Efficient Operations •Ethics & Values •Human Capital Management •Innovation •Investment Management •Public Policy •Safety & Health

Oversight of Corporate Strategy, Sustainability/ESG and Allocation of Risk Oversight
The Board regularly reviews the Company’s long-term business strategy and works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In setting and monitoring strategy, the Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model, including risks and opportunities often labeled as “ESG”. The Board also considers whether the strategy is consistent with the Company’s risk appetite. The Board regularly reviews the Company’s progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company’s long-term sustainability. The Board oversees these efforts in part through its various committees based on each Committee’s responsibilities and expertise. Each Committee regularly reports to the Board regarding its areas of responsibility.
The Board has allocated and delegated risk oversight responsibility to various committees of the Board in accordance with the following principles:

Committee	Responsible for Oversight of:
Audit
•Risks related to the integrity of the Company’s financial statements, including oversight of financial reporting principles and policies and internal controls.
•The Company’s process for establishing insurance reserves.
•Risks related to regulatory and compliance matters.

Risk
•The Company’s Enterprise Risk Management activities.
•Risks related to the Company’s business operations, including insurance underwriting and claims; reinsurance; catastrophe risk and the impact of changing climate conditions; credit risk in insurance operations; information technology, including cyber security.
•The Company’s Business continuity plans.

Compensation
•The Company’s pay-for-performance philosophy and practices designed to ensure equitable pay across the organization.
•Risks related to the Company’s compensation programs, including formulation, administration and regulatory compliance with respect to compensation matters.

Investment and Capital Markets	•Risks related to the Company’s investment portfolio (including valuation and credit risks), capital structure, financing arrangements and liquidity.
Nominating and Governance
•Risks related to corporate governance matters, including succession planning, director independence and related person transactions.
•The Company’s workforce diversity and inclusion efforts, public policy initiatives and community relations.

Each committee is also responsible for monitoring reputational risk to the extent arising out of its area of responsibility.

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CORPORATE GOVERNANCE
As a result, each committee charter contains specific risk oversight functions delegated by the Board, consistent with the principles set forth above. In that way, monitoring of strategic objectives, risk oversight responsibilities and oversight of the Company’s sustainability more generally are shared by all committees of the Board, with each committee assigned responsibility for oversight of matters most applicable to its charter responsibilities and meeting regularly with management members responsible for such matters. Further, we believe that allocating responsibility to a committee with relevant knowledge and experience improves the oversight of risks and opportunities.
The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company. On at least an annual basis, the Board reviews significant risks that management, through its Enterprise Risk Management efforts, has identified. The Board then evaluates, and may change, the allocation among the various committees of oversight responsibility for each identified risk. Further, each committee periodically reports to the Board on its risk oversight activities. In addition, at least annually, the Company’s Chief Risk Officer conducts a review of the interrelationships of risks and reports the results to the Risk Committee and the Board. These reports and reviews are intended to inform the Board’s annual evaluation of the allocation of risk oversight responsibility.
Enterprise Risk Management
Enterprise Risk Management (“ERM”) is a Company-wide initiative that involves the identification and assessment of a broad range of risks that could affect our ability to fulfill our business objectives as well as the development of plans to mitigate their effects. Our Board of Directors oversees our ERM process. The Risk Committee and the other committees of the Board, as well as our separate management-level enterprise risk and underwriting risk committees, are key elements of our ERM structure and help to establish and reinforce our strong culture of risk management. For example, having both a Board Risk Committee that oversees operational risks and our ERM activities, and a management-level enterprise risk committee that reports regularly to the Board Risk Committee, enables a high degree of coordination between management and the Board.
We describe our ERM function in more detail in our Annual Report on Form 10-K, under “Business—Enterprise Risk Management” and on the Capital and Risk Management section of our sustainability website. We also discuss the alignment of our executive compensation with our risk management below.

Risk Management and Compensation
Our compensation structure is intended to encourage a careful balance of risk and reward, both on an individual risk basis and in the aggregate on a Company-wide basis, and promote a long-term perspective.
As discussed in more detail under “Compensation Discussion and Analysis” in this Proxy Statement, consistent with our goal of achieving a core return on equity in the mid-teens over time, the Compensation Committee selected adjusted core return on equity as the quantitative performance measure for the performance share portion of our stock-based long-term incentive program and as a material factor, although not the only factor, in determining amounts paid under our annual cash bonus program. Because core return on equity is a function of both core income and shareholders’ equity, it encourages senior executives, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investing activities and capital management.
In addition, the long-term nature of our stock-based incentive awards (which generally do not vest until three years after the award is granted), our significant executive stock ownership requirements and the fact that more than 50% of our named executive officers’ total direct compensation in the aggregate was in the form of stock-based long-term incentives, all encourage prudent enterprise risk management and discourage excessive risk taking to achieve short-term gains.
Moreover, neither the long-term incentive awards nor annual cash bonuses require growth in revenues or earnings in order for our executives to be rewarded, and none of our executives are paid based on a formulaic percentage of revenues or profits. As a result of this and the mix of short- and long-term performance criteria across our compensation programs, among other factors, we believe that our compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.
Furthermore, the Compensation Committee’s independent compensation consultant evaluates and advises the Compensation Committee as to the design and risk implications of our incentive plans and other aspects of our compensation programs to ensure that the mix of compensation, the balance of performance measures and the overall compensation framework all support our short-and long-term objectives.

20	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Dating and Pricing of Equity Grants
The Board has adopted a governance guideline establishing fixed grant dates for the grant of equity awards made at times other than at a regularly scheduled meeting of the Compensation Committee, so as to avoid the appearance that equity grant dates have been established with a view to benefiting recipients due to the timing of material public announcements.
In addition, to further ensure the integrity of our equity awards process, the Compensation Committee requires that the exercise price of all stock options granted, and the fair value of all equity awards made, must be determined by reference to the closing price for a share of our common stock on the NYSE on the date of any such grant or award. Under the Company’s stock plans, the Compensation Committee may not take any action with respect to any stock option that would be treated as a “repricing” of such stock option, unless such action is approved by the Company’s shareholders in accordance with applicable rules of the NYSE.

Code of Business Conduct and Ethics
We maintain a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. The Code of Conduct may be found on our website at www.travelers.com under “Investors: Corporate Governance: Code of Conduct”. Our Chief Ethics and Compliance Officer is responsible for overseeing compliance with the Code of Conduct as part of fulfilling her responsibility for overseeing our ethics and compliance functions throughout the organization. Our Chief Ethics and Compliance Officer also assists in the communication of the Code of Conduct and oversees employee education regarding its requirements through the use of global, computer-based training, supplemented with focused in-person sessions where appropriate. All employees and directors are required to certify annually that they have reviewed, understand and agree to comply with the contents of the Code of Conduct.

Ethics Helpline
We maintain an Ethics Helpline, which is administered by an independent third party, through which employees can report integrity concerns or seek guidance regarding a policy or procedure. The Ethics Helpline is available seven days a week, 24 hours a day and can be accessed by individuals online or through a toll-free number. In either case, employees can report concerns anonymously. We maintain a formal non-retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith.
Trained professionals investigate each concern and, where appropriate, escalate the concern internally. Any ethics- or compliance-related issues are addressed by the Ethics and Compliance Office. Our Chief Ethics and Compliance Officer provides the Audit Committee with quarterly summaries of matters reported through the Ethics Helpline and more frequent compliance updates as appropriate. Additionally, the Audit Committee receives reports on all matters reported to the Chief Ethics and Compliance Officer that involve accounting, internal control or audit matters, or any fraud involving persons with a significant role in our internal controls.

Communications with the Board
As described on our website at www.travelers.com, interested parties, including shareholders, who wish to communicate with a member or members of the Board, including the Lead Director of the Board, the Nominating and Governance Committee, the non-employee directors as a group or the Audit Committee may do so by addressing their correspondence as follows: if intended for the full Board or one or more non-employee directors, to the Lead Director; if intended for the Lead Director, to the Lead Director; and if intended for the Audit committee or the Nominating and Governance Committee, to the Chair of such Committee.
All such correspondence should be sent c/o Corporate Secretary, The Travelers Companies, Inc., 385 Washington Street, Saint Paul, Minnesota 55102. The office of the Corporate Secretary will forward such correspondence as appropriate.

2022 Proxy Statement | The Travelers Companies, Inc.	21

CORPORATE GOVERNANCE

Shareholder Engagement

The Nominating and Governance Committee oversees a shareholder engagement program relating to the Company’s governance, compensation and sustainability practices. Under this program, at the direction of the Nominating and Governance Committee, management reaches out to the Company’s largest shareholders at least once each year to facilitate a dialogue regarding governance, compensation, sustainability and other matters. Management reports on the conversations with those investors to the Nominating and Governance Committee and also, as appropriate, to the Compensation Committee (as described in “Shareholder Engagement” in the Compensation Discussion and Analysis). In 2021, the Company took an integrated approach to its shareholder engagement efforts, including with respect to governance, compensation, financial performance and sustainability matters. Through these integrated efforts, in 2021, the Company engaged with shareholders representing more than 40% of the Company’s outstanding shares on topics that included, among others, our compensation programs, board composition, comprehensive climate strategy, approach to human capital management and diversity and inclusion efforts. The shareholder engagement program continues to influence and inform the Company’s policies and practices. In addition, for example, in the past few years based in part on investor input, the Company has:
•committed to become carbon neutral across its owned operations by 2030;
•adopted a new policy relating to the underwriting of, and investment in, coal and tar sands;
•updated its TCFD report regarding its ability to accurately measure and disclose the GHG emissions associated with the Company’s underwriting and investment activities;
•provided additional disclosure on its website regarding diversity in the form of its consolidated EEO-1 report;
•clarified the authority of its independent Lead Director in the Governance Guidelines;
•enhanced its “Compensation Discussion and Analysis” disclosure;
•added disclosure on its website regarding its pay equity practices;
•made clarifying changes to its policy regarding participation in the political process and provided additional disclosure of political contributions and lobbying activities on its website; and
•provided additional disclosure regarding the Board’s oversight of the Company’s enterprise risk management program, including risks related to changing climate conditions.

Transactions with Related Persons

General
The Board has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Governance Guidelines and Code of Conduct.
The Related Person Transaction Policy provides that all related person transactions covered by the policy are prohibited, unless approved or ratified by the Board or by the Nominating and Governance Committee. Our directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the policy) to the Corporate Secretary, who in turn must promptly forward such notice and information to the Chair of the Nominating and Governance Committee and to our counsel for analysis, to determine whether the particular transaction constitutes a Related Person Transaction requiring compliance with the policy. The analysis and recommendation of counsel are then presented to the Nominating and Governance Committee for consideration at its next regular meeting.
In reviewing Related Person Transactions for approval or ratification, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:
•the commercial reasonableness of the terms;
•the benefit (or lack thereof) to the Company;
•opportunity costs of alternate transactions;
•the materiality and character of the related person’s interest, including any actual or perceived conflicts of interest; and
•with respect to a non-employee director or nominee, whether the transaction would compromise the director’s independence under our Governance Guidelines, the NYSE rules (including those applicable to committee service) and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee, or status as a “non-employee director” under Rule 16b-3 of the Exchange Act, if such non-employee director serves on the Compensation Committee.
The Nominating and Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our shareholders.
Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:
•the Company was or is to be a participant;
•the amount involved exceeds $120,000; and
•any related person had or will have a direct or indirect material interest.
A copy of our Related Person Transaction Policy is available on our website at www.travelers.com under “Investors: Corporate Governance: Governance Documents”.

22	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE
In addition to the Related Person Transaction Policy, our Code of Conduct requires that all employees, officers and directors avoid any situation that involves or appears to involve a conflict of interest between their personal and professional relationships. Our Audit Committee provides oversight regarding compliance with our Code of Conduct and discusses any apparent conflicts of interest with senior management. The policies of the Company also require that all employees seek approval from our Chief Ethics and Compliance Officer prior to accepting a position as a director or officer of any unaffiliated for-profit company or organization.
Third-Party Transactions
We engage many service providers, nationally and internationally, as part of our daily business operations. For approximately the past ten years, a number of our offices across the country engaged GJ Sullivan Co. Reinsurance (“GJS”) in connection with the placement of reinsurance for the Company’s Business Insurance segment in the ordinary course of business and on an arm’s-length basis. In 2021, in connection with those reinsurance placements, we estimate that GJS received commissions from reinsurers of approximately $965,000 in the aggregate. Jeffrey P. Klenk is Executive Vice President and President of our Bond & Specialty Insurance segment, and his father-in-law, Mr. Jerry Sullivan, is owner, Chairman and President of GJS. Mr. Klenk has been an executive officer of the Company since September 2021 and has not had, and has explicitly recused himself from, any involvement with respect to our engagement of, or payments to, GJS.
From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations, become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of voting securities of the Company and, as a result, are considered a “related person” under the Related Person Transaction Policy. These organizations may provide services to the Company or its benefit plans. In addition, the Company may provide insurance coverage to these organizations. In 2021, the following transactions occurred with investors who reported beneficial ownership of 5% or more of the Company’s voting securities:
•In 2021, BlackRock, Inc. (“BlackRock”) paid premiums of approximately $1.81 million for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers, and subsidiaries of the Company have paid, or may pay, claims in the ordinary course of business in connection with such insurance policies. In addition, an affiliate of BlackRock provides investment management services to the Company’s Canadian Savings Plan, and pursuant to that agreement, the participants in the Canadian Savings Plan paid management fees to BlackRock in 2021. The investment management agreement was entered into on an arm’s-length basis. Also, in 2021, the Company paid approximately $239,000 to a newly acquired subsidiary of BlackRock for a software license. The software license was entered into on an arm’s-length basis, prior to the acquisition of the subsidiary by BlackRock.
•In 2021, FMR LLC (“Fidelity”) paid premiums of approximately $1.36 million for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers, and subsidiaries of the Company have paid, or may pay, claims in the ordinary course of business in connection with such insurance policies. Also, the Company has entered into agreements on an arm’s-length basis with affiliates of Fidelity for services related to certain of the Company’s benefit plans. An affiliate of Fidelity serves as the administrator of the Company’s equity compensation programs under an agreement originally entered into with the Company in November 2009. Pursuant to such agreement, the Company paid such affiliate approximately $190,000 in 2021. Further, an affiliate of Fidelity has provided trust, recordkeeping and administrative services for the 401(k) Savings Plan since 1998. Pursuant to the current agreement for such services, which was last restated in January 2010 and has been updated since, the 401(k) Savings Plan trust paid such affiliate of Fidelity approximately $1.83 million in 2021. Participants in the 401(k) Savings Plan paid management fees in 2021 to affiliates of Fidelity that provide investment management services to funds included in the 401(k) Savings Plan. In addition, an affiliate of Fidelity provides administrative services for health savings accounts for employees of the Company under an agreement that became effective in October 2013, and the Company paid approximately $36,000 in fees for such services in 2021. Finally, the Company paid approximately $5,900 in fees to affiliates of Fidelity in 2021 for administrative services under the Benefit Equalization Plan, Deferred Compensation Plan and Executive Savings Plan, each as defined below under “Post-Employment Compensation”, and the Deferred Compensation Plan for Non-Employee Directors, pursuant to agreements that date back to December 1997.
•In 2021, an affiliate of State Street Corporation (“State Street”) paid premiums of approximately $270,000 for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers, and subsidiaries of the Company have paid, or may pay, claims in the ordinary course of business in connection with such insurance policies. In addition, State Street provides investment management services to funds included in the 401(k) Savings Plan. Participants in the 401(k) Savings Plan paid management fees to such affiliate of State Street in 2021. The investment management agreement was entered into on an arm’s-length basis.
•In 2021, The Vanguard Group (“Vanguard”) paid premiums of approximately $1.40 million for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers, and subsidiaries of the Company have paid, or may pay, claims in the ordinary course of business in connection with such insurance policies. In addition, Vanguard provides investment management services to funds included in the qualified and non-qualified pension plans and the 401(k) Savings Plan. In 2021, the Company paid approximately $1.10 million in management fees to Vanguard in connection with these plans and participants in the 401(k) Savings Plan also paid management fees to Vanguard. The investment management agreements were entered into on an arm’s-length basis.

2022 Proxy Statement | The Travelers Companies, Inc.	23

CORPORATE GOVERNANCE
Non-Employee Director Compensation
The Nominating and Governance Committee of the Board recommends to the full Board for approval the amount and composition of Board compensation for non-employee directors. Directors who are our employees are not compensated for their service on the Board. In accordance with the Company’s Governance Guidelines, the Nominating and Governance Committee reviews the significance and appropriateness of each of the components of the Director Compensation Program at least once every two years. The Compensation Committee’s independent compensation consultant, FW Cook, advises the Nominating and Governance Committee with respect to director compensation.
The objectives of the Nominating and Governance Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity. The Committee works with its independent compensation consultant to ensure that its compensation program is consistent with current market practices. It is the Board’s practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Elements of Non-Employee Director Compensation

Element		Timing

Annual Retainer	Each non-employee director receives an annual retainer of $135,000.
Annual retainers and committee chair fees are paid in quarterly installments, in arrears at the end of each quarter, either (1) in cash or (2) if the director so elects, in common stock units credited to his or her deferred compensation account (discussed under “Director Deferral Plan” below) and distributed at a later date designated by the director.

Committee Chair Fees and Lead Director Retainer
The chairs of certain committees are paid additional fees in cash in connection with their services as follows:
•Audit Committee - $30,000
•Compensation Committee - $30,000
•Nominating and Governance Committee - $25,000
•Investment and Capital Markets Committee - $25,000
•Risk Committee - $30,000
The Lead Director is paid an additional $50,000 annual cash retainer.

Annual Deferred Stock Award
Under the Director Compensation Program, during 2021, each non-employee director nominated for re-election to the Board was awarded $175,000 in deferred stock units. The deferred stock units were granted under our Amended and Restated 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) and vest in full one day prior to the date of the annual shareholder meeting occurring in the year following the year of the date of grant so long as the non-employee director continuously serves on the Board through that date. The value of deferred stock units rises or falls as the price of our common stock fluctuates in the market. Dividend equivalents (in an amount equal to the dividends paid on shares of our common stock) on the deferred stock units are deemed “reinvested” in additional deferred stock units. Directors are subject to a stock ownership target as described under “Director Stock Ownership” below.
In May 2021, the Director Compensation Program was amended to increase the value of the annual deferred stock award to non-employee directors to $180,000 beginning with the 2022 award.

The accumulated deferred stock units, including associated dividend equivalents, in a director’s account are distributed in the form of shares of our common stock either in a lump sum or in annual installments, at the director’s election, beginning at least six months following termination of his or her service as a director.

24	The Travelers Companies, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE

Director Deferral Plan

In addition to receiving the annual deferred stock award in the form of deferred stock units, non-employee directors may elect to have all or any portion of their annual retainer and any lead director or committee chair fees paid in cash or deferred through our Deferred Compensation Plan for Non-Employee Directors. Deferrals of the annual retainer and any lead director or committee chair fees are notionally “invested” in common stock units. Any director who elects to have any of his or her fees credited to his or her deferred compensation plan account as common stock units will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash, based on the closing market price of our common stock on such date.
The value of common stock units rises or falls as the price of our common stock fluctuates in the market. In addition, dividend equivalents (in an amount equal to the dividends paid on shares of our common stock) on the units are deemed “reinvested” in additional common stock units. The accumulated common stock units, including associated dividend equivalents, in a director’s account are distributed in the form of shares of our common stock on pre-designated dates. Shares of common stock issued in payment of the deferred fees are awarded under our 2014 Stock Incentive Plan.

Director Stock Ownership

The Board believes its non-employee directors should accumulate and retain a level of ownership of our equity securities to align the interests of the non-employee directors and the shareholders. Accordingly, the Board has established an ownership target for each non-employee director equal to four times the director’s most recent annual deferred stock award. Each new director is expected to meet or exceed this target within four years of his or her initial election to the Board, except that, if the annual deferred stock award for any of those four years is less than the most recent previous annual deferred stock award, the director is expected to meet or exceed the higher target within five years of his or her initial election to the Board.
All of our current non-employee directors have achieved stock ownership levels in excess of the target amount or have joined the board within the last five years and are expected to meet the target within the required time period. Non-employee directors currently receive more than 50% of their annual board and committee compensation in the form of deferred stock units. The shares underlying these units are not distributed to a director until at least six months after the director leaves the Board. Accordingly, all of our non-employee directors hold equity interests that they cannot sell for so long as they serve on the Board and at least six months afterwards.

2022 Proxy Statement | The Travelers Companies, Inc.	25

CORPORATE GOVERNANCE

Director Compensation for 2021

The 2021 compensation of non-employee directors is displayed in the table below.(1)

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)
Alan L. Beller	133,077	175,067	—	308,144
Janet M. Dolan	156,154	175,067	—	331,221
Patricia L. Higgins	133,077	175,067	—	308,144
William J. Kane	161,154	175,067	—	336,221
Thomas B. Leonardi	83,077	175,009	—	258,086
Clarence Otis Jr.	161,154	175,067	—	336,221
Elizabeth E. Robinson	133,077	175,067	—	308,144
Philip T. Ruegger III	156,154	175,067	—	331,221
Todd C. Schermerhorn	211,154	175,067	—	386,221
Donald J. Shepard(4)	50,371	—	—	50,371
Laurie J. Thomsen	133,077	175,067	—	308,144
(1)Mr. Santana and Ms. van Kralingen did not receive any director compensation for 2021 as each was appointed to the Company’s Board of Directors in 2022.
(2)The fees earned for non-employee directors consist of an annual retainer along with committee chair fees and a lead director annual retainer, to the extent applicable. The annual retainer was increased to $135,000 in May 2021. All of the non-employee directors, other than Mr. Otis and Ms. Robinson, received all of their fees in cash. Mr. Otis and Ms. Robinson elected to receive the 2021 annual retainer and, as applicable, committee chair fees in the form of common stock units, which will be accumulated in their respective deferred compensation plan accounts and distributed, together with associated dividend equivalents, at a later date (Mr. Otis—1,059 common stock units and Ms. Robinson—874 common stock units). The table above does not include a value for dividend equivalents attributable to the common stock units received in lieu of cash fees because they are earned at the same rate as the dividends on the Company’s common stock and are not preferential.
(3)The dollar amounts represent the grant date fair value of deferred stock units granted in 2021, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), without taking into account estimated forfeitures, based on the closing market price on the NYSE of our common stock on the grant date. The dividend equivalents attributable to the annual deferred stock unit awards are deemed “reinvested” in additional deferred stock units and are distributed, together with the underlying deferred stock units, in the form of shares of our common stock beginning at least six months following termination of service as a director. In accordance with the SEC’s rules, dividend equivalents on stock awards are not required to be reported because the amounts of future dividends are factored into the grant date fair value of the awards. For a discussion of annual deferred stock awards, see “Elements of Non-Employee Director Compensation – Annual Deferred Stock Award” above.
On February 2, 2021, each non-employee director nominated for re-election to the Board at that time was granted 1,252 deferred stock units (determined by dividing $175,000 by the closing market price on the NYSE of our common stock of $139.83 on February 2, 2021). Upon his election to the Board on May 20, 2021, Mr. Leonardi was granted 1,102 deferred stock units (determined by dividing $175,000 by the closing market price on the NYSE of our common stock of $158.81 on May 20, 2021). Each award is subject to forfeiture if a director leaves the Board before May 24, 2022 (the day prior to the Annual Meeting).
The following table provides information with respect to aggregate holdings of common stock units and unvested and vested deferred stock units beneficially owned by our non-employee directors at December 31, 2021. The amounts below include dividend equivalents credited (in the form of additional common stock units or deferred stock units, respectively) on common stock units and deferred stock units.

Name	Unvested Deferred Stock Units (#)	Common Stock Units and Vested Deferred Stock Units (#)
Alan L. Beller	1,280	37,070
Janet M. Dolan	1,280	50,586
Patricia L. Higgins	1,280	37,070
William J. Kane	1,280	17,467
Thomas B. Leonardi	1,121	0
Clarence Otis Jr.	1,280	10,378
Elizabeth E. Robinson	1,280	2,727
Philip T. Ruegger III	1,280	11,956
Todd C. Schermerhorn	1,280	7,640
Laurie J. Thomsen	1,280	51,738
(4)    Mr. Shepard retired from the Company’s Board of Directors effective May 20, 2021, the date of our 2021 annual meeting of shareholders. The fees earned by Mr. Shepard consist of the pro-rated portion of the annual retainer for the period through such date.

26	The Travelers Companies, Inc. | 2022 Proxy Statement

AUDIT COMMITTEE MATTERS

Item 2 Ratification of Independent Registered Public Accounting Firm	Your Board recommends you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2022.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for 2022.
Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Travelers Property Casualty Corp. (“TPC”) and The St. Paul Companies, Inc. (“The St. Paul”) merged in 2004 (the “Merger”) to form the Company. KPMG has continuously served as the independent registered public accounting firm of TPC since 1994. KPMG had continuously served as the independent registered public accounting firm of The St. Paul and its subsidiaries from 1968 through the time of the Merger, when TPC was deemed the acquirer for accounting purposes.
As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chairman are directly involved in the selection of KPMG’s lead audit partner. The Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
Representatives of KPMG are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
In connection with the audit of the 2021 financial statements, we entered into an agreement with KPMG which sets forth the terms by which KPMG would perform audit services for the Company. The following table presents fees for professional services rendered by KPMG for 2021 and 2020:

	2021	2020
Audit fees(1)	$9,448,800	$10,539,200
Audit-related fees(2)	774,100	678,400
Tax fees(3)	156,100	163,500
All other fees(4)	—	4,900
Total	$10,379,000	$11,386,000
(1)Fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.
(2)Services primarily consisted of audits of employee benefit plans and reports on internal controls not required by applicable regulations.
(3)Tax fees related primarily to tax return preparation and assistance services, as well as domestic and international tax compliance-related services.
(4)Other fees in 2020 related to training services.
The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining KPMG’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee preapproves all audit and permitted non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves an annual budget for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized our Chief Auditor to approve KPMG’s commencement of work on such permitted services within that budget, although the Chair of the Audit Committee must approve any such permitted non-audit service within the budget if the expected cost for that service exceeds $100,000. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

2022 Proxy Statement | The Travelers Companies, Inc.	27

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading “Governance of Your Company—Committees of the Board and Meetings—Audit Committee” in this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also received information regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including matters concerning the independence of the independent registered public accounting firm.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:

William J. Kane (Chair)	Todd C. Schermerhorn
Alan L. Beller	Laurie J. Thomsen
Patricia L. Higgins	Bridget van Kralingen

28	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION

Item 3 Non-Binding Vote to Approve Executive Compensation	Your Board recommends you vote FOR approval of named executive officer compensation.

The Company is requesting that shareholders vote, on a non-binding basis, to approve the compensation of our named executive officers as discussed in the “Compensation Discussion and Analysis” and the tabular executive compensation disclosure, including the “Summary Compensation Table” and accompanying narrative disclosure. At the Company’s 2017 annual meeting of shareholders, our shareholders indicated their preference to hold the non-binding shareholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2023 Annual Meeting of Shareholders. While the Board intends to consider carefully the results of this vote, the final vote is advisory in nature and is not binding on the Company or the Board.
The Board recommends that shareholders vote “FOR” the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, compensation tables and related narrative discussion, is hereby APPROVED.
As described in the “Compensation Discussion and Analysis”, our executive compensation programs are structured consistent with our longstanding pay for performance philosophy and utilize performance measures that are intended to align compensation with the creation of shareholder value and to reinforce a long-term perspective.
In deciding how to vote on this proposal, the Board encourages you to read the “Compensation Discussion and Analysis”, particularly the “2021 Overview”. In making compensation decisions for the 2021 performance year, the Compensation Committee considered the Company’s strong results in 2021 and over time on both an absolute basis and relative to our peers, as well as the financial metrics and other factors described in the “Compensation Discussion and Analysis”.

2022 Proxy Statement | The Travelers Companies, Inc.	29

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

2021 Overview

This overview summarizes a number of performance highlights and how results affected the amount of variable compensation awarded to our named executive officers in February 2022 with respect to the 2021 performance year. In setting this year’s compensation, our Compensation Committee considered that the Company’s operational and financial results were exceptionally strong in the face of a challenging environment, including the second year of a global pandemic, a historically high level of catastrophe losses and the continued low interest rate environment.
Another Year of Strong Performance

Performance	Net Income and Net Income per Diluted Share increased 36% and 38%, respectively, from 2020	Core Income* and Core Income per Diluted Share* increased 31% and 33%, respectively, from 2020	Return on Equity of 12.7% increased 27% from 2020	Core Return on Equity* of 13.7% increased more than 21% from 2020
Book Value per Share and Adjusted Book Value per Share* increased 4% and 10%, respectively, while we also returned $3.1 billion in capital to shareholders and continued to make strategic investments in our business

Underwriting
Underwriting gain* increased by 18% to $1.5 billion pre-tax. Underlying underwriting gain* (which is our underwriting gain excluding the impact of catastrophes and net prior year reserve development) increased by 12% to a record $2.3 billion after-tax.

Expense Ratio
Our expense ratio was an exceptionally strong 29.4%, the lowest in more than a decade. Over the past five years, we have reduced our expense ratio by more than 200 basis points, or 7%, even after making important investments in ongoing and new strategic initiatives as we delivered on our objective of improving productivity and efficiency through technology and workflow enhancements.

Execution of Our Marketplace Strategy
Net written premiums increased by 7% to a record $32.0 billion. Each of our operating segments contributed to this growth, with Business Insurance growing 4%, Bond & Specialty Insurance growing 14% and Personal Insurance growing 10%.

Investment Performance
Our disciplined strategy and well-constructed portfolio positioned us to deliver pre-tax net investment income of $3.0 billion, up 36% — an exceptional result given the impact of the historically low interest rates on our fixed income portfolio.

Performance for All Our Stakeholders
In addition to performing for our shareholders in 2021, we continued to fulfill our commitment to take care of our customers, our communities, and our employees, which we view as inextricably linked with our mission to create long-term shareholder value. In that regard, we effectively responded to a historically high level of catastrophes and met our objective of closing more than 90% of all claims arising out of catastrophes within 30 days – an exceptional result given the logistical challenges posed by the second year of a global pandemic.

*    See “Annex A–Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions” on page A-1.

30	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
2021 Performance-Based Compensation
When making compensation decisions with respect to the 2021 performance year, the Compensation Committee considered that in our second year of running the business against the backdrop of a global pandemic, our 2021 operating and financial results were exceptionally strong in the face of a challenging environment, including a historically high level of catastrophe losses and the continued low interest rate environment.
Considering these factors and the substantial contributions made by the named executive officers in achieving these results, and to recognize that all of the named executive officers individually performed at superior levels, the Compensation Committee made the compensation decisions described below.

Element	CEO Outcomes	Other NEO Considerations

Annual Bonus	•Mr. Schnitzer’s cash bonus increased from $6.2 million to $6.5 million year-over-year, an increase of 5%.
•The average annual cash bonus for each of Messrs. Frey and Kess increased by approximately 9% year-over-year.
•The average annual cash bonus for each of Messrs. Klein and Toczydlowski increased approximately 17% year-over-year to reflect the factors discussed above and to position their total direct compensation at levels more comparable to those of similarly situated executives of the companies in our Compensation Comparison Group.

Long-Term Incentives	•Mr. Schnitzer’s annual equity award increased from $11.5 million to $12.9 million year-over-year, an increase of 12%.
•Consistent with the prior year, the annual equity awards for each of Messrs. Frey and Kess were set at 3.0 times base salary.
•The annual equity awards for Messrs. Klein and Toczydlowski were increased from 3.0 times base salary to approximately 4.0 times base salary to reflect the factors discussed above and to position their total direct compensation at levels more comparable to those of similarly situated executives of the companies in our Compensation Comparison Group.

Consistent with last year, the Committee did not modify the terms of outstanding compensation awards or otherwise modify its compensation program or practices due to factors related to the pandemic.
Consistent Performance Over Time
Our exceptionally strong results in 2021 demonstrate the continued successful execution of our long-term financial strategy to create shareholder value.

STRATEGIC OBJECTIVE		TRAVELERS TEN-YEAR PERFORMANCE

Deliver superior returns on equity by leveraging our competitive advantages	►
  Produced industry-leading return on equity with a low level of volatility
  Increased dividends per share at an average annual rate of approximately 8%
  Returned more than $28 billion of excess capital to our shareholders
  Increased our book value per share by 92%
  Delivered a total return to shareholders of 249%

Generate earnings and capital substantially in excess of our growth needs

Thoughtfully rightsize capital and grow book value per share over time

2022 Proxy Statement | The Travelers Companies, Inc.	31

EXECUTIVE COMPENSATION
The Company’s successful execution of this long-term financial strategy is demonstrated by the results we have achieved over time as discussed below.
Continued Profitability and Quality Underlying Underwriting Results

•Our business starts with risk selection, underwriting and pricing segmentation.
•Our 2021 underlying underwriting gain (or “underwriting margin” excluding the impact of catastrophes and net prior year reserve development) increased to a record $2.3 billion after-tax.
•This result demonstrates the quality of our underwriting and the discipline with which we run our business.

UNDERLYING UNDERWRITING GAIN(1)
(in billions, after-tax)
(1)Excludes the impact of catastrophes and prior year reserve development. The results for 2018, 2019, 2020 and 2021 reflect lower tax rates associated with the Tax Cuts and Jobs Act of 2017.

The results we deliver are due to our deliberate and consistent approach to creating shareholder value. Our consistently articulated objective is to produce an appropriate return on equity for our shareholders over time. We emphasize that the objective is measured over time because we recognize that a long-term perspective is especially important in the property and casualty insurance industry where a short-term focus could create incentives for management to relax underwriting or investment standards to increase revenue and reported profit in the near term but create excessive risk for shareholders over the longer term. Moreover, results in the property and casualty insurance industry can vary significantly when measured year-to-year due to a variety of factors, including interest rates, reserve developments and weather, and success can only be measured over time and in the context of periods of financial crises, natural and man-made catastrophes, economic cycles, pandemics and other anticipated and unanticipated developments impacting loss trends and through both general economic cycles and more extreme economic conditions. Accordingly, we believe that the right way to manage our business is with a long-term perspective and to create value over time. The Compensation Committee believes that our compensation program should continue to reinforce this long-term perspective, as it has historically.

32	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
Strategic Focus in Light of Forces of Change
Shortly after Mr. Schnitzer was appointed Chief Executive Officer in 2015, the Company identified the forces of change impacting our industry – namely, changing consumer expectations, emerging technology trends, more sophisticated data and analytics and evolving distribution models. In light of these trends, the Company established key innovation priorities and invested in capabilities to advance those priorities. These investments are largely geared toward positioning the company to grow the top-line at attractive returns and improve operating leverage.
While the primary measure that we use for managing the business is core return on equity, any strategy to deliver a leading return on equity over time requires a strategy to grow over time. To that end, we laid out a strategy to position the Company for profitable growth. We have faithfully and consistently executed on this strategy through various economic and market conditions. Even as we, like our industry, have grappled with heightened social and other inflation and the challenges of a historic pandemic, we have not wavered from this strategy.
The successful execution of that strategy has contributed to growth over the past several years and again in 2021. In 2021, we grew net written premiums by 7% to a record $32.0 billion, with each of our segments contributing. Over the past six years we have grown net written premiums at a compound annual growth rate (“CAGR”) of 5.1% as compared to 2.7% in the prior years of the decade. Importantly, as reflected by our improved underlying combined ratio, we have grown our business while improving underwriting margins. In other words, we have grown without underpricing the product or changing our risk profile.
Importantly, as we have grown our business, we have also successfully executed on our strategic initiative to improve productivity and efficiency. Our consolidated expense ratio has improved 2.4 points, or nearly 8%, from an average of 31.8% for the first four years in the decade to 29.4% for 2021.
The successful execution of this strategy over time has led to significantly higher underlying underwriting gain, meaningfully higher cash flow from operations and growth in our investment portfolio, benefiting our net investment income, which is particularly important in a record low interest rate environment.

ACCELERATING NET WRITTEN PREMIUM GROWTH	IMPROVED UNDERLYING COMBINED RATIO(3)(4)

IMPROVED EXPENSE RATIO	HIGHER UNDERLYING UNDERWRITING INCOME (AFTER-TAX)(4)

HIGHER CASH FLOW FROM OPERATIONS	GROWING INVESTED ASSETS(5)

(1)Represents growth from 2012 through 2016.
(2)Represents growth from 2016 through 2021.
(3)The combined ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business and overall underwriting profitability. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.
(4)Excludes the impacts of catastrophes and prior year reserve development.
(5)Invested assets excludes net unrealized investment gains (losses).

2022 Proxy Statement | The Travelers Companies, Inc.	33

EXECUTIVE COMPENSATION
Achieved a Superior Return on Equity
Our return on equity has meaningfully outperformed the average return on equity for the property and casualty industry in each of the past ten years.

•In 2021, we produced a return on equity of 12.7% and a core return on equity of 13.7%, up 27% and 21%, respectively.
•Our 2021 return on equity exceeded the average return on equity for the domestic property and casualty industry in 2021 of approximately 4.6%, as estimated by Conning, a global investment management firm.
•Our average return on equity over the past decade has been accompanied by less volatility as compared to all of the property and casualty insurers who are members of our Compensation Comparison Group. We believe that our performance over time demonstrates the value of our competitive advantages and the discipline with which we run our business.
RETURN ON EQUITY (1)2021 forecast: © 2022 Conning, Inc. used with permission. S&P historical data used with permission.

20%
15%
10%
5%
0%
12.7%
4.6%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Travelers
US P&C Insurers(1)

Increased Adjusted Book Value Per Share and Returned Significant Excess Capital to Our Shareholders
Over the last ten years, we achieved significant growth in both book value per share and adjusted book value per share (which excludes the after-tax impact of unrealized gains and losses on investments) while at the same time continuing to invest meaningfully in our competitive advantages and returning substantial excess capital to shareholders.

•During 2021, our book value per share increased 4%. Because we generally hold our fixed income investments to maturity and maintain a very high-quality investment portfolio, we manage based on adjusted book value per share. Our adjusted book value per share increased by 10% during 2021.
•Over the last ten years, the compound annual growth rate of both our book value per share and adjusted book value per share was 7%.
•During 2021, we returned $3.1 billion in capital to shareholders through dividends of $0.9 billion and share repurchases of $2.2 billion.
•Over the last ten years, we increased our dividend each year and increased dividends per share at an average annual rate of approximately 8%.
•Since we began our current share repurchase program in 2006, we have returned approximately $50 billion of excess capital to shareholders through dividends and share repurchases (at an average price per share of $70.28).
GROWING ADJUSTED BOOK VALUE PER SHARE(1) (1)Excludes net unrealized investment gains (losses), net of tax, included in shareholders’ equity. GROWING DIVIDENDS PER SHARE

$59.09
$66.41
$70.98
$75.39
$80.44
$83.36
$87.27
$92.76
$99.54
$109.76
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

34	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
Achieved Superior Total Return to Shareholders Over Time
Strong financial results have led to outstanding total returns to shareholders over time (measured as the change in stock price plus the cumulative amount of dividends, assuming dividend reinvestment on the respective dividend payment dates).
We measure our success in executing on our financial strategy over time. This long-term perspective is especially important in the property and casualty insurance industry where a short-term focus could create incentives for management to relax underwriting or investment standards to increase revenue and reported profit in the near term but create excessive risk for shareholders over the longer term. Moreover, results in the property and casualty insurance industry can vary significantly when measured year-to-year due to a variety of factors, and success can only be measured over time and in the context of periods of financial crises, natural and man-made catastrophes, economic cycles, pandemics and other anticipated and unanticipated developments impacting loss trends and through both general economic cycles and more extreme economic conditions. Accordingly, we believe that the right way to manage our business is with a long-term perspective and to create value over time. Consequently, in assessing total shareholder return, the Compensation Committee generally gives greater weight to performance over a longer period of time. With that in mind, the graph below compares our returns since the 2008 financial crisis to our Compensation Comparison Group, the Dow and the S&P 500 and the S&P 500 Financials.

•Our total return to shareholders in 2021, including dividends, was approximately 14% for the year -- putting us at the 23rd percentile for the Compensation Comparison Group.
•As demonstrated by the chart, for the period beginning January 1, 2008 (prior to the 2008 financial crisis) and ending December 31, 2021, our total shareholder return of more than 300% exceeded that of our Compensation Comparison Group, the Dow 30 Index and the S&P 500 Financials.

TOTAL RETURN TO SHAREHOLDERS(1)

350%
300%
250%
200%
150%
100%
50%
0%
-50%
-100%
Jan. 1, 2008
Dec. 31, 2008
Dec. 31, 2009
Dec. 31, 2010
Dec. 31, 2011
Dec. 31, 2012
Dec. 31, 2013
Dec. 31, 2014
Dec. 31, 2015
Dec. 31, 2016
Dec. 31, 2017
Dec. 31, 2018
Dec. 31, 2019
Dec. 31, 2020
Dec. 31, 2021
Travelers
S&P 500
Dow 30
Compensation Comparison Group
S&P 500 Financials

(1)Represents the change in stock price plus the cumulative amount of dividends, assuming dividend reinvestment. For each year on the chart, total return is calculated with January 1, 2008 as the starting point and December 31 of the relevant year as the ending point. © Bloomberg Finance L.P. Used with permission of Bloomberg.

2022 Proxy Statement | The Travelers Companies, Inc.	35

EXECUTIVE COMPENSATION

Pay-for-Performance Philosophy

Our compensation program, the objectives and structure of which have been stable over time and aligned with our articulated financial strategy, is designed to reinforce a long-term perspective and align the interests of our executives with those of our shareholders. We measure our success in executing on our financial strategy over time. As noted above, this long-term perspective is especially important in the property and casualty insurance industry where a short-term focus could create incentives for management to relax underwriting or investment standards to increase revenue and reported profit in the near term but creating excessive risk for shareholders over the longer term. Moreover, results in the property and casualty insurance industry can vary significantly when measured year-to-year due to a variety of factors, and success can only be measured over time and in the context of periods of financial crises, natural and man-made catastrophes, pandemics and other anticipated and unanticipated developments impacting loss trends and through both general economic cycles and more extreme economic conditions. Accordingly, we believe that the right way to manage our business is with a long-term perspective and to create value over time.

Consistent with our longstanding pay-for-performance philosophy, the Compensation Committee believes that:

In addition, to a greater extent than many of the companies included in our Compensation Comparison Group, due to the absence of time-based restricted stock in our ongoing program, the ultimate value of our named executive officer compen-sation is performance-based and is tied to operating results and increases in shareholder value over time.

When we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for our executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group.
When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels.

While the objectives and structure of our compensation program have been stable over time, compensation levels vary significantly from year-to-year and correlate with our results. The following chart illustrates the directional relationship for the past ten performance years (“PY”) between total direct compensation (consisting of paid salary, cash bonus and the fair value at grant of long-term incentives as reflected in the Supplemental Table on page 56) for the Chief Executive Officer and the Company’s performance, as reflected by core return on equity (“ROE”). As explained under
“—Objectives of Our Executive Compensation Program” below, the Compensation Committee believes that the effective management of catastrophes can only be evaluated over a longer period of time and that compensation levels should encourage a long-term perspective. Therefore, the Compensation Committee believes that, while catastrophe losses (“CATs”) should impact compensation levels, compensation levels should not be as volatile from year-to-year as changes in financial results due to catastrophe losses.

36	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
CEO TOTAL DIRECT COMPENSATION AND ADJUSTED CORE ROE WITH CATS AT AVERAGE LEVEL AND AS REPORTED(1)

CEO Comp ($M)	$16.50	$19.50	$19.50	$19.10	$15.20	$13.90	$15.20	$17.75(2)	$19.00	$20.70
Adjusted Core ROE	12.5%	13.4%	13.8%	12.8%	11.9%	10.5%	12.6%	10.0%	12.7%	15.6%
Reported Core ROE	11.0%	15.5%	15.5%	15.2%	13.3%	9.0%	10.7%	10.9%	11.3%	13.7%
Reported ROE	9.8%	14.6%	14.6%	14.2%	12.5%	8.7%	11.0%	10.5%	10.0%	12.7%
(1)The chart is intended to facilitate a year-to-year comparison of core return on equity by showing core return on equity both as reported and as adjusted to reflect the average level of catastrophe losses for the ten-year period in order to eliminate the volatility that undermines the comparison of period-to-period results. The average annual after-tax catastrophe losses for the ten-year period presented was $903 million (reflecting a U.S. corporate income tax rate of 21% for 2018, 2019, 2020 and 2021 and 35% for prior years). Actual catastrophe losses for each year are presented in Annex A.
The total direct compensation for the CEO reflects the compensation paid to Mr. Schnitzer, our current Chief Executive Officer, for the performance years 2016 through 2021, and the compensation paid to Mr. Jay Fishman, our former Chief Executive Officer until December 2015, for the performance years 2012 through 2015.
(2)Mr. Schnitzer’s compensation for 2019 reflects that in 2019, for the reasons described under “Compensation Discussion and Analysis--Factors Considered in Awarding 2019 Bonuses” in the Company’s 2020 Proxy Statement, the Compensation Committee determined to position Mr. Schnitzer’s total compensation for 2019 to be closer to the median when compared to other chief executive officers in our Compensation Comparison Group. Mr. Schnitzer’s total compensation as reported for 2018 was in the bottom quartile when compared to other chief executive officers in our Compensation Comparison Group as calculated by the Compensation Committee’s independent compensation consultant.
Differences between total direct compensation for each performance year in the chart above and information included in the “Summary Compensation Table” are discussed in “—Total Direct Compensation for 2019-2021 (Supplemental Table)” and “—The Differences Between this Supplemental Table and the Summary Compensation Table” on page 56.

2022 Proxy Statement | The Travelers Companies, Inc.	37

EXECUTIVE COMPENSATION

Objectives of Our Executive Compensation Program

With our overarching pay-for-performance philosophy in mind, the Compensation Committee has approved the following five primary objectives of our executive compensation program.

Objective

Link compensation to the achievement of our short- and long-term financial and strategic objectives
The Compensation Committee believes that a properly structured compensation system should measure and reward performance on multiple bases. To ensure an appropriate degree of balance in the program, the compensation system is designed to measure short- and long-term financial and operating performance, the efficiency with which capital is employed in the business, the effective management of risk, the achievement of strategic initiatives and the individual performance of each executive.
The Compensation Committee further believes that the most senior executives, who are responsible for the development and execution of our strategic and financial plans, should have the largest portion of their compensation tied to performance-based incentives, including stock-based compensation, the ultimate value of which is dependent on the performance of our stock price over time and on our three-year core return on equity. Accordingly, the proportion of total compensation that is performance-based increases with successively higher levels of responsibility. In addition, in evaluating the Company’s overall performance, the Compensation Committee considers that our business is subject to year-to-year volatility outside of management’s control, including natural and man-made catastrophic events. The Compensation Committee believes that, because the impact of catastrophes in any given year can produce significant volatility, the effective management of catastrophes can only be evaluated over a longer period of time. As a result, although the Compensation Committee believes that the impact of catastrophes on the Company’s financial results should be reflected in its executive compensation decisions, the Compensation Committee does not believe it is appropriate for compensation levels to be subject to as much volatility year-to-year as may be caused by actual catastrophes.

Provide competitive compensation opportunities to attract, retain and motivate high-performing executive talent
Our overall compensation levels are designed to attract and retain the best executives in light of the competition for executive talent. We recognize that to continue to produce industry-leading results over time, we need to continuously cultivate that talent. We do so with competitive compensation programs that are designed to attract, motivate and retain our best people, development programs that foster personal and professional growth, and a focus on diversity and inclusion as a business imperative.
In addition, the Compensation Committee believes that, when we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group. When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels.
The Compensation Committee may also consider other relevant facts and circumstances in awarding compensation in order to attract, retain and motivate high-performing talent.

38	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION

Objective

Align the interests of management and shareholders by paying a substantial portion of total compensation in stock-based incentives and ensuring that executives accumulate meaningful stock ownership stakes over their tenure

The Compensation Committee believes that the interests of executives and shareholders should be aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based compensation. The components of the annual stock-based compensation granted to the named executive officers in 2022 and 2021 were stock options and performance shares. Stock options provide value only if our stock appreciates, and performance shares vest only if specified core return on equity thresholds are met. In addition, as discussed below, senior executives are expected to achieve specified stock ownership targets prior to selling any stock acquired upon the exercise of stock options or the vesting of performance shares or restricted stock units. Both the portion of total compensation attributable to stock-based programs and the expected level of executive stock ownership increase with successively higher levels of responsibility.

Maximize, to the extent equitable and practicable, the financial efficiency of the overall compensation program
As part of the process of approving the initial design of incentive plans, or any subsequent modifications made to such plans, and determining awards under the plans, the Compensation Committee evaluates the aggregate economic costs and dilutive impact to shareholders of such compensation, the expected tax and accounting treatment and the impact on our financial results. The Compensation Committee attempts to balance the various financial implications of each program to ensure that the system is as efficient as possible and that unnecessary costs are avoided.

Reflect established and evolving corporate governance standards
The Compensation Committee, with the assistance of our Human Resources Department and the Compensation Committee’s independent compensation consultant, stays abreast of current and developing corporate governance standards and trends with respect to executive compensation and adjusts the various elements of our executive compensation program, from time to time, as it deems appropriate.

As a result of this process, the Compensation Committee has adopted the following practices, among others:

What We DO:	What We DO NOT Do:
  Maintain robust share ownership requirement
  Maintain a clawback policy with respect to cash and equity incentive awards to our executive officers
  Prohibit hedging transactions as specified in our securities trading policy
  Prohibit pledging shares without the consent of the Company (no pledges have been made)
  Engage in outreach and maintain a dialogue with shareholders relating to the Company’s governance, compensation and sustainability practices
  Engage an independent consultant that works directly for the Committee and does not work for management

  No excise tax “gross-up” payments in the event of a change in control
  No tax “gross-up” payments on perquisites for named executive officers
  No repricing of stock options and no buy-out of underwater options
  No excessive or unusual perquisites
  No dividends or dividend equivalents paid on unvested performance shares
  No above-market returns provided for in deferred compensation plans
  No guaranteed equity or bonuses for named executive officers

For a description of the duties of the Compensation Committee and its use of an independent compensation consultant, see “Governance of Your Company—Committees of the Board and Meetings—Compensation Committee” on page 13.

2022 Proxy Statement | The Travelers Companies, Inc.	39

EXECUTIVE COMPENSATION

Compensation Elements and Decisions

With our pay-for-performance philosophy and compensation objectives discussed above as our guiding principles, we deliver annual executive compensation through the following elements:
2021 COMPENSATION MIX(1)
CEO
OTHER NEO AVERAGE
(1)Pay mix of total direct compensation for the 2021 performance year as reported in the Supplemental Table on page 56.

Cash-based Compensation
Consistent with recent years, the Compensation Committee has determined that the allocation of compensation between performance-based annual cash bonus and stock-based long-term incentives should be somewhat more heavily weighted towards cash bonus as compared to our Compensation Comparison Group. The Compensation Committee believes that this allocation is appropriate in light of the fact that a higher percentage of the named executive officers’ total compensation (and total direct compensation) is performance-based as compared to the peer average and peer median of the Compensation Comparison Group. In particular, unlike a number of other companies in our Compensation Comparison Group that grant time-vesting restricted stocks, annual equity awards made to the named executive officers are typically all performance-based.

Stock-based Compensation
Annual awards of stock-based compensation are typically in the form of performance shares and stock options. Because our performance shares only vest if specified core return on equity thresholds are met, and because stock options provide value only if our stock price appreciates, the Compensation Committee believes that such compensation is all performance-based; that is, the compensation typically awarded annually to our Chief Executive Officer and other named executive officers generally does not include awards that are earned solely due to the passage of time without regard to performance.

The following chart illustrates the mix of performance-based compensation to non-performance-based compensation of our Chief Executive Officer, compared to the chief executive officers of our Compensation Comparison Group.
TRAVELERS CEO PAY MIX(1) AND PEER AVERAGE CEO PAY MIX(2)
TRAVELERS CEO
PEER CEO AVERAGE

40	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
(1)Pay mix of total direct compensation for the 2021 performance year as reported in the Supplemental Table on page 56.
(2)Peer Average CEO Pay Mix reflects the pay mix of total direct compensation for our Compensation Comparison Group for their 2020 performance year (the most recent year for which data was publicly available) and was calculated by the Company using data provided by the Compensation Committee’s independent compensation consultant. As part of that calculation, the independent compensation consultant annualized special non-recurring long-term incentive grants (for example, new hire, retention and promotion awards) to reflect an estimate of “per year” value when appropriate.
We also provide benefits and modest perquisites. In addition, from time to time, the Compensation Committee may make special cash or equity awards to one or more of our named executive officers. No special cash or equity awards were made to our named executive officers for the 2021 performance year.
Base Salary

Metrics
The Compensation Committee’s philosophy is to generally set base salary for executive officers at a level that is intended to be on average at or near the 50th percentile for equivalent positions in our Compensation Comparison Group.
Individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the tenure and experience the executive brings to the position and the performance and potential of the executive in his or her role.
Base salaries are reviewed annually, and adjustments are made from time to time as the Compensation Committee deems appropriate to recognize performance, changes in duties and/or changes in the competitive marketplace.

Link to Strategy
The Compensation Committee’s base salary positioning supports the attraction and retention of high-quality talent, ensures an affordable overall cost structure and mitigates excessive risk taking.

Base Salaries
At its February 2022 meeting, the Compensation Committee made the following changes to base salaries of the named executive officers other than Mr. Schnitzer:
•increased the base salary of Mr. Frey by $50,000 in order to position Mr. Frey’s base salary more competitively when compared to the other chief financial officers in our Compensation Comparison Group:
•increased the base salary of Mr. Kess by $50,000, his first increase in 36 months; and
•increased the base salary of each of Messrs. Klein and Toczydlowski by $100,000 to position their total direct compensation at levels more comparable to those of similarly situated executives of the companies in our Compensation Comparison Group.
At its February 2021 meeting, the Compensation Committee increased Mr. Frey’s base salary by $50,000 effective as of April 1, 2021. In increasing Mr. Frey’s base salary, the Compensation Committee considered Mr. Frey’s base salary was below the 25th percentile when compared to the other chief financial officers in our Compensation Comparison Group. The Compensation Committee intended to position Mr. Frey’s salary to be closer to the median when compared to the other chief financial officers in our Compensation
Comparison Group in recognition of his tenure and strong performance in his role. Other than the change to Mr. Frey’s base salary, no changes were made to the base salaries of the named executive officers at the Compensation Committee’s February 2021 meeting.
The current base salary for our Chief Executive Officer is at approximately the 30th percentile of our Compensation Comparison Group, based on the most recently available data as provided by the Compensation Committee’s independent compensation consultant. The current base salaries for the named executive officers other than the Chief Executive Officer are on average at approximately the 60th percentile of our Compensation Comparison Group, based on the most recently available data as provided by the Compensation Committee’s independent compensation consultant. Because salaries for executive officers are typically changed infrequently, at the time the Compensation Committee increases the salaries of executives who have not received an increase in several years, such salaries on average may, initially and for a period of time following such increases, be higher than the 50th percentile of our Compensation Comparison Group indicated by the most recently available data on the basis that over time the average is expected to be at, or near, approximately the 50th percentile.

2022 Proxy Statement | The Travelers Companies, Inc.	41

EXECUTIVE COMPENSATION
Annual Cash Bonus
The named executive officers are eligible to earn performance-based annual cash bonuses. The annual bonuses are based on the performance of the Company as a whole, taking into consideration performance against predetermined metrics as approved by the Board at the beginning of the year, as well as the individual performance of each executive. The annual cash bonuses are designed to further our goals described under “—Objectives of Our Executive Compensation Program”, including motivating and promoting the achievement of our short- and long-term financial and strategic objectives.

Metrics
The Compensation Committee evaluates a broad range of financial and non-financial metrics in awarding performance-based incentives each year.
The Compensation Committee believes that a formulaic approach to the determination of performance-based compensation, particularly in the property and casualty insurance industry, could result in unintended consequences and is not an appropriate substitute for the Compensation Committee’s informed and thorough deliberation and the application of its reasoned business judgment. The Compensation Committee believes that there is no substitute for understanding the Company’s results and how those results were achieved. The Compensation Committee’s current approach allows it to appropriately assess the quality of performance results and ensures that executives are not unduly rewarded, or disadvantaged, based purely on the application of a mechanical formula.
Core Return on Equity
Core return on equity is a principal factor in the Compensation Committee’s evaluation of the Company’s performance. The Compensation Committee believes that core return on equity should not be viewed as a single metric. Rather, by being a function of both core income and shareholders’ equity (excluding unrealized gains and losses on investments), core return on equity is a function of both the Company’s income statement and balance sheet.

When evaluating core return on equity, the Compensation Committee considers:
•the Company’s cost of equity;
•recent and historical trends with respect to interest rates;
•recent and historical trends with respect to core return on equity for the Company; and
•recent and historical trends with respect to return on equity for the domestic property and casualty insurance industry, including the industry peers included in the Compensation Comparison Group.
Additional Metrics
The Compensation Committee also evaluates the Company’s performance with respect to a wide range of other financial metrics included in the financial plan approved by the Board prior to the beginning of the year, including:
•Core income and core income per diluted share, and the metrics that contribute to those results, such as:

•earned premiums; •investment income;	•insurance losses; and •expense and capital management.
In evaluating performance against the metrics, however, the Compensation Committee does not use a formula or pre-determined weighting, and no one metric is individually material other than core return on equity and core income.

In light of the Company’s objective to create shareholder value by generating significant earnings and taking a balanced approach to capital management, the Compensation Committee also reviews per share growth in book value and adjusted book value over time.
However, because (1) book value can be volatile due to, among other things, the impact of changing interest rates on the fair value of the Company’s fixed-income investment portfolio and (2) the Company’s capital management strategy also emphasizes returning excess capital to shareholders, the Compensation Committee does not set a specific target for per share growth in book value or adjusted book value. Further, while it evaluates changes in book value and adjusted book value in the context of overall results, the Compensation Committee does not believe such changes, by themselves, are always the most meaningful indicators of relative performance.

Link to Strategy
Senior executives, as well as other employees with management responsibility, are encouraged to focus on multiple performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investment decisions, the pricing of our policies, the effectiveness of our claims management and the efficacy of our capital and risk management. In addition, senior executives are encouraged to focus on executing the Company’s ambitious innovation agenda to position the Company for continued success.

42	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
Factors Considered in Awarding 2021 Bonuses
In determining the actual annual bonuses awarded, the Compensation Committee considered a number of factors, including:
    our exceptionally strong financial performance, including the increase in core income and core return on equity as compared to 2020, particularly in the face of a challenging environment, including the second year of a global pandemic, a historically high level of catastrophe losses and the continued low interest rate environment;
    our successful execution of our marketplace strategies, including the growth of net written premiums by 7% to a record $32.0 billion. Each of our operating segments contributed to this growth, with Business Insurance growing 4%, Bond & Specialty Insurance growing 14% and Personal Insurance growing 10%;
    the successful execution of the Company’s long-term strategic plan for continued success in light of the forces of change the Company has identified as impacting the industry, as described under “—Strategic Focus in Light of Forces of Change;”
    the consolidated, business segment and/or investment results relative to the various financial measures set forth in our 2021 business plan that was established and approved by the Board at the end of 2020;
    our successful execution of our long-term strategy to “transform” Travelers into the insurance company of the future, including our ongoing investments in improving productivity and efficiency which have allowed us to meaningfully increase the amount we spend on technology and direct more of our technology dollars to strategic technology initiatives and our ambitious innovation agenda, all within an improving expense ratio;
    our claim organization’s excellent performance in delivering for our customers, including our effective response to a historically high number of catastrophes, including the unprecedented winter freeze in Texas; Hurricane Ida; and a severe multi-state tornado in December, which included one of the longest (if not the longest) tornado tracks on record; and our exceeding our objective of closing 90% of all claims arising out of catastrophe events within 30 days;
    our success in establishing Travelers as a thought leader in the ESG space, including our thoughtful and comprehensive ESG reports and disclosures; which are consistent with the standards and recommendations of the TCFD and SASB;
    our successful execution of our comprehensive human capital management strategies as evidenced by the level of employee engagement and satisfaction exhibited throughout the organization, as well as progress on the Company’s diversity and inclusion initiatives;
    our performance relative to the companies in our Compensation Comparison Group and other companies in the property and casualty insurance industry, with a particular emphasis on core return on equity;
    compensation market practices as reflected by the Compensation Comparison Group in the most recent publicly available data;
    the performance of the executive;
    the tenure and compensation history of the executive; and
    the demonstration of leadership and teamwork and a commitment to a culture of collaboration.
In addition, in connection with Mr. Schnitzer’s compensation for the 2021 performance year, the Compensation Committee also considered Mr. Schnitzer’s exceptional leadership in navigating the Company through the second year of the pandemic.
The Compensation Committee generally weighs financial performance measures, particularly core return on equity and core income, and comparable compensation information more heavily than other factors. In particular, when assessing results, the Compensation Committee considers the Company’s overall financial performance relative to prior years’ performance, the financial plan, the performance of industry peers and, in the case of core return on equity, the Company’s cost of equity and the risk-free rate.
The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees, nor precludes, the payment of an award, but is considered by the Compensation Committee as one of several factors among the other factors noted above and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure.
As discussed under “—Annual Cash Bonus—Metrics” on page 42, the Compensation Committee believes that a formulaic approach to compensation is not appropriate in the property and casualty insurance industry and is not an appropriate substitute for the Compensation Committee’s informed and thorough deliberation and the application of its reasoned business judgment as it would not allow the Compensation Committee to assess the quality of the performance results and could result in negative unintended consequences. For example, a formulaic bonus plan tied to revenue growth (a common metric used in formulaic bonus plans) could create an incentive for management to relax underwriting or investment standards to increase revenue and reported profit on a short-term basis, thereby driving higher short-term bonuses, but creating excessive risk for shareholders over the longer term. This is of particular concern in the property and casualty insurance industry due to the fact that the “cost of goods sold” (that is, the amount of insured losses) is not known at the time of sale and develops over time — in some cases over many years.

2022 Proxy Statement | The Travelers Companies, Inc.	43

EXECUTIVE COMPENSATION
2021 Financial Metrics,
Including Core Return on Equity Target
In evaluating the foregoing factors, the Compensation Committee reviewed management’s progress in meeting a broad range of financial and operational metrics included in the 2021 financial plan approved by the Board in December 2020. As discussed above, of the various financial metrics evaluated by the Compensation Committee, the Compensation Committee considered core return on equity to be the most important metric in its evaluation of the Company’s annual performance, and it reviewed other metrics in light of their contribution to the Company’s core return on equity goals. For the 2021 performance year, the Compensation Committee also considered the 31% increase in core income as compared to 2020.
Core Return on Equity Target
In February 2021, the Compensation Committee established specific targets for both: (1) core return on equity and (2) adjusted core return on equity, which excludes catastrophes and prior year reserve development, if any, related to asbestos and environmental coverages. In particular, the 2021 financial plan targeted: (1) a core return on equity of 10.8% and (2) an adjusted core return on equity of 15.7%.
One of management’s important responsibilities is to produce an appropriate return on equity for our shareholders and to develop and execute financial and operational plans consistent with our financial goal of achieving a mid-teens core return on equity over time. We emphasize that the objective is measured over time because we recognize that interest rates, reserve development and weather, among other factors, impact our results from year to year, and that there are years — or longer periods — and environments in which a mid-teens return is not attainable and other years in which we expect we will achieve or exceed a mid-teens return. For example, we established the mid-teens goal when the ten-year Treasury was yielding approximately 5%, and in that environment a mid-teens return on equity was industry-leading, whereas ten-year Treasury rates have remained extremely low for over a decade, fell below 1% for the first time ever in 2020 and remained below 1.75% throughout 2021. Our ability to achieve a mid-teens return over time going forward will depend on interest rates returning to more normal levels by historical standards. In any event, the Company aspires to generate a core return on equity that is industry leading.
The targeted returns for 2021 reflected interest rates at historically low levels and assumed that catastrophes would be consistent with normalized levels reflecting long-term historical experience. In addition, in evaluating the appropriateness of the targets set for core return on equity, the Compensation Committee considers our return on equity relative to the Compensation Comparison Group, the U.S. property and casualty insurance industry generally and our estimated cost of equity. This relationship to industry returns, over time, is described in the chart on page 34. As a result, when the Board approved our 2021 financial plan, both management and the Board believed the plan to be reasonably difficult to achieve.
Notably, the Company’s financial plan—and thus its targets—did not budget for any prior year reserve development, positive or negative. The Company’s actuarial estimates always reflect management’s best estimates of ultimate loss as of the relevant date. As a result, when developing financial plans, the Company does not budget for, or target, prior year reserve development. Adjustments to actual adjusted core return on equity for prior year reserve development related to asbestos and environmental coverages are made because, to a significant degree, those items relate to policies that were written decades ago and, particularly in the case of asbestos, arise to a significant extent as a result of court decisions and other trends that have attempted to expand insurance coverage far beyond what we believe to be the intent of the original parties. Accordingly, their financial impact is largely beyond the control of current management.

For 2021, our core return on equity and adjusted core return on equity compared to our targets were as follows:

CORE RETURN ON EQUITY	ADJUSTED CORE RETURN ON EQUITY(2)

(1)The 2021 target does not include any prior year reserve development, either positive or negative.
(2)Excludes catastrophes and prior year reserve development related to asbestos and environmental coverages.
When evaluating these results, the Compensation Committee considered these results relative to the U.S. property and casualty insurance industry as a whole. In particular, the Company’s 2021 return on equity of 12.7% exceeded the average return on equity for the domestic property and casualty industry in 2021 of approximately 4.6%, as estimated by Conning.

44	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
Other Financial Metrics
In determining annual cash bonuses to be paid to the named executive officers, the Compensation Committee evaluates the Company’s performance with respect to not only core return on equity, but also a broad range of other financial metrics including, among other things, core income and core income per diluted share and other metrics that contribute to those amounts, such as written and earned premiums, investment income and expense management. In 2021, other than with respect to the increase in core income, none of these other financial metrics was individually material to 2021 compensation decisions.
The relevant targets for these other financial metrics were included in the 2021 financial plan approved by the Board at the end of 2020. The following charts show actual 2021 core income, core income per diluted share and adjusted core income (excluding prior year reserve development related to asbestos and environmental (“A&E”) and catastrophes) compared to the 2020 results and the corresponding metrics contained in the Company’s 2021 financial plan. As demonstrated by the charts below, for 2021, each of core income, core income per diluted share and core income before A&E and catastrophes was higher compared to 2020 and exceeded the respective goal in the Company’s financial plan.

CORE INCOME	CORE INCOME PER DILUTED SHARE	CORE INCOME BEFORE A&E AND CATASTROPHES

(1)The 2021 target for each of core income, core income per diluted share and core income before A&E and catastrophes does not include any prior year reserve development, either positive or negative.
Amount of 2021 Annual Cash Bonuses
At its February 2022 meeting, in light of the quantitative and qualitative factors described above and the substantial contributions made by the named executive officers in achieving our exceptionally strong 2021 operating and financial results in the face of a challenging environment, including the second year of a global pandemic, a historically high level of catastrophe losses and the continued low interest rate environment, and to recognize that all of the named executive officers individually performed at superior levels, the Compensation Committee determined in its judgment to set the amounts of the named executive officers’ 2021 cash bonuses at the levels described below:

	Annual cash bonus	Change in annual cash bonus compared to 2020
Mr. Schnitzer	$6.5 million	Increased by approximately 5%.
Mr. Frey	$2.3 million	Average annual cash bonus increased approximately 9% year-over-year.
Mr. Kess	$3.0 million
Mr. Toczydlowski	$2.725 million	Average annual cash bonus increased approximately 17% year-over-year to reflect the factors discussed above and to position their total direct compensation at levels more comparable to those of similarly situated executives of the companies in our Compensation Comparison Group.
Mr. Klein	$2.5 million

2022 Proxy Statement | The Travelers Companies, Inc.	45

EXECUTIVE COMPENSATION
Long-Term Stock Incentives
The Compensation Committee believes that the interests of executives and shareholders should be closely aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based long-term incentive awards.

Metrics
In determining the size of the total long-term incentive opportunity, the Compensation Committee considers a number of factors, including the factors applied with regard to the determination of the annual cash bonus award. Once the performance share award has been granted, the number of shares that a named executive officer will receive upon vesting, if any, depends on the Company’s attainment of specific financial targets related to core return on equity. These targets, which are described on page 48, are specified at the time the awards are granted and, unlike the practice of most companies, disclosed in advance to shareholders to enable a full evaluation of the rigor of our performance goals and how the performance schedule compares to our cost of equity. The value provided by the stock options is determined solely on the appreciation of the stock price subsequent to the time of the award.

Link to Strategy
Long-term stock-based incentives ensure that our executive officers have a continuing stake in our long-term success and manage the business with a long-term, risk-adjusted perspective. In addition, senior executives are encouraged to focus on executing the Company’s ambitious innovation agenda to position the Company for continued success.

Guidelines for the Allocation of Annual Equity Grants
The Compensation Committee, with advice from its independent compensation consultant, has developed guidelines for the allocation of annual grants of equity compensation between performance shares and stock options. Under the guidelines, the mix of long-term incentives, for the named executive officers, based on the grant date fair value of the awards, is approximately:

These allocations are intended to result in a mix of annual long-term incentives that is sufficiently performance-based and will result in:
•a large component of total compensation being tied to the achievement of specific, multi-year operating performance objectives and changes in shareholder value (performance shares); and
•an appropriate portion being tied solely to changes in shareholder value (stock options).

The mix of annual long-term incentive compensation reflects the Compensation Committee’s judgment as to the appropriate balance of these incentives to achieve its objectives. While the aggregate grant date fair values of equity awards granted to the named executive officers consider both individual and Company performance, the mix of equity incentives awarded annually is fixed and generally does not vary from year-to-year. For a description of the equity awards granted in fiscal year 2021, refer to “—Grants of Plan-Based Awards in 2021” on page 58.

46	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
Annual Equity Grants
At its February 2022 meeting, the Compensation Committee determined to grant the named executive officers stock-based long-term incentive awards as described in the chart below. In making that determination, the Compensation Committee recognized that all of the named executive officers individually performed at superior levels and contributed substantially to our exceptionally strong 2021 operating and financial results in the face of a challenging environment, including the second year of a global pandemic, a historically high level of catastrophe losses and the continued low interest rate environment.

	Stock-based long-term incentive award grant date fair value	Change in grant date fair value compared to awards granted in 2021
Mr. Schnitzer	$12.9 million	Increased by $1.4 million (12% higher).
Messrs. Frey and Kess	3.0 times base salary	Consistent with prior year.
Messrs. Toczydlowski and Klein	4.0 times base salary	Increased from 3.0 times base salary to approximately 4.0 times base salary to position their total direct compensation at levels more comparable to those of similarly situated executives of the companies in our Compensation Comparison Group.
These equity awards approved for the named executive officers at the February 2022 meeting, will be reflected in the “Summary Compensation Table” in our Proxy Statement for our 2023 annual meeting.
At its February 2021 meeting, the Compensation Committee granted the following stock-based long-term incentive awards:

	Stock-based long-term incentive award grant date fair value	Change in grant date fair value compared to awards granted in 2020
Mr. Schnitzer	$11.5 million	Increased by $750,000 in consideration of the Company’s strong financial results and Mr. Schnitzer’s strong leadership in navigating the Company through the operating and economic conditions faced by the industry during the first year of the pandemic.
Messrs. Frey and Kess	3.0 times base salary	Consistent with prior year.
Messrs. Toczydlowski and Klein	3.0 times base salary	Increased from 2.5 times base salary to 3.0 times base salary to reflect their time in their respective roles and superior performance, and to raise their multiple of base salary to be consistent with the multiple of base salary for Messrs. Frey and Kess.
These equity awards, approved at the February 2021 meeting, are reflected in the Summary Compensation Table on page 57.
The ultimate value of stock-based long-term incentive awards at the time of vesting or, in the case of stock options, exercise, may be greater than or less than the grant date fair value, depending upon our operating performance and changes in the value of our stock price. The grant date fair values of long-term incentive awards are computed in accordance with the accounting standards described in footnote (1) to the “Summary Compensation Table” on page 57.
Consistent with our historical practice, 60% of the stock-based long-term incentive awards were granted in the form of performance shares and 40% of the stock-based long-term incentive awards were granted in the form of stock options in each of 2022 and 2021.
Performance Shares
Under our program for granting performance shares, we may grant performance shares to certain of our employees who hold positions of vice president (or its equivalent) or above, including the named executive officers. These awards provide the recipient with the right to receive a variable number of shares of our common stock based upon our attainment of specified performance goals. The performance goals for performance share awards granted in 2022 and 2021 are based upon our attaining various adjusted returns on equity over three-year performance periods commencing January 1, 2022, and ending December 31, 2024, and commencing January 1, 2021, and ending December 31, 2023, respectively (in each case, “Performance Period Return on Equity”).
Performance Period Return on Equity represents the average of the “Adjusted Return on Equity” for each of the three calendar years in the performance period. The “Adjusted Return on Equity” for each calendar year is determined by dividing “Adjusted Operating Income” by “Adjusted Shareholders’ Equity” for the year, each as defined in the Performance Share Awards Program and described below.
“Adjusted Core Income”, as defined in the performance share awards granted in 2021 and 2022, excludes the after-tax effects of:
•specified losses from officially designated catastrophes;
•asbestos and environmental reserve charges or releases;
•net realized investment gains or losses in the fixed maturities and real estate portfolios;
•items that are unusual or infrequently occurring (or both); and
•the cumulative effect of accounting changes and federal income tax rate changes, charges for amortization of goodwill to the extent goodwill is amortized and exit or disposal costs, each as defined by GAAP and each as disclosed in our financial statements (including

2022 Proxy Statement | The Travelers Companies, Inc.	47

EXECUTIVE COMPENSATION
accompanying footnotes and management’s discussion and analysis);
and is then reduced by the after-tax dollar amount for expected “normal” catastrophe losses. In the first year of the performance period, such expected “normal” catastrophe losses are represented by a fixed amount set forth in the terms of the performance shares ($1.24 billion for 2021). In the two subsequent years of the performance period, such fixed amount for catastrophes is adjusted up or down by formula to reflect any increases or decreases, as the case may be, in written premiums in specified catastrophe-exposed commercial and personal lines.
“Adjusted Core Income” is also reduced by an amount reflecting the historical level of credit losses (on an after-tax basis) associated with our fixed-income investments. The Compensation Committee believes this reduction of Adjusted Core Income is appropriate because credit losses in our fixed-income portfolio are part of reported net income but not core income and thus, absent making this reduction, would not be reflected in Adjusted Core Income. Specifically, for performance share awards granted in February 2022 and February 2021, the annual reduction is determined by multiplying a fixed factor (expressed as 2.25 basis points) by the amortized cost of the fixed maturity investment portfolio at the beginning of each quarter during the relevant year in the performance period and adding such amounts (on an after-tax basis) for each year in the performance period.
“Adjusted Shareholders’ Equity” for each year in the performance period is defined in the Performance Share Awards Program as the sum of our total common shareholders’ equity, as reported on our balance sheet as of the beginning and end of the year (excluding net unrealized appreciation or depreciation of investments and adjusted as set forth in the immediately following sentence), divided by two. In calculating Adjusted Shareholders’ Equity, our total common shareholders’ equity as of the beginning and end of the year is adjusted to remove the cumulative after-tax impact of the following items during the performance period: (1) discontinued operations and (2) the adjustments and reductions made in calculating Adjusted Core Income.
The Compensation Committee selected Performance Period Return on Equity as the performance measure in the Performance Share Plan because the Compensation Committee believes it is the best measure of return to shareholders and efficient use of capital over a multi-year period, as described further above under “—Pay-for-Performance Philosophy” and “Objectives of Our Executive Compensation Program”.
The Compensation Committee seeks to establish the Performance Period Return on Equity standards such that 100% vesting requires a level of performance over the performance period that is expected to be in the top tier of the industry.
In considering what would constitute such top tier performance over a future three-year period, the Compensation Committee considered:
•Recent and historical trends in return on equity for the domestic property and casualty insurance industry, including industry peers included in the Company’s Compensation Comparison Group;
•Recent and historical trends in core return on equity for the Company;
•Current and expected underwriting and investment market conditions;
•The Company’s business plan and the Company’s cost of equity;
•That performance is measured over a three-year period and the plan and related award agreements do not provide for adjustments to be made during the performance period (other than in the case of specifically enumerated events, such as changes in corporate income tax rates and accounting changes). Accordingly, there is uncertainty, particularly in the second and third years of the performance period, and what actually constitutes top-tier performance during the performance period may differ from expectations due to factors that impact the Company’s performance objectives and are both difficult to forecast in advance and are outside of the control of management. These factors include, among others, changes in the level of economic activity, interest rates and the competitive environment for pricing;
•That our financial goal of achieving a mid-teens core return on equity over time will depend on interest rates returning to more normal levels by historical standards and that the ongoing objective of achieving an industry-leading core return on equity over any period, and in particular a short- or medium-term period such as three years, would, in its view, be reasonably difficult to achieve; and
•That the Company’s actuarial estimates reflect management’s best estimates of ultimate loss as of the relevant date and, accordingly, the Company’s financial plans do not include any prior year reserve development, positive or negative.
Accordingly, while the Compensation Committee does not implement a formulaic calculation based on relative performance, which it believes could result in over or under compensation, it does set the Performance Period Return on Equity standards after considering the level of historical and expected performance that would constitute superior returns relative to other companies in the industry, including industry peers included in our Compensation Comparison Group.

48	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
For performance shares granted in 2022 and 2021, the number of shares that vest, if any, is contingent upon our attaining Performance Period Return on Equity as indicated on the following chart. Performance falling between any of the identified points in the applicable chart below will result in an interpolated vesting percentage (for example, a Performance Period Return on Equity of 9% will yield a vesting of 83.3% for the performance shares granted in 2021 and 2022).
PERFORMANCE PERIOD RETURN ON EQUITY STANDARDS

		Performance Period Return on Equity for Performance Shares
	Vesting Percentage	Granted in 2020	Granted in 2021 and 2022
Threshold	0%	<8.0%	<8.0%
	50%	8.0%	8.0%
	75%	8.5%	8.5%
	100%	10.0%	10.0%
	110%	13.5%	10.5%
	120%	14.5%	11.0%
	130%	15.0%	11.5%
	140%	15.5%	12.0%
	150%	≥ 16.0%	12.5%
	160%	—	13.0%
	180%	—	14.5%
Maximum	200%	—	16.0%
In setting the Performance Period Return on Equity of 10.0% that is required for 100% vesting for both the performance shares granted in 2021 and the performance shares granted in 2022, the Compensation Committee considered that, in each case, a Performance Period Return on Equity of 10% would meaningfully exceed the average return on equity for the domestic property and casualty insurance industry of 6.7% for 2020, and 4.6% for 2021, respectively. In addition, the Compensation Committee considered that a Performance Period Return on Equity of 10.0% would exceed our cost of equity and meaningfully exceed the actual average return on equity for the domestic property and casualty industry for the immediately preceding ten years. See the chart on page 34 which shows the historical returns on equity for the Company and the domestic property and casualty insurance industry.
Because the performance shares are a long-term incentive intended to align a significant portion of our executives’ compensation with return on equity objectives over time, the Compensation Committee generally seeks to maintain consistency in the Performance Period Return on Equity standards from year-to-year. However, the Compensation Committee does from time to time make adjustments if it determines that there have been significant changes in the returns that it expects will constitute top tier performance.
In setting the Performance Period Return on Equity levels for the performance shares granted in February 2022, the Compensation Committee decided not to make any changes to the Performance Period Return on Equity standards as compared to the levels for the performance shares granted in 2021.
In setting the Performance Period Return on Equity levels for the performance shares granted in February 2021, the Compensation Committee decided not to make any changes to the Performance Period Return on Equity levels for 100% or less vesting as compared to the levels for the performance shares granted in February 2020. However, based in part on the advice of its independent compensation consultant, the Compensation Committee recalibrated the levels of Performance Period Return on Equity required for greater than 100% vesting in order to more appropriately balance potential payouts and performance relative to the Compensation Comparison Group. In making these decisions with respect to the performance shares granted in February 2021, the Compensation Committee considered that:
•the Company’s return on equity was slightly above the 60th percentile over the past six performance share cycles prior to the 2021 performance share grant, yet it had the lowest average payout for performance share awards over the same six performance cycles, in each case, as compared to the property and casualty companies included in the Compensation Comparison Group; and
•under the prior performance vesting grid, the Company’s maximum vesting percentage of 150% was substantially below (1) the average maximum vesting percentage for our Compensation Comparison Group of 176% and (2) the median maximum vesting percentage for our Compensation Comparison Group of 200%.
To support our recruitment and retention objectives and to encourage a long-term focus on our operations, the performance shares vest subject to both the satisfaction of the requisite performance goals and the participant meeting specified service period criteria. The program provides for accelerated vesting and/or waiver of service requirements in the event of death, disability or a qualifying “retirement”, as defined in the awards. The performance shares granted in 2020 vest pro-rata upon a qualified retirement and the performance shares granted in 2021 and 2022 continue to fully vest according to the original vesting schedule upon a qualified retirement. Beginning with the performance shares granted in 2021, the Compensation Committee modified the retirement treatment for the performance shares to be more consistent with the retirement treatment of awards granted by more than 90% of the peer companies in the Company’s Compensation Comparison Group, based in part on the advice of the Compensation Committee’s independent compensation consultant. Beginning with the performance shares granted in 2022, the Compensation Committee modified the treatment for death and disability under the performance shares to continue to fully vest according to the original vesting schedule upon death or disability consistent with the retirement treatment under the awards.
In the event of a participant’s voluntary termination for “good reason” or involuntary termination without “cause” within 24 months following a change in control of the Company, the service vesting requirements with respect to the performance share grants will be waived.
Further, under his employment agreement, Mr. Schnitzer is entitled to conversion of all of his performance shares into time-vesting awards upon a change in control and he is entitled to accelerated vesting of all of his equity awards if his

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EXECUTIVE COMPENSATION
equity awards are not assumed by the surviving entity following a change in control or in the event of a voluntary termination for “good reason” or an involuntary termination without “cause” (each as defined in his employment letter) within 24 months following a change in control of the Company. These provisions are included to minimize the potential influence of the treatment of these equity awards in connection with a change in control on Mr. Schnitzer’s and our other executives’ decision-making processes and to conform the terms of our program more closely to compensation practices among our peers. The Compensation Committee believes that these provisions will enhance Mr. Schnitzer’s and our other executives’ independence and objectivity when considering a potential transaction. These provisions are described in more detail under “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer’s Employment Letter”.
New performance share cycles commence annually and overlap one another, helping to foster retention and reduce the impact of the volatility in compensation associated with changes in our annual return on equity performance. Dividend equivalent shares are paid only when and if performance shares vest, and are paid, in shares, at the same vesting percentage as the underlying performance shares.
Payment of Performance Shares Granted for the 2019-2021 Period
In February 2022, the Compensation Committee reviewed and subsequently certified the results for the performance shares granted to the named executive officers in 2019. Payout of shares under these performance share awards was subject to attaining specified adjusted returns on equity over the three-year performance period commencing on January 1, 2019, and ending on December 31, 2021. The adjusted return on equity for such performance period was 13.0%, which resulted in the vesting of the performance shares at 108.6%.
No discretionary adjustments were made by the Committee to modify the performance share payouts due to factors related to the pandemic.
Stock Options
All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant. Our annual award of stock options generally vests 100% three years after the date of grant and has a maximum expiration date of ten years from the date of grant. The named executive officers are entitled to accelerated vesting of their stock options following a qualified retirement, death or disability or in the event of a voluntary termination for “good reason” or involuntary termination without “cause” within 24 months following a change in control of the Company. For a description of other vesting events see “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control”.
Other Compensation
Pension Plans
We provide retirement benefits as part of a competitive pay package to retain employees. Specifically, we currently offer U.S. employees a tax-qualified defined benefit plan with a cash-balance formula, with some grandfathered participants accruing benefits under a final average pay formula. Also, a number of employees and executives participate or have accrued benefits in other pension plans which are frozen as to new participants and/or new accruals. Under the cash-balance formula, each enrolled employee has a hypothetical account balance, which grows with interest and pay credits each year.
In addition, we sponsor a non-qualified excess benefit retirement plan that covers U.S. employees whose tax-qualified plan benefit is limited by the Internal Revenue Code with respect to the amount of compensation that can be taken into account under a tax-qualified plan. The non-qualified plan makes up for the benefits that cannot be provided by the qualified plan as a result of those Internal Revenue Code limits by using the same cash-balance pension formula that applies under the qualified plan. The purpose of this plan is to ensure that employees who receive retirement benefits only through the qualified cash-balance plan and employees whose qualified plan benefit is limited by the Internal Revenue Code are treated substantially the same. The details of the existing plans are described more fully under “—Post-Employment Compensation—Pension Benefits for 2021” on page 61.
Deferred Compensation
In the United States, we offer a tax-qualified 401(k) plan to employees and a non-qualified deferred compensation plan to employees who hold positions of vice president or above. Both plans are available to the named executive officers.
The non-qualified deferred compensation plan allows an eligible employee to defer receipt of a portion of his or her salary and/or annual bonus until a future date or dates elected by the employee. This plan provides an additional vehicle for employees to save for retirement on a tax-deferred basis. The deferred compensation plan is not funded by us and does not provide preferential rates of return. Participants have only an unsecured contractual commitment by us to pay amounts owed under that plan.
For further details, see “—Post-Employment Compensation—Non-Qualified Deferred Compensation for 2021” on page 63.
Other Benefits
We also provide other benefits described below to our named executive officers, which are not tied to any performance criteria. Rather, these benefits are intended to support objectives related to the attraction and retention of highly skilled executives and to ensure that they remain appropriately focused on their job responsibilities without unnecessary distraction.
Personal Security
We have established a security policy in response to a study prepared by an outside consultant that analyzed security risks to our Chief Executive Officer based on a number of factors, including travel patterns and past security threats. This security policy is periodically reviewed by an outside security consultant. In accordance with the security policy, a Company car and driver or other ground transportation arrangements are provided to our Chief Executive Officer for business and personal travel. These ground transportation services provide the necessary security for, and maintain the health and safety of, our Chief Executive Officer and enable him to conduct business on behalf of the Company while in transit. The methodologies we use to value the personal use of a Company car and driver and other ground transportation arrangements as a perquisite are described in footnote (5) to

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the “Summary Compensation Table”. In 2021, the aggregate incremental cost for personal use of a Company car and driver and other ground transportation provided pursuant to our security policy for our Chief Executive Officer was $30,275.
Pursuant to the security policy, our Chief Executive Officer uses our aircraft for business and personal air travel. Use of our Company aircraft provides the necessary security for, and maintains the health and safety of, our Chief Executive Officer and enables him to be immediately available to respond to business priorities from any location and to use his travel time productively for the Company’s benefit. Our Chief Executive Officer reimburses the Company for personal travel on our aircraft in an amount equal to the incremental cost to the Company associated with such personal travel, provided that the amount does not exceed the maximum amount legally payable under FAA regulations, in which case our Chief Executive Officer reimburses such maximum amount.
In addition, under the security policy described above, we provide our Chief Executive Officer with additional home security enhancements and other protections. The methodology we use to value the incremental costs of providing additional home security enhancements and other protections to our Chief Executive Officer is the actual cost to us of home security and other equipment or other personal security protection and any other incremental related expenses. In 2021, the aggregate incremental cost of security for our Chief Executive Officer was $14,824 as shown in footnote (5) to the “Summary Compensation Table”.
Our Chief Executive Officer is responsible for all taxes due on any income imputed to him in connection with his personal use of Company-provided transportation and other security related protections.
Other Transportation on Company Aircraft
We also on occasion provide transportation on Company aircraft for spouses or others, although under SEC rules, such spousal or other travel may not always be considered to be directly and integrally related to our business. Consistent with past practice, we only reimburse the named executive officers for any tax liabilities incurred with respect to travel by spouses or others if such travel is considered directly and integrally related to business.
Health Benefits; Treatment of Higher Paid and Lower Paid Employees
We subsidize health benefits more heavily for lower paid employees as compared to higher paid employees, such as the named executive officers. Accordingly, our higher paid employees pay a significantly higher percentage of the cost of their health benefits than our lower paid employees.
Financial and Tax Planning
We offer financial and tax planning services to our named executive officers.

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Additional Compensation Information

Compensation Comparison Group

Our Compensation Comparison Group includes:

Key competitors in the property and casualty insurance industry —	General financial services and life and health insurance companies of relatively similar size and complexity —

•American International Group, Inc. •Allstate Corporation •Chubb Ltd. •Hartford Financial Services Group •Progressive Corporation	•Aflac •American Express •Bank of New York Mellon •Humana	•Lincoln National •Marsh & McLennan •MetLife Inc. •Prudential Financial Inc.

We regard these companies as potential competition for executive talent.

As of December 31, 2021, the Company’s net income and revenue were at approximately the 46th percentile and the 38th percentile of the Compensation Comparison Group, respectively, and its market cap was at 81% of the median of the Compensation Comparison Group. The Compensation Committee reviews the composition of our peer group annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons. The Compensation Committee did not make any changes to our Compensation Comparison group in 2021 as a result of this review.
Non-Competition Agreements
All members of our Management Committee, including the named executive officers, have signed non-competition agreements. The agreements provide that, upon an executive’s termination of employment, we may elect to, and in the event of Mr. Schnitzer’s voluntary termination for “good reason” or involuntary termination without “cause” within the 24-month period following a change in control, we have elected to, impose a six-month non-competition obligation upon the executive that would preclude the executive, subject to limited exceptions, from (1) performing services for or having any ownership interest in any entity or business unit that is primarily engaged in the property and casualty insurance business or (2) otherwise engaging in the property and casualty insurance business. This restriction will apply in the United States and any other country where we are physically present and engaged in the property and casualty insurance business as of the executive’s termination date.
If we elect to enforce the non-competition terms, and the executive complies with all of the obligations under the agreement, then the executive will be entitled to:
•receive a lump sum payment at the end of the six-month restricted period equal to the sum of (1) six-months’ base salary plus (2) 50% of the executive’s average annual bonus for the prior two years plus (3) 50% of the aggregate grant date fair value of the executive’s average annual equity awards for the prior two years; and
•reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive’s termination date during the six-month non-competition period or payment of an equivalent amount, payable at the end of the six-month restricted period.
Timing and Pricing of Equity Grants
The Compensation Committee typically makes annual awards of equity at its meeting held in early February, which is set in advance as part of the Board’s annual calendar of scheduled meetings. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates in order to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join us.
Under our Governance Guidelines, the Compensation Committee may make off-cycle equity grants only on previously determined dates in each calendar month, which will be either (1) the date of a regularly scheduled Board or Compensation Committee meeting, (2) the next succeeding 15th day of the calendar month (or if the 15th is not a business day, the business day immediately preceding the 15th) or (3) in the case of grants in connection with new hires and/or promotions, on, or within 15 days of, the first day of employment or other personnel change. The grant date of equity grants to executives is the date of Compensation Committee approval. As discussed above, the exercise price of stock option grants is the closing market price of our common stock on the date of grant.
As discussed under “Governance of Your Company—Committees of the Board and Meetings—Compensation Committee” on page 13, the Compensation Committee has delegated to the Chief Executive Officer, subject to the prior written consent of our Executive Vice President and General Counsel, the authority to make limited “off-cycle” grants to employees who are not Committee Approved Officers on the grant dates established by our Governance Guidelines. For these grants, as discussed above, the grant date is the date of such approval, and the exercise price of all stock options is

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the closing market price of our common stock on the date of grant.
Under the 2014 Stock Incentive Plan, stock options cannot be “repriced” unless such repricing is approved by our shareholders. See “Governance of Your Company—Dating and Pricing of Equity Grants” on page 21.
We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.
Severance and Change in Control Agreements
All of our current senior executives, other than Mr. Schnitzer, are covered by our severance plan. Mr. Schnitzer’s letter agreement, discussed at greater length below under “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements” on page 67, contains severance benefits that are triggered under some circumstances, including some circumstances related to a change in control of the Company.
Each of our named executive officers, other than Mr. Schnitzer, has entered into an agreement with us pursuant to which the named executive officer is granted enhanced severance benefits in exchange for agreeing to non-solicitation and non-disclosure provisions. Under the terms of such agreements, these named executive officers are eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than “cause” or if they are asked to take a substantial demotion. The terms of these agreements are described more fully under “—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements” on page 67.
In addition, based on the advice of the Compensation Committee’s independent compensation consultant and consistent with market practice, the equity awards made in February 2022 and 2021, including those made to the named executive officers, provide for waiver of service vesting conditions in the event of a voluntary termination for “good reason” or an involuntary termination without “cause” within 24 months of a change in control.
The Compensation Committee believes that these severance agreements and, in some circumstances, change in control arrangements are necessary to attract and retain the talent necessary for our long-term success. The Compensation Committee also believes that these severance and change in control programs allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of an involuntary termination without cause or a constructive discharge or following a change of control, as applicable. For these reasons, and based on advice of the Compensation Committee’s independent compensation consultant, the Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed to by members of our Compensation Comparison Group and their executive officers.
None of the severance and change in control agreements with the named executive officers include excise tax gross-up protections.
Stock Ownership Guidelines, Anti-Hedging and Pledging Policies, and Other Trading Restrictions
We maintain an executive stock ownership policy under which executives are expected to accumulate and retain specified levels of ownership of our equity securities until termination of employment, so as to further align the interests of management and shareholders. The Compensation Committee developed this policy based in part on an analysis of policies instituted at our peer competitors. Under the policy, executives have target ownership levels as follows:

Rank	Target Stock Ownership Level
CEO	The lesser of 150,000 shares or the equivalent value of 500% of base salary
Vice chairmen and executive vice presidents	The lesser of 30,000 shares or the equivalent value of 300% of base salary
Senior vice presidents	The lesser of 5,000 shares or the equivalent value of 100% of base salary
The stock ownership levels of all persons subject to this policy are calculated on a quarterly basis. In determining an executive’s share ownership level, the following are included:
•100% of shares held directly by the executive;
•100% of shares held indirectly through our 401(k) Savings Plan or deferred compensation plan;
•50% of unvested performance shares (assuming the target number of performance shares will vest); and
•a number of shares with a market value equal to 50% of any unrealized appreciation in stock options, whether vested or unvested.
As of December 31, 2021, each of our named executive officers was in compliance with our stock ownership policy.

The policy provides that executives who have not achieved these levels of stock ownership are expected to retain the shares acquired upon exercising stock options or upon the vesting of restricted stock, restricted stock units or performance shares (other than shares used to pay the exercise price of options and withholding taxes) until the requirements are met.

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EXECUTIVE COMPENSATION
We have a securities trading policy that sets forth guidelines and restrictions applicable to employees’ and directors’ transactions involving our stock. Among other things, this policy prohibits our employees and directors from engaging in short-term or speculative transactions involving our stock, including purchasing our stock on margin, short sales of our stock (that is, selling stock that is not owned and borrowing shares to make delivery), buying or selling puts, calls or other derivatives related to our stock and arbitrage trading or day trading of our stock. Directors and executive officers are not allowed to pledge Company stock without the consent of the Company, and no shares beneficially owned by them are pledged.
Recapture/Forfeiture Provisions
Our Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or stock-based incentive compensation awarded after February 1, 2010 to members of our Management Committee or other officers who are subject to Section 16 of the Exchange Act when the Compensation Committee has determined that all of the following factors are present:
•the award and/or payout of an award was predicated upon the achievement of financial results that were subsequently the subject of a restatement;
•the employee engaged in fraud or willful misconduct that was a significant contributing factor in causing the restatement; and
•a lower award and/or payout of an award would have been made to the employee based upon the restated financial results.
Incentive compensation is granted subject to the policy that, in each such instance described above, the Company will, to the extent permitted by applicable law and subject to the discretion and approval of the Compensation Committee, taking into account such facts and circumstances as it deems appropriate, including the costs and benefits of doing so, seek to recover the employee’s cash bonus and/or stock-based incentive compensation paid or issued to the employee in excess of the amount that would have been paid or issued based on the restated financial results. If the Compensation Committee determines, however, that, after recovery of an excess amount from an employee, the employee is nonetheless unjustly enriched, it may seek recovery of more than such excess amount up to the entire amount of the bonus or other incentive compensation.
In addition, under the terms of our executive equity award agreements, in the event that the employment of an executive, including the named executive officers, is terminated for gross misconduct or for cause, as determined by the Compensation Committee, all outstanding vested and unvested awards are cancelled upon his or her termination.
Further, in connection with equity awards, the named executive officers and other recipients of equity awards are parties to an agreement that provides for the forfeiture of unexercised or unvested awards and the recapture by us of any compensatory value, including any amount included as compensation in his or her taxable income, that the former executive received or realized by way of payment, exercise or vesting during the period beginning 12 months prior to the date of termination of employment with us, and ending 12 months after the date of the termination of employment with us, if during the 12-month period following his or her termination, the executive:
•fails to keep all confidential information strictly confidential;
•uses confidential information to solicit or encourage any person or entity that is a client, customer, policyholder, vendor, consultant or agent of ours to discontinue business with us after accepting a position with a direct competitor;
•is directly and personally involved in the negotiation or solicitation of the transfer of business away from us; or
•solicits, hires or otherwise attempts to affect the employment of any person employed by us at any time during the last three months of the executive’s employment or thereafter, without our consent.

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Shareholder Engagement
Management has had numerous conversations with investors about compensation and governance practices, and management has reported on those conversations to the Compensation Committee. Specifically, as described in “Shareholder Engagement” on page 22 of this Proxy Statement, during 2021, management contacted our largest shareholders and received feedback from beneficial owners of shares aggregating more than 40% of our outstanding shares. After considering our conversations with investors, in which shareholders were generally supportive of our compensation programs, as well as conversations with proxy advisory firms and the results of the shareholder advisory vote on executive compensation in 2021, where approximately 94% of the shares voting “FOR” or “AGAINST” at the meeting voted in favor of the compensation paid to our named executive officers, the Compensation Committee concluded that our executive compensation programs are performing as intended and, consistent with the advice of its independent compensation consultant, determined not to make changes to the core structure of our executive compensation programs.

OUTREACH During 2021, management contacted our largest shareholders.	►
TOPICS DISCUSSED
Key topics included our:
•Compensation programs
•Board composition
•Sustained value creation
•Comprehensive climate strategy
•Approach to human capital management and
•Diversity and inclusion
►
COMMUNICATION WITH THE BOARD
The Corporate Secretary — who participates in shareholder engagement — shares feedback with the Nominating and Governance Committee and the Compensation Committee, and this feedback is reported to the entire board by the Chairs of these committees.

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EXECUTIVE COMPENSATION

Total Direct Compensation for 2019-2021 (Supplemental Table)

The following table shows the base salary actually earned during each of the last three years as well as annual cash bonuses paid and equity awards granted to our named executive officers in February in respect of the immediately preceding performance year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards ($)	Total ($)	Increase from Prior Year (%)
Alan D. Schnitzer Chairman and Chief Executive Officer	2021	1,300,000	6,500,000	12,900,000	20,700,000	9
	2020	1,300,000	6,200,000	11,500,000	19,000,000	7
	2019	1,000,000	6,000,000	10,750,000	17,750,000	17
Daniel S. Frey Executive Vice President and Chief Financial Officer	2021	737,739	2,300,000	2,250,000	5,287,739	8
	2020	700,000	2,100,000	2,100,000	4,900,000	8
	2019	687,739	1,750,000	2,100,000	4,537,739	47
Avrohom J. Kess Vice Chairman and Chief Legal Officer	2021	900,000	3,000,000	2,700,000	6,600,000	4
	2020	900,000	2,755,000	2,700,000	6,355,000	1
	2019	887,739	2,675,000	2,700,000	6,262,739	4
Gregory C. Toczydlowski Executive Vice President and President, Business Insurance	2021	750,000	2,725,000	3,080,000	6,555,000	23
	2020	750,000	2,315,000	2,250,000	5,315,000	9
	2019	737,739	2,250,000	1,900,000	4,887,739	3
Michael F. Klein Executive Vice President and President Personal Insurance	2021	700,000	2,500,000	2,900,000	6,100,000	23
	2020	700,000	2,165,000	2,100,000	4,965,000	n/a

The Purpose Behind This Supplemental Table
This Supplemental Table has been included to provide investors with additional compensation information for the last three performance years. As part of reaching its compensation decisions for a performance year, the Compensation Committee refers to this data. Accordingly, this supplemental information enables investors to better understand the actions of the Compensation Committee with respect to total direct compensation for a performance year. This Supplemental Table is not, however, intended to be a substitute for the information provided in the “Summary Compensation Table” on page 57, which has been prepared in accordance with the SEC’s disclosure rules.
The Differences Between this Supplemental Table and the Summary Compensation Table
The information contained in this Supplemental Table differs substantially from the total direct compensation information contained in the “Summary Compensation Table” for the relevant year because the stock awards and option awards columns for a particular year in the “Summary Compensation Table” report awards actually granted in that fiscal year (not equity awards granted in respect of that performance year). For example, for 2021, the “Summary Compensation Table” includes awards made in February 2021 in respect of the 2020 performance year but does not include awards made in February 2022 in respect of the 2021 performance year. On the other hand, the “2021” rows in the Supplemental Table presented above include stock-based grants made in February 2022 in respect of the 2021 performance year and not the stock-based grants made in February 2021 in respect of the 2020 performance year.
Compensation Committee Report
The Compensation Committee has discussed and reviewed the foregoing “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Company’s Board of Directors:

Clarence Otis Jr. (Chair)	Elizabeth E. Robinson
Janet M. Dolan	Philip T. Ruegger III
Thomas B. Leonardi	Rafael Santana

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Summary Compensation Table
The following table provides summary information concerning compensation paid or accrued by us to our Chairman and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at December 31, 2021. We refer to these individuals collectively as the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Alan D. Schnitzer Chairman and Chief Executive Officer	2021	1,300,000	—	6,900,051	4,598,852	6,500,000	471,951	82,843	19,853,697
	2020	1,300,000	—	6,450,017	4,300,009	6,200,000	701,662	38,582	18,990,270
	2019	1,000,000	—	5,399,999	3,600,004	6,000,000	676,671	102,135	16,778,809
Daniel S. Frey Executive Vice President and Chief Financial Officer	2021	737,739	—	1,260,008	839,801	2,300,000	183,704	7,000	5,328,252
	2020	700,000	—	1,260,040	840,004	2,100,000	215,402	7,000	5,122,446
	2019	687,739	—	974,993	649,994	1,750,000	160,906	6,939	4,230,571
Avrohom J. Kess Vice Chairman and Chief Legal Officer	2021	900,000	—	1,619,931	1,079,737	3,000,000	157,508	7,000	6,764,176
	2020	900,000	—	1,619,995	1,080,003	2,755,000	214,441	7,000	6,576,439
	2019	887,739	—	1,530,059	1,020,006	2,675,000	183,974	6,662	6,303,440
Gregory C. Toczydlowski Executive Vice President and President, Business Insurance	2021	750,000	—	1,350,059	899,785	2,725,000	176,949	23,860	5,925,653
	2020	750,000	—	1,140,055	760,004	2,315,000	457,448	23,860	5,446,367
	2019	737,739	—	1,049,944	700,004	2,250,000	509,846	10,088	5,257,621
Michael F. Klein Executive Vice President and President, Personal Insurance	2021	700,000	—	1,260,008	839,801	2,500,000	157,963	28,607	5,486,379
	2020	700,000	—	1,050,034	700,008	2,165,000	450,908	70,648	5,136,598
(1)The dollar amounts represent the aggregate grant date fair value of stock awards granted during each of the years presented. The grant date fair value of a stock award is measured in accordance with the guidance in FASB ASC Topic 718 using the assumptions discussed in Note 14 to our financial statements for the fiscal year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2022 (the “Form 10-K”), without taking into account estimated forfeitures. Stock awards during the years presented reflect performance shares. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with the guidance in FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded. Assuming the highest level of performance is achieved (which would result in the vesting of 150% of the performance shares granted in 2019 and 2020 and in the vesting of 200% of the performance shares granted in 2021), the aggregate grant date fair value of the performance shares reflected in the table above would be:

Name	2021	2020	2019
Alan D. Schnitzer	$13,800,102	$9,675,026	$8,099,999
Daniel S. Frey	$2,520,016	$1,890,060	$1,462,552
Avrohom J. Kess	$3,239,861	$2,430,059	$2,295,088
Gregory C. Toczydlowski	$2,700,117	$1,710,149	$1,574,979
Michael F. Klein	$2,520,016	$1,575,050	n/a
The dividend equivalents attributable to performance shares are deemed “reinvested” in additional performance shares and will only be distributed upon the vesting, if any, of the performance shares in accordance with the performance share award terms. In accordance with the SEC’s rules, dividend equivalents on performance shares, as well as cash dividends on restricted stock units, are not required to be reported because the values of such future dividends are factored into the grant date fair value of the awards. For a discussion of specific stock awards granted during 2021, see “Grants of Plan-Based Awards in 2021” below and the narrative discussion that follows.
(2)The dollar amounts represent the grant date fair value of stock option awards granted during each of the years presented. The grant date fair value of a stock option award is measured in accordance with the guidance in FASB ASC Topic 718 using the assumptions discussed in Note 14 to our financial statements for the fiscal year ended December 31, 2021 included in the Company’s Form 10-K, without taking into account estimated forfeitures. For a discussion of specific stock option awards granted during 2021, see “Grants of Plan-Based Awards in 2021” below and the narrative discussion that follows.
(3)Reflects annual cash incentive compensation paid in 2022 for performance year 2021, cash incentive compensation paid in 2021 for performance year 2020 and cash incentive compensation paid in 2020 for performance year 2019, respectively. For a discussion of the Company’s annual cash bonus determinations, see “Compensation Discussion and Analysis—Compensation Elements and Decisions—Annual Cash Bonus”.
(4)These amounts represent the aggregate change in actuarial present value of accumulated pension benefits for each of the years presented, using the same pension plan measurement date used for financial statement reporting purposes. We do not provide any of our executives with any above-market or preferential earnings on non-qualified deferred compensation. For additional information about pension benefits, see “Post-Employment Compensation—Pension Benefits for 2021” below.
(5)For 2021, “All Other Compensation” for Mr. Schnitzer includes $30,275 for personal use of a Company car and driver and other ground transportation arrangements, calculated as described below, $14,824 of personal security expenses, calculated at the actual cost to us, incurred on his behalf pursuant to the Company’s executive security program, and $16,860 for tax and financial planning services calculated at the actual cost to us.

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EXECUTIVE COMPENSATION
Pursuant to our security policy, in 2021, we provided a car and driver or other ground transportation arrangements to Mr. Schnitzer for business and personal travel. We calculated the incremental cost to us for the personal use of any Company car and driver (including commuting and business travel not considered directly and integrally related to the performance of the executive’s duties) based on the operating costs, such as fuel and maintenance, related to such travel. Compensation and benefits for the employee drivers are not included in the calculation of incremental cost because the employee drivers are members of our security staff and, consistent with our executive security policy, we would have otherwise incurred such cost for business purposes, whether or not the driver was available to Mr. Schnitzer for personal travel. The incremental cost of personal trips using other ground transportation arrangements, such as car services, are valued at the actual cost to us.
Mr. Schnitzer uses Company aircraft for business and personal air travel as required by our security policy. Mr. Schnitzer reimburses the Company for personal travel on Company aircraft in an amount equal to the incremental cost to the Company associated with such travel up to the maximum amount legally payable under FAA regulations. Incremental costs in excess of the amount legally payable under FAA regulations in the amount of $13,706 is included in “All Other Compensation” for 2021.
For 2021, “All Other Compensation” for Messrs. Toczydlowski and Klein includes the cost of tax and financial planning services, and the amount for Mr. Klein also includes costs under our executive physical program.
For more information about these perquisites, see “Compensation Discussion and Analysis—Other Compensation—Other Benefits”.
Grants of Plan-Based Awards in 2021
The following table provides information on stock awards and stock options granted in 2021 to each of our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target(1) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold (#)	Target (#)	Maximum (#)
Alan D. Schnitzer	2/2/2021		24,673	49,346	98,692			6,900,051
	2/2/2021					197,343	139.83	4,598,852
		n/a
Daniel S. Frey	2/2/2021		4,506	9,011	18,022			1,260,008
	2/2/2021					36,037	139.83	839,801
		n/a
Avrohom J. Kess	2/2/2021		5,793	11,585	23,170			1,619,931
	2/2/2021					46,333	139.83	1,079,737
		n/a
Gregory C. Toczydlowski	2/2/2021		4,828	9,655	19,310			1,350,059
	2/2/2021					38,611	139.83	899,785
		n/a
Michael F. Klein	2/2/2021		4,506	9,011	18,022			1,260,008
	2/2/2021					36,037	139.83	839,801
		n/a
(1)Our annual Senior Executive Performance Plan does not include thresholds, targets or maximums that are determinable at the beginning of the performance year. For additional information regarding annual cash bonuses, see “Compensation Discussion and Analysis—Compensation Elements and Decisions—Annual Cash Bonus” above. The actual cash bonuses paid to our named executive officers are disclosed in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)Represents performance shares granted as part of the annual long-term equity grant with respect to performance year 2020. All performance shares were granted under the Company’s 2014 Stock Incentive Plan. Performance shares represent the right to earn shares of our common stock based on our attainment of specified performance goals, as described above under “Compensation Discussion and Analysis—Compensation Elements and Decisions—Long-Term Stock Incentives—Performance Shares”. As described in more detail in that section, for awards granted in 2021, if our return on equity (as defined in the award agreement) over the three-year performance period meets the minimum threshold of 8%, then 50% of the number of performance shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period is 10%, then 100% of the number of shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period equals or exceeds 16%, then a maximum of 200% of the number of shares awarded and accumulated dividend equivalents will vest. The estimated future payouts of performance shares in the table above do not include additional shares that may be allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares, but the value of such additional shares is factored into the grant date fair values of the performance shares in the table above.
(3)Represents stock options granted in 2021 as part of the annual long-term equity grant with respect to performance year 2020. All stock options were granted under the Company’s 2014 Stock Incentive Plan.
(4)The amount represents the grant date fair value of stock and option awards measured in accordance with the guidance in FASB ASC Topic 718, utilizing the assumptions discussed in Note 14 to our financial statements for the fiscal year ended December 31, 2021 included in the Company’s Form 10-K, without taking into account estimated forfeitures. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with the guidance in FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded.

58	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2021

Employment Arrangements

Mr. Schnitzer’s Employment Arrangement
On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer pursuant to which he serves as our Chief Executive Officer. As described more fully in “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer’s Employment Letter”, if Mr. Schnitzer’s employment is terminated by us without “cause” or he resigns for “good reason” (each as defined in his agreement), he would become entitled to receive specified additional benefits. Additionally, Mr. Schnitzer would be entitled to specified special protections with respect to his equity awards following a “change in control”.
Mr. Schnitzer used our corporate aircraft for business and personal travel and was provided a car and driver or other ground transportation arrangements, in each case in accordance with our security policy. See the detailed discussion under “Compensation Discussion and Analysis—Other Compensation—Other Benefits—Personal Security”.

Terms of Equity-Based Awards

Vesting Schedule
Stock option awards granted in 2021 vest in full three years after the date of grant. Performance shares reflected in the tables and accumulated dividend equivalents vest at the end of a three-year performance period if, and to the extent, performance goals are attained, as more fully described above in “Compensation Discussion and Analysis—Compensation Elements and Decisions—Long-Term Stock Incentives—Performance Shares”.
Forfeiture and Post-Employment Treatment
Unvested shares underlying stock option, restricted stock unit and performance share awards are generally forfeited upon termination of employment except in specific cases for which different treatment is provided (see footnote (2) to the “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control Table” for a discussion regarding different treatments).
Option Exercise Price
Stock options have an exercise price equal to the closing price of our common stock on the date of grant.
Dividends
Dividend equivalents attributable to performance shares are deemed “reinvested” in additional performance shares. The additional shares allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares will only be distributed upon the vesting, if any, of such performance shares in accordance with the performance share award terms. Cash dividends are paid with respect to restricted stock units at the same time and in the same amounts as are paid on shares of common stock.
Option Exercises and Stock Vested in 2021
The following table provides information regarding the values realized by our named executive officers upon the exercise of stock options and the vesting of stock awards in 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Alan D. Schnitzer	114,225	8,143,805	50,092	7,835,955
Daniel S. Frey	—	—	9,044	1,414,815
Avrohom J. Kess	—	—	14,193	2,220,272
Gregory C. Toczydlowski	44,954	2,443,242	9,739	1,523,576
Michael F. Klein	51,106	2,879,814	9,044	1,414,815
(1)Value realized on exercise is equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.
(2)The shares acquired upon vesting represent performance shares that are treated as vested on December 31, 2021, the last day of the relevant three-year performance period, including the following shares in respect of phantom dividend equivalents on such performance shares: Mr. Schnitzer (3,615 shares), Mr. Frey (652 shares), Mr. Kess (1,024 shares), Mr. Toczydlowski (703 shares) and Mr. Klein (652 shares).
(3)The value realized on vesting is based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at December 31, 2021
The following table provides information with respect to the option awards and stock awards held by the named executive officers at December 31, 2021.

	Option Awards					Stock Awards
							Equity Incentive Plan Awards
	Option Award Grant Date	Number of Securities Underlying Unexercised Options(1) (#)		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Name		Exercisable	Unexercisable
Alan D. Schnitzer	2/03/2015	66,522	—	106.04	2/03/2025
	2/02/2016	150,829	—	106.03	2/02/2026
	2/09/2017	222,901	—	118.78	2/09/2027
	2/06/2018	162,927	—	140.85	2/06/2028
	2/05/2019	—	216,246	126.18	2/05/2029
	2/04/2020	—	298,368	132.58	2/04/2030
						2/04/2020	76,900	12,029,440
	2/02/2021	—	197,343	139.83	2/02/2031
						2/02/2021	100,976	15,795,671
Daniel S. Frey	2/02/2016	6,787	—	106.03	2/02/2026
	2/09/2017	5,573	—	118.78	2/09/2027
	2/06/2018	5,812	—	140.85	2/06/2028
	2/05/2019	—	39,044	126.18	2/05/2029
	2/04/2020	—	58,286	132.58	2/04/2030
						2/04/2020	15,023	2,350,006
	2/02/2021	—	36,037	139.83	2/02/2031
						2/02/2021	18,439	2,884,424
Avrohom J. Kess	12/30/2016	30,358	—	122.42	12/30/2026
	2/09/2017	63,155	—	118.78	2/09/2027
	2/06/2018	47,686	—	140.85	2/06/2028
	2/05/2019	—	61,270	126.18	2/05/2029
	2/04/2020	—	74,939	132.58	2/04/2030
						2/04/2020	19,314	3,021,330
	2/02/2021	—	46,333	139.83	2/02/2031
						2/02/2021	23,706	3,708,362
Gregory C. Toczydlowski	2/02/2016	45,249	—	106.03	2/02/2026
	2/09/2017	43,342	—	118.78	2/09/2027
	2/06/2018	34,771	—	140.85	2/06/2028
	2/05/2019	—	42,048	126.18	2/05/2029
	2/04/2020	—	52,735	132.58	2/04/2030
						2/04/2020	13,592	2,126,231
	2/02/2021	—	38,611	139.83	2/02/2031
						2/02/2021	19,757	3,090,568
Michael F. Klein	2/02/2016	41,478	—	106.03	2/02/2026
	2/09/2017	40,246	—	118.78	2/09/2027
	2/06/2018	32,287	—	140.85	2/06/2028
	2/05/2019	—	39,044	126.18	2/05/2029
	2/04/2020	—	48,572	132.58	2/04/2030
						2/04/2020	12,519	1,958,338
	2/02/2021	—	36,037	139.83	2/02/2031
						2/02/2021	18,439	2,884,424
(1)Stock options are exercisable 100% on the third anniversary of the stock option award grant date.
(2)The number of shares reflected for each of the named executive officers represents the sum of (a) the maximum number of performance shares and (b) the additional shares that have been allocated to the named executive officer through December 31, 2021, as a result of the phantom reinvestment of dividend equivalents on the maximum number of performance shares. We have reflected the maximum number of performance shares for each named executive officer because (a) results for 2020 and 2021, the first and second year of the three-year performance period for the February 4, 2020 awards, were above target and (b) results for 2021, the first year of the three-year performance period for the February 2, 2021 awards, were also above target. The actual numbers of shares that will be distributed with respect to the 2020 and 2021 awards are not yet determinable. The awards granted on February 4, 2020 vest in proportion to actual

60	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION
performance over the three-year performance period ending on December 31, 2022, and the awards granted on February 2, 2021, vest in proportion to actual performance over the three-year performance period ending on December 31, 2023. For purposes of this column, fractional shares have been rounded to the nearest whole share. See the description of performance shares in the “Compensation Discussion and Analysis—Compensation Elements and Decisions—Long-Term Stock Incentives—Performance Shares” section.
(3)The market value is based on the closing price on the NYSE of our common stock on December 31, 2021, the last trading day of 2021 ($156.43), multiplied by the number of performance shares reported in the table.
Post-Employment Compensation
The Company has four active retirement plans:
•A qualified 401(k) Savings Plan, which is referenced under “Compensation Discussion and Analysis—Other Compensation—Deferred Compensation”;
•A qualified pension plan (the “Pension Plan”), which is discussed under “—Pension Benefits for 2021” below;
•A non-qualified pension restoration plan that is a component of the Benefit Equalization Plan described below (the “Pension Restoration Plan”), which is discussed under “—Pension Benefits for 2021” below; and
•A non-qualified deferred compensation plan (the “Deferred Compensation Plan”), which is discussed under “—Non-Qualified Deferred Compensation for 2021” below.
The Company has two inactive retirement plans from which benefits are still payable to one or more named executive officers but under which no additional benefits are being earned (other than earnings credits as described below):
•A non-qualified pension plan maintained by TPC prior to the Merger that is a component of the Benefit Equalization Plan (the “TPC Benefit Equalization Plan”), which is discussed under “—Pension Benefits for 2021” below; and
•A non-qualified deferred compensation plan maintained by The St. Paul prior to the Merger that is a component of the Benefit Equalization Plan (the “Executive Savings Plan”), which is discussed under “—Non-Qualified Deferred Compensation for 2021” below.

Pension Benefits for 2021

The following table provides information regarding the pension benefits for our named executive officers under the Company’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Alan D. Schnitzer	Pension Plan	14	218,897	—
	Pension Restoration Plan	14	3,518,028	—
Daniel S. Frey	Pension Plan	19	181,255	—
	Pension Restoration Plan	19	703,144	—
Avrohom J. Kess	Pension Plan	5	53,961	—
	Pension Restoration Plan	5	630,015	—
Gregory C. Toczydlowski	Pension Plan	32	480,918	—
	Pension Restoration Plan	32	2,274,126	—
	TPC Benefit Equalization Plan(3)	11	12,855	—
Michael F. Klein	Pension Plan	32	586,395	—
	Pension Restoration Plan	32	2,050,648	—
(1)Credited service includes (as applicable) service for time worked at the Company plus TPC, Citigroup and certain of its affiliates and predecessors (prior to August 20, 2002) and The St. Paul. Number of years of credited service represents actual years of service. We do not have a policy with respect to granting extra years of credited service.
(2)The present value of accumulated benefit is calculated by projecting the qualified and non-qualified cash-balance accounts reflected in the tables below forward to age 65 by applying a 4.01% interest rate (except for some sub-accounts which use a 6.00% rate) and then discounting back to December 31, 2021, using a discount rate of 2.96% for the Pension Plan and 2.82% for the Pension Restoration Plan and the TPC Benefit Equalization Plan. These are the same assumptions the Company uses for financial reporting purposes. See Note 15 to our financial statements for the fiscal year ended December 31, 2021, included in the Company’s Form 10-K.
(3)Service under the TPC Benefit Equalization Plan was frozen as of January 1, 2002, and the plan was merged into the Benefit Equalization Plan as of January 1, 2009.

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EXECUTIVE COMPENSATION
The Company’s Pension Plan
The Company’s Pension Plan is a qualified defined benefit pension plan with a cash-balance formula or, for certain legacy participants, traditional final average pay formulas or legacy frozen cash-balance formulas. Each named executive officer participates in the cash-balance formula under which the named executive officer has a hypothetical account balance that grows with interest and pay credits each year. As of December 31, 2021, the named executive officers’ qualified pension account balances were as follows:

Name	Qualified Account Balance at December 31, 2021(1)
Alan D. Schnitzer	$199,937
Daniel S. Frey	$167,932
Avrohom J. Kess	$47,993
Gregory C. Toczydlowski	$429,382
Michael F. Klein	$524,824
(1)These dollar amounts represent the participant’s account balance rather than the present value of the accumulated benefit, which is set forth in the “—Pension Benefits for 2021” table above and calculated as described in footnote (2) to that table.
Interest credits are applied quarterly to the prior quarter’s cash-balance pension account balance. These interest credits are generally based on the yield on ten-year treasury bonds, subject to a minimum annual interest rate of 4.01%.
Pay credits are calculated on an annual basis as a percentage of compensation, with the percentage determined based on the sum of age plus service at the end of the year under the following schedule:

Age + Service	Pay Credit
< 30	2.00%
30 - 39	2.50%
40 - 49	3.00%
50 - 59	4.00%
60 - 69	5.00%
> 69	6.00%
Service is calculated based on elapsed time with the Company plus any service with TPC, Citigroup and certain of its affiliates and predecessors (prior to August 20, 2002) and The St. Paul. Pay credits are calculated by multiplying the appropriate pay credit percentage by the named executive officer’s compensation for the year, including base salary and bonus, up to the qualified plan compensation limit (which for 2021 was $290,000.
The pension plan benefit is subject to the qualified plan benefit limit (if applicable) under Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), income tax provisions.
The plan’s normal retirement age is 65. However, under the cash-balance formula, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us. Once separated from us, participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity, 100% joint and survivor annuity or a ten-year certain and life annuity. All payment forms are actuarially equivalent. Eligible part-time employees who are at least age 62 can apply for an in-service distribution from the plan, calculated as if they separated from us. There are no special early retirement benefits under the cash-balance formula, even in the case of an in-service distribution.
Under the plan, the benefits of some participants may be determined in whole or in part under transition benefit rules—that is, legacy benefit provisions.
The Company’s Benefit Equalization Plan (Non-Qualified Pension Plan Components)
The Benefit Equalization Plan consists of three components:
•the Pension Restoration Plan (currently active);
•the TPC Benefit Equalization Plan (currently inactive); and
•the Executive Savings Plan (currently inactive; described under “—Non-Qualified Deferred Compensation for 2021” below).
The Benefit Equalization Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.
Pension Restoration Plan (Non-Qualified Pension Plan)
The Pension Restoration Plan is a non-qualified pension restoration plan which provides non-qualified pension benefits on compensation and benefits in excess of the qualified plan compensation limit and the benefit limit (if applicable) under Internal Revenue Code income tax provisions. Benefits under the plan accrue, in the same manner as described above for the Company’s Pension Plan, for pay and benefits in excess of the compensation limit and the benefit limit (if applicable).
As of December 31, 2021, the named executive officers’ non-qualified pension account balances were as follows:

Name	Non-Qualified Account Balance at December 31, 2021(1)
Alan D. Schnitzer	$3,174,517
Daniel S. Frey	$644,824
Avrohom J. Kess	$551,596
Gregory C. Toczydlowski	$2,030,275
Michael F. Klein	$1,808,231
(1)These dollar amounts represent the participant’s account balance rather than the present value of the accumulated benefit, which is set forth in the “—Pension Benefits for 2021” table and calculated as described in footnote (2) to that table.

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The plan’s normal retirement age is 65. However, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us, subject to a six-month delayed payment requirement following separation. Once separated from us, participants will receive their benefit in ten annual installment payments (for account balances greater than $50,000) or a single lump sum payment (for balances equal to or less than $50,000). There are no special early retirement benefits. To the extent that a participant’s qualified plan benefits are determined under legacy benefit provisions, those provisions can affect the benefits payable under the Pension Restoration Plan.
TPC Benefit Equalization Plan (Non-Qualified Pension Plan)
The TPC Benefit Equalization Plan is a non-qualified pension plan. Benefit accruals were frozen as of January 1, 2002. As of January 1, 2009, the TPC Benefit Equalization Plan was merged into the Benefit Equalization Plan. Participants in the plan have cash-balance accounts that accrue interest credits but no pay credits. As of December 31, 2021, the non-qualified account balance for Mr. Toczydlowski, the only participant among the named executive officers, was as follows:

Name	Non-Qualified Account Balance at December 31, 2021(1)
Gregory C. Toczydlowski	$11,476
(1)This dollar amount represents the participant’s account balance rather than the present value of the accumulated benefit, which is set forth in the “—Pension Benefits for 2021” table and calculated as described in footnote (2) to that table.
Interest credits are applied quarterly to the prior quarter’s account balance. These interest credits are generally based on the yield on ten-year treasury bonds, subject to a minimum annual interest rate of 4.01%. The plan’s normal retirement age is 65. However, Mr. Toczydlowski is eligible to receive a distribution from the plan any time after becoming vested, attaining age 55 and separating from us. The participant may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity. All payment forms are actuarially equivalent. There are no special early retirement benefits. To the extent that a participant’s qualified plan benefits are determined under legacy benefit provisions, those provisions can affect the benefits payable under the TPC Benefit Equalization Plan.

Non-Qualified Deferred Compensation for 2021

The following table provides information regarding contributions, earnings and balances for our named executive officers under the active Deferred Compensation Plan, as well as under the Executive Savings Plan, which is closed to new deferrals. Under each of the plans, no Company “match” is currently made on amounts deferred, account balances are fully vested at all times, and the Company does not provide any opportunity for above-market or preferential earnings, nor does it provide any minimum internal rate of return. Additionally, the Deferred Compensation Plan and the Executive Savings Plan do not permit “hardship” withdrawals. The Deferred Compensation Plan and Executive Savings Plan are not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under each plan. Each of these plans is further described below.

Name	Non-Qualified Deferred Compensation Plan Name	Executive Contributions in 2021(1) ($)	Company Contributions in 2021 ($)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/ Distributions in 2021 ($)	Aggregate Balance at 12/31/21(2) ($)
Alan D. Schnitzer	Deferred Compensation Plan	—	—	1,435,240	—	11,473,622
Daniel S. Frey		—	—	—	—	—
Avrohom J. Kess	Deferred Compensation Plan	1,950,000	—	2,153,407	—	12,623,928
Gregory C. Toczydlowski		—	—	—	—	—
Michael F. Klein	Deferred Compensation Plan	—	—	172,370	—	1,067,994
	Executive Savings Plan	—	—	807	—	9,912
(1)Of Mr. Kess’s contributions, $450,000 was reported as “Salary” in the “Summary Compensation Table” for 2021 and $1,500,000, which was otherwise payable in 2022 for performance year 2021, was reported as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” for 2021.
(2)Of the totals in this column, the following amounts have been reported in the “Summary Compensation Table” for this year and for previous years.

Name	2021	Previous Years	Total
Alan D. Schnitzer	—	$4,000,000	$4,000,000
Avrohom J. Kess	$1,950,000	$7,646,096	$9,596,096

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EXECUTIVE COMPENSATION
Deferred Compensation Plan
The Company’s Deferred Compensation Plan is a non-qualified plan that, in 2021, allowed each U.S. employee who is at the Vice President level or above to defer receipt of up to 50% of his or her salary and/or up to 100% of his or her annual bonus until a date or dates elected by the employee. Employees participating in the Deferred Compensation Plan elect the time and form of payout prior to the year in which the deferred amounts are earned. These elections are irrevocable.
Participants in the plan may receive distributions of deferred accounts in three situations: when the participant terminates employment or retires (in which case, payment will be made or commence six months after the date of the termination or retirement) or upon a distribution date the participant specifies in advance and that occurs while the participant is still an employee of the Company. If the participant’s balance is greater than $10,000, the participant may elect to receive retirement distributions and in-service distributions as a lump sum or in up to ten annual installments. All other distributions will be paid in a lump sum. Balances remaining at the time of the executive’s death will be paid in a lump sum, unless distributions in installment payments have already begun.
Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Savings Plan.
As of December 31, 2021, Messrs. Schnitzer, Kess and Klein were the only named executive officers with account balances under the Deferred Compensation Plan, as shown above.
Executive Savings Plan
The Executive Savings Plan is a legacy non-qualified excess deferral plan that has been a component of the Benefit Equalization Plan since it was established by The St. Paul in 1976. It includes salary deferrals and Company matching contributions made to the plan prior to the closing of the plan to any new deferrals as of January 1, 2005. Executives will receive distribution of their vested accounts upon termination of employment from the Company, with some accounts subject to a six-month delayed payment requirement following separation. Once separated from us, executives will receive their benefits in ten annual installment payments (for account balances greater than $50,000) or a single lump sum (for balances of $50,000 or less). Balances remaining at the time of the executive’s death will be paid in a lump sum, unless distributions in installment payments have already begun.
Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Savings Plan.
As of December 31, 2021, Mr. Klein was the only named executive officer with an account balance under the Executive Savings Plan, as shown above.
Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the named executive officers would have been entitled if a termination of employment or change in control occurred on the last business day of 2021.
The only agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment or change in control are:
•Mr. Schnitzer’s employment letter, as described following the table;
•the individual non-solicitation and non-disclosure agreements executed by members of our Management Committee (other than Mr. Schnitzer), as described following the table;
•the non-competition agreements executed by all members of the Management Committee, as described in footnote (1) to the table;
•the Company’s Executive Severance Plan, as described in footnote (3) to the table; and
•the terms of performance share and stock option awards.
The amounts shown in the table below do not include:
•payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers (including welfare benefits that are provided to all U.S. retirees of the Company);
•regular pension benefits under our Pension Plan, the Benefit Equalization Plan or the TPC Benefit Equalization Plan (see “Post-Employment Compensation—Pension Benefits for 2021” above); and
•distributions of previously vested plan balances under our 401(k) Savings Plan, the Deferred Compensation Plan and the Executive Savings Plan (see “Compensation Discussion and Analysis—Other Compensation—Deferred Compensation” for information about those plans generally and “Post-Employment Compensation—Non-Qualified Deferred Compensation for 2021” above for information about the Deferred Compensation Plan and the Executive Savings Plan).

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Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control Table

Named Executive Officer	Involuntary Termination Without “Cause” or, if Applicable, Voluntary Termination for “Good Reason” ($)	Additional Value if Involuntary Termination without “Cause” or, if Applicable, Voluntary Termination for “Good Reason” Follows a Change in Control ($)	Change in Control ($)	Voluntary Termination without “Good Reason”, including Voluntary Retirement ($)	Disability ($)	Death ($)
Alan D. Schnitzer
Cash Severance Payment(1)	24,062,507	—	—	9,262,507	—	—
Acceleration of Equity Awards(2)	16,933,412	16,508,684	—	16,933,412	16,933,412	24,907,744
Value of Continuing Benefits(3)	26,705	—	—	6,474	—	—
Total Termination Benefits	41,022,624	16,508,684	—	26,202,393	16,933,412	24,907,744
Daniel S. Frey
Cash Severance Payment(1)	7,737,511	—	—	2,387,511	—	—
Acceleration of Equity Awards(2)	3,169,416	—	—	3,169,416	3,169,416	4,693,827
Value of Continuing Benefits(3)	9,832	—	—	5,202	—	—
Total Termination Benefits	10,916,759	—	—	5,562,129	3,169,416	4,693,827
Avrohom J. Kess
Cash Severance Payment(1)	9,483,750	—	—	3,157,500	—	—
Acceleration of Equity Awards(2)	—	4,409,840	—	—	4,409,840	6,369,595
Value of Continuing Benefits(3)	11,980	—	—	7,350	—	—
Total Termination Benefits	9,495,730	4,409,840	—	3,164,850	4,409,840	6,369,595
Gregory C. Toczydlowski
Cash Severance Payment(1)	8,618,765	—	—	2,553,765	—	—
Acceleration of Equity Awards(2)	3,170,624	—	—	3,170,624	3,170,624	4,629,803
Value of Continuing Benefits(3)	11,980	—	—	7,350	—	—
Total Termination Benefits	11,801,369	—	—	5,731,739	3,170,624	4,629,803
Michael F. Klein
Cash Severance Payment(1)	8,043,761	—	—	2,378,761	—	—
Acceleration of Equity Awards(2)	—	2,937,737	—	—	2,937,737	4,288,041
Value of Continuing Benefits(3)	11,980	—	—	7,350	—	—
Total Termination Benefits	8,055,741	2,937,737	—	2,386,111	2,937,737	4,288,041
(1)Cash Severance Payments:
•Under the terms of Mr. Schnitzer’s employment letter, severance payments in the event of an involuntary termination without “cause” or a voluntary termination for “good reason” (each as defined in his agreement and described following this table) are equal to two times his base salary at termination plus two times the greater of: (a) the average of his two most recent annual cash bonuses and (b) 250% of his base salary at the time of termination.
•Pursuant to the terms of the individual non-solicitation and non-disclosure agreements, each of the named executive officers (other than Mr. Schnitzer) is eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than “cause” or if they are asked to take a substantial demotion. All such named executive officers are eligible to receive a benefit equal to his total monthly cash compensation for at least 21 months (24 months for Messrs. Frey, Toczydlowski and Klein due to each having at least 10 years of service with the Company). For such named executive officers, total monthly cash compensation is equal to, at least, 1/12th of the executive’s annual base salary in effect at the time of his termination, plus the greater of: (a) 1/12th of the average of the executive’s two most recent annual cash bonuses or (b) 1/12th of 125% of final annual base salary.
•The cash severance payments listed assume that there would be no cutback of payments to avoid subjecting the executives to an excise tax under Section 280G of the Internal Revenue Code.
•The named executive officers, along with other members of our Management Committee, are each subject to a non-competition agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, to impose a six-month non-compete period. Under the non-competition agreements, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to receive a lump sum payment at the end of the period equal to the sum of (a) six months’ base salary plus (b) 50% of the executive’s average annual bonus for the prior two years plus (c) 50% of the aggregate grant date fair value of the executive’s average annual equity awards for the prior two years. The table above assumes that the Company will elect to impose the six-month non-compete period and will make the corresponding payments to each named executive officer in the event of a termination without “cause” or for “good reason” (including termination without “cause” or for “good reason” within 24 months following a “change of control”) or a voluntary termination without “good reason”, including voluntary retirement. Under his employment letter, in the case of Mr. Schnitzer’s voluntary termination for “good reason” or involuntary termination without “cause” within 24 months following a “change in control”, the Company has elected to impose the six-month non-compete period.
(2)Acceleration of Equity Awards:
•“Acceleration of Equity Awards” is presented as the sum of the values as of the last business day of 2021 of the additional benefit from the acceleration of vesting, if any, of stock options and performance shares that would have occurred as a result of termination under the different circumstances presented. Performance share awards for the 2019-2021 performance period are treated as vested as of the last business day of 2021 and are not included in this table because the vesting of these awards is reflected in the “Option Exercises and Stock Vested in 2021” table above and the shares are no longer reflected in the “Outstanding Equity Awards at December 31, 2021” table above.

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EXECUTIVE COMPENSATION
•The terms of Mr. Schnitzer’s employment letter provide for acceleration of all outstanding equity awards (after giving effect to the conversion of his performance-vesting awards into time-vesting awards upon a change in control) in the event of a termination by the Company without “cause” or voluntary termination for “good reason” but only if such termination occurs within 24 months following a change in control of the Company. Mr. Schnitzer’s outstanding equity awards would also become fully vested in the event of a change in control if the ultimate parent or surviving entity does not assume the awards. The table above assumes the ultimate parent or surviving entity would assume the awards and therefore does not reflect an incremental value for this circumstance.
•Outstanding unvested stock options and performance shares granted to all employees include “double triggered” vesting in the event of a termination by the Company without “cause” or voluntary termination for “good reason” that occurs within 24 months following a change in control of the Company (although Mr. Schnitzer’s vesting protection in connection with a change in control would continue to be governed by the terms of his employment letter as described above). In the case of stock option grants, any such termination would result in immediate accelerated vesting of the stock options. In the case of performance share grants, any such termination would result in a waiver of the service vesting conditions for such awards, but the ultimate vesting of the performance shares would remain subject to the achievement of the actual performance goals during the performance period (other than with respect to Mr. Schnitzer, whose performance shares would convert into time-vesting awards in connection with a change in control).
•For stock options, the additional benefit to the named executive officer resulting from the acceleration of vesting reflected in the table is the value that the named executive officer would receive if his employment terminated on the last business day of 2021. On the last business day of 2021, Messrs. Schnitzer, Frey and Toczydlowski were “retirement eligible”. Under the current provisions in their option award grants, had Mr. Schnitzer, Mr. Frey or Mr. Toczydlowski terminated employment as a result of involuntary termination, termination for good reason, voluntary retirement, disability or death on the last business day of 2021, each would have been entitled to acceleration of their outstanding unvested stock option awards. These vested stock options may be exercised for up to three years (for grants prior to 2021) or five years (for 2021 grants) from the termination date (one year in the case of disability or death), but no later than the original option expiration date.
•On the last business day of 2021, Messrs. Kess and Klein were not “retirement eligible”. Under the current provisions in their applicable option award grants, had the employment of Messrs. Kess or Klein been involuntarily terminated (with or without cause) or voluntarily terminated on the last business day of 2021, vesting would have immediately stopped and all unvested options would have been cancelled. If Messrs. Kess or Klein terminated employment as a result of disability or death, unvested option awards would have become fully vested and exercisable for up to one year from the termination date.
•The value of accelerated stock options, for purposes of this table, was determined by subtracting the exercise price of the original stock option from the closing stock price on the NYSE of $156.43 at December 31, 2021, and multiplying the result, if a positive number (in-the-money), by the number of option shares that would vest as a result of termination.
•For all of the named executive officers who hold performance shares, in the event of a termination due to death, performance shares plus dividend equivalent shares allocated to date would vest immediately at 100% for the 2020-2022 and 2021-2023 performance periods and would then be paid out on a pro-rated basis for the number of days worked in the performance period. The amounts reflected in “Acceleration of Equity Awards” is determined by multiplying the closing stock price of $156.43 on December 31, 2021, by the number of performance shares and related dividend equivalent shares that would be paid out upon death. In the event of disability, a pro-rata portion of the performance shares and allocated dividend equivalent shares would vest according to their original vesting schedule (that is, at the end of the performance period), to the extent that the goals for the applicable performance periods have been met. For Messrs. Schnitzer, Frey and Toczydlowski in the event of termination due to a qualifying retirement, a pro-rata portion of the 2020-2022 performance shares and all of the 2021-2023 performance shares would vest according to their original vesting schedule, to the extent that the goals for the applicable performance periods have been met. In the event of any other termination circumstances, the performance shares and attributed dividend equivalent shares would be forfeited, other than as described above in connection with some terminations following a change in control. Accordingly, no acceleration of vesting of the performance shares has been included under any termination circumstances other than death (or in the case of a qualifying termination following a change in control in the case of Mr. Schnitzer’s performance shares) in the table above.
(3)    Value of Continuing Benefits:
•For Mr. Schnitzer, the estimated value of continuing benefits as of the last business day of 2021 reflects two years of medical and dental premiums in the event of an involuntary termination without “cause” or a voluntary termination for “good reason”.
•For all of the named executive officers (other than Mr. Schnitzer), the value of continuing benefits as of the last business day of 2021 reflects the cash value of nine months of outplacement services under the Company’s Executive Severance Plan in the event of involuntary termination without “cause” or voluntary termination for “good reason”. If the named executive officer has not secured viable employment within nine months, these outplacement services may be extended, at the Company’s discretion, on a month-to-month basis for an additional cost to the Company of $540 per month.
•As discussed under “Compensation Discussion and Analysis-Non-Competition Agreements”, the named executive officers, along with other members of our Management Committee, are each subject to a non-competition agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, to impose a six-month non-compete period. Under the non-competition agreements, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive’s termination date during the six-month non-compete period or to payment of an equivalent amount, payable at the end of the period, and the value of these benefits (other than for Mr. Schnitzer) is reflected in the table above. In the case of Mr. Schnitzer, whose employment arrangement provides for the continuation of health benefits as explained above in this footnote (3) for a period longer than that specified in his non-competition agreement, no additional benefit is reflected with respect to his non-competition agreement in the case of voluntary termination for good reason or involuntary termination without cause.

66	The Travelers Companies, Inc. | 2022 Proxy Statement

EXECUTIVE COMPENSATION

Summary of Key Agreements

Mr. Schnitzer’s Employment Letter
On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer, our Chairman and Chief Executive Officer.
If Mr. Schnitzer’s employment is terminated without “cause” or if he were to resign for “good reason” (each as defined in his employment letter and summarized below), he would be entitled to severance payments equal to two times his base salary at termination plus two times the greater of: (a) the average of his two most recent annual cash bonuses and (b) 250% of his base salary at the time of termination. Additionally, Mr. Schnitzer would be entitled to receive up to 24 months of continued medical benefits.
Upon a “change in control” (as defined in Mr. Schnitzer’s non-competition agreement), all of his then outstanding performance-vesting equity awards would convert into time-vesting awards based on actual performance through the end of the Company’s most recently completed fiscal year prior to the change of control (or based on deemed target level performance, in the case of awards outstanding for less than one year). Additionally, if Mr. Schnitzer’s employment is terminated within 24 months following such a change of control by us other than for “cause” or by him for “good reason”, Mr. Schnitzer would also be entitled to full vesting of his outstanding equity awards (after giving effect to the adjustments described above in the case of performance-based equity awards), and the Company will be deemed to have exercised its “non-competition option” under the non-competition agreement between the Company and Mr. Schnitzer, which will subject Mr. Schnitzer to a six-month covenant not to compete with the Company and require the Company to make a corresponding payment to Mr. Schnitzer as described more fully under “Compensation Discussion and Analysis—Non-Competition Agreements”.
The term “cause” is defined in his employment letter as Mr. Schnitzer’s conviction of any felony, his willful misconduct in connection with the performance of his duties or his taking illegal action in his business or personal life that harms the reputation or damages the good name of the Company.
“Good reason” is generally defined in his employment letter to include such situations as: (1) reduction in base salary, bonus opportunity or aggregate compensation opportunity; (2) a diminution in his title, duties or responsibilities; (3) a consequential, involuntary relocation of his principal place of business; or (4) a material breach by the Company of his employment letter.
Severance under Non-Solicitation and Non-Disclosure Agreements and Non-Competition Agreements
Each of the named executive officers listed in the table above (other than Mr. Schnitzer) is eligible to receive a severance benefit under his respective non-solicitation and non-disclosure agreement if asked to take a substantial demotion or if any of them is involuntarily terminated due to a reduction in force or for reasons other than “cause” as defined in the agreements. The severance benefit payable is equal to the executive’s total monthly cash compensation for 21 to 24 months, depending on his years of service with the Company, with the total monthly cash compensation equal to, at least, 1/12th of the executive’s annual base salary in effect at the time of the executive’s termination, plus the greater of: (1) 1/12th of the average of the executive’s two most recent annual cash bonuses or (2) 1/12th of 125% of final annual base salary for any named executive officer serving as Vice Chairman or an Executive Vice President or equivalent. In addition, each of our named executive officers is entitled to severance pursuant to the terms of a non-competition agreement, as more fully described under “Compensation Discussion and Analysis — Non-Competition Agreements.”
Equity Recapture/Recoupment Provisions
The Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or equity-based incentive compensation awarded to a member of the Management Committee or other officers who are subject to Section 16 of the Exchange Act in specified circumstances relating to a restatement of Company financial results involving fraud or misconduct. In addition, in connection with equity awards, each recipient accepts the terms of an agreement that provides for the recapture by us of the equity awards during a one-year period following his or her departure, under specified circumstances. See “Compensation Discussion and Analysis—Recapture/Forfeiture Provisions”.

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SHAREHOLDER PROPOSALS

Item 4 SHAREHOLDER PROPOSAL RELATING TO LOBBYING	Your Board recommends you vote AGAINST this Shareholder Proposal Relating to Lobbying

First Affirmative Financial Network, located at 5475 Mark Dabling Blvd, Suite 108, Colorado Springs, CO 80918, has advised us that it plans to introduce the following resolution on behalf of Amy Benesch. Ms. Benesch is the beneficial holder of more than $2,000 of the Company’s common stock.
Whereas, we believe in full disclosure of Travelers’ lobbying activities and expenditures to assess whether Travelers’ lobbying is consistent with its expressed goals and in shareholder best interests.
Resolved, the shareholders of Travelers request the preparation of a report, updated annually, disclosing:
1.    Company policy and procedures governing lobbying, including indirect, and grassroots lobbying communications.
2.    Payments by Travelers used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.    Description of management’s decision-making process and the Board’s oversight for making payments described in section 2 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Travelers is a member. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Nominating and Governance Committee and posted on Travelers’ website.
Supporting Statement
We appreciate that Travelers enhanced its disclosures regarding lobbying policies and procedures and direct lobbying spending in 2018. The Company spent $34,945,000 from 2010 – 2020 on federal lobbying. Travelers’ total annual expenditure for state lobbying was reported as $572,386.38 in 2020, but state-by-state disclosures are uneven and limited website links in those states that require reporting.
We are concerned that unlike peers AIG, Allstate and Hartford Financial, Travelers does not disclose its memberships in, or payments to, trade associations and social welfare organizations, or the amounts used for lobbying, including grassroots. Grassroots lobbying is not reported at the federal level under the Lobbying Disclosure Act, and disclosure is uneven or absent in states. Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity, and these groups may be spending “at least double what’s publicly reported.”1 Travelers is reportedly a member of the Chamber of Commerce and belongs to the Business Roundtable, which together have spent over $2 billion on federal lobbying since 1998.
A 2020 report2 looking at 30 international insurance companies for fossil fuel and climate change policies ranked Travelers last, including scoring negatively on climate leadership because they actively participate in lobbying organizations that oppose climate efforts. This includes the Chamber, who opposed the Paris climate agreement. As a large property and casualty insurer, Travelers is exposed to many risks from climate change and supported the Paris climate agreement. We are concerned that Travelers’ lack of disclosure presents reputational risk when its lobbying contradicts company public positions. Insurance companies have also attracted scrutiny for reportedly working on model state legislation to limit their exposure to billions of dollars in asbestos litigation.3

Your Company’s Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:
Upon considering the Company’s current policies and disclosures that already largely address the items requested by this proposal, the Board determined that more disclosure than the Company already makes would not be in the best interests of shareholders. As discussed in further detail below, in addition to resulting in an unnecessary expense, the proposal would require disclosure of certain information that special interest groups could use to misrepresent the Company’s views, priorities and political activities.
As a company that operates in a highly regulated and competitive industry, it is important for the Company to appropriately engage in the public policy making process. The Company engages in lobbying activities in the U.S. at the federal, state and local levels to effectively promote and advance the Company’s position on a variety of public policy issues – specifically, those that could have an impact on the availability and pricing of the products and services we

1.https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/.
2.https://insurance-scorecard.com/
3.https://www.usatoday.com/in-depth/news/investigations/2019/04/03/abortion-gun-laws-stand-your-ground-model-bills-conservatives-liberal-corporate-influence-lobbyists/3162173002/.

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SHAREHOLDER PROPOSALS
provide to our customers and on the performance of our business. Importantly, we believe our shareholders generally recognize this fact, as demonstrated by the outcome of a similar proposal submitted by the same proponent for consideration at the Company’s 2017 and 2016 annual shareholders’ meetings where approximately 63% and 62%, respectively, of the shares voting at the meeting did not support the proposal. Additionally, prior to 2017, proposals relating to political contributions were submitted to the Company seven times and were rejected by shareholders each time.

The Proposal is Unnecessary in Light of Travelers’ Current Policies and Disclosures.

The Company already provides extensive disclosure with respect to lobbying, and the Company’s current policies and practices with regard to lobbying, together with applicable federal and state reporting requirements, appropriately balance the Company’s interests in political participation and the reasonable interest of investors. Accordingly, the Board believes that preparing the annual report contemplated by the proposal would result in an unnecessary and unproductive use of Company resources.
The Company conducts its political activities, including lobbying, under the oversight of an independent Board committee, pursuant to a publicly disclosed policy and in compliance with applicable law. The Company is committed to participation in the political process in a thoughtful and responsible manner, and it does so under the oversight of the Nominating and Governance Committee of the Board, which is composed solely of independent directors. The corporate policy governing political activity, including lobbying activities, is available on the Company’s website, www.travelers.com; the policy, titled “Commitment to Participation in the Political Process,” can be accessed by clicking on the “Investors” link and then the “Political Contributions and Lobbying” link, or through the “Public Policy” section of the Company’s comprehensive sustainability site, under “Political Process Commitments & Contributions.”
Lobbying activities on behalf of the Company require prior approval of the Company’s Government Relations professionals. As required by the Charter of the Nominating and Governance Committee of the Board, at least once a year, the Committee reviews and discusses with the Head of Government Relations the Company’s political activities, including lobbying activities, and public policy issues of priority to the Company. All dues and other payments made to relevant trade associations and similar entities are reviewed by the Company’s Head of Government Relations and by the General Counsel and are reported to and reviewed by the Nominating and Governance Committee semi-annually. In addition, the Nominating and Governance Committee oversees the Company’s policy regarding political activities, including lobbying activities, and any changes to that policy.
Further, the Nominating and Governance Committee’s oversight of political activities includes the Company’s membership in, and other support of, trade associations and other organizations. The Company’s Government Relations staff and trade association colleagues promote and advance the Company’s position on issues impacting its business. Importantly, the Company’s membership in a particular trade association does not suggest that it agrees with such association’s position on every issue, nor does it suggest that the Company joined such association primarily due to its lobbying activities.
On an annual basis, the Company reviews and, as appropriate, updates its political activity policy. Through this review process, and in part based on suggestions from shareholders, in the past, changes have been made to the policy and Company’s website, including: (1) making more explicit the fact that the Nominating and Governance Committee has had, and continues to have, an oversight role with respect to relevant trade associations and similar entities, (2) expressly stating that Company decisions with respect to political expenditures and contributions have been, and will continue to be, made with the objective of furthering the Company’s business interests, (3) explicitly clarifying that the Company currently is not a member in, nor does it make payments to, any tax-exempt organization that writes and endorses model legislation, and (4) expressly stating that the Company does not currently engage in grassroots lobbying.
The Company complies with all applicable requirements regarding lobbying activity and disclosure. The Company’s participation in the political process is governed by law, in addition to internal policies. The Company complies with all applicable laws and regulations pertaining to lobbying activities at the federal, state and local levels, including those requiring specific disclosures. These extensive mandatory disclosures provide further transparency and public access to information regarding the scope of the Company’s political involvement. For example, the Company makes quarterly and semi-annual filings under the Lobbying Disclosure Act.
Such filings not only disclose federal lobbying costs but also specifically identify the issues and government entities lobbied. These filings are publicly available at https://lda.senate.gov/system/public/. Additionally, the Company has provided access to its Lobbying Disclosure Act filings on the political contributions and lobbying page of the Company’s website, www.travelers.com, which can be accessed by clicking on the “Investors” link and then by selecting from the reports available under “Political Contributions and Lobbying”, as well as by visiting the “Political Process Commitments & Contributions” page in the “Public Policy” section of the Company’s comprehensive sustainability site, https://sustainability.travelers.com.
The Company discloses all contributions to state candidates and, if any, to entities organized under IRS Code Section 527 to advocate for or against a candidate. Pursuant to its current political activity policy and based in part on shareholder input, the Company discloses, semi-annually on its website, corporate contributions to state candidates, candidate campaign committees and other political entities organized under 26 USC Sec. 527 (which includes entities organized for the express purpose of advocating for the election or defeat of a candidate). In its semi-annual report on political contributions, the Company also provides a link to the Federal Election Commission site containing reports with respect to the Company’s political action committee. Furthermore, as

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SHAREHOLDER PROPOSALS
disclosed in the “Public Policy” section of the Company’s sustainability site, the Company has not made any direct independent expenditures, at either the federal or state level, and does not currently have plans to do so.
The Company’s current disclosures are almost completely aligned with the proposal’s request. Preparation of the report requested by the proposal is unnecessary not only in light of the Company’s thoughtful and robust policies and practices with regard to lobbying, but also because the Company’s extensive disclosures overlap to a significant extent with the proposal’s request. The proposal requests that the Company disclose three categories of information:
(1) Company policy and procedures governing lobbying, including indirect, and grassroots lobbying communications. As noted earlier, the Company communicates its lobbying policies and procedures in a policy document available on the Company’s website. This policy is applicable to all lobbying activity of the Company, including direct and indirect lobbying activities. The Company provides additional detail regarding its policies and procedures within the “Public Policy” section of the Company’s sustainability site, under “Political Process Commitments and Contributions.” Furthermore, the charter of the Nominating and Governance Committee of the Board, which can be similarly found on the Company’s corporate website, lists among the Committee’s primary duties and responsibilities: “Review and discuss with the Company’s head of Government Relations, at least annually, the Company’s participation in the political process, including political contributions and lobbying expenditures.” The Company also expressly notes – both on the “Political Contributions and Lobbying” page available on the “For Investors” section of the Company’s corporate website and in the “Public Policy” section of the Company’s sustainability site – that it “currently does not engage in grassroots lobbying.”
(2) Payments by Travelers used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient. As previously noted, the Company discloses its U.S. federal lobbying activity and payments on a quarterly basis, as required by the Lobbying Disclosure Act, and includes a link on its public website to each quarterly federal lobbying filing. The Company also discloses its state lobbying activity in accordance with applicable state laws; for each state in which the Company is legally required to disclose its lobbying expenditures, the Company either provides a link on its website to the state website where the Company’s lobbying filings can be viewed or includes the Company’s state lobbying reports directly on the Company’s website. These lobbying reports provide, as required, the payment amounts, if any, of the Company’s lobbying activities in the state. While the Company does not disclose (except where legally required) the recipients of its lobbying payments, those recipients are lobbyists or lobbying firms whose identities would not provide shareholders with any meaningful information. Moreover, although the amounts disclosed in these filings represent the substantial majority of the Company’s state lobbying expenditures, the Company also discloses clearly on its website the aggregate amount it has spent on all state lobbying activity during the most recently completed calendar year, which was $599,378.64 in 2021 – an immaterial amount. Finally, as discussed above and as disclosed on the Company’s website, the Company does not currently engage in grassroots lobbying.
(3) Description of management’s decision-making process and the Board’s oversight for making payments described in section 2 above. Both management’s decision-making process with regard to lobbying payments and the Board’s oversight thereof are addressed comprehensively both in the Company’s “Commitment to Participation in the Political Process,” which is publicly available on the Company’s website, and in the Company’s annually updated sustainability site.

The Proposal is Unnecessary Because the Dues Paid to Trade Associations are Negligible, and the Company is Not Reliant on Trade Associations to Advance its Significant Interests.

The extensive overlap between the proposal’s request and the Company’s existing, comprehensive disclosures suggests that the proposal is primarily aimed at the public disclosure of the Company’s membership in, and other support of, trade associations and similar organizations.
The proposal’s apparent focus, however, is insignificant to the Company’s business. For each of the last ten years, dues and fees paid to trade associations have amounted to a negligible fraction of one percent of each of the Company’s total assets, total revenues and net income. Moreover, while, in certain circumstances, the Company benefits from the lobbying efforts of trade associations on behalf of the industry, the
Company is not reliant on trade associations to advance its significant legislative and regulatory interests. Instead, the Company conducts its own lobbying efforts with respect to significant legislative and regulatory matters through its robust Government Relations organization. Additionally, notwithstanding the proponent’s stated concern regarding the possibility of “reputational risk,” the Company and the Board are not aware of any facts that would suggest that the Company’s non-disclosure of trade association memberships and/or support has had any impact on, or poses any significant risk to, the Company’s business. For all of these reasons, the Company believes that preparing the annual report contemplated by the proposal would result in an unnecessary and unproductive use of Company resources.

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SHAREHOLDER PROPOSALS

The Disclosure of Trade Association Information Could Be Used Against the Company by Special Interest Groups for Purposes Other than Creating Shareholder Value.

By requiring disclosure of the Company’s membership in trade associations and similar organizations that may engage in lobbying activities and make campaign contributions or expenditures, the proposal would expose the Company to the risk of special interest groups using the disclosures to misrepresent the Company’s views, priorities and political activities.
Importantly, trade associations operate on an independent basis and, as stated above, the Company does not agree with all positions taken by trade associations. Rather, the Company joins trade associations and similar organizations to further the Company’s commercial interests, educate its employees or enhance its ability to serve customers. Accordingly, disclosure of the company’s membership in, or other support of, trade associations may not – and often does not – represent the Company’s lobbying activity or policy positions.
As noted in the Company’s publicly available “Commitment to Participation in the Political Process,” to ensure that the Company’s payments to trade associations align with its interests, “all trade associations where dues exceed $50,000 are instructed annually in writing that no portion of those dues may be used to fund any independent expenditure activity without Travelers’ written consent.” The letters sent to these trade associations further request written confirmation that the Company’s membership dues and other financial contributions have been and will continue to be used to pursue the Company’s business interests and not to support efforts of little or no business consequence. The Company believes that these measures significantly mitigate any potential “reputational risk” to the Company that the proposal is concerned could arise from the Company’s relationships with trade associations.

Summary

In summary, the Board actively monitors and reviews the Company’s policies and expenditures to ensure that the Company has in place a robust system of accountability and oversight and that Company assets are used for objectives that are in the best long-term interest of the Company and its shareholders. Furthermore, the Board believes that the Company’s existing disclosures are sufficiently comprehensive to meet the reasonable interests of investors. Finally, the Board believes that there’s a risk that the disclosure requested by the proposal could be used against the Company by special interest groups for purposes other than creating shareholder value.
For the above reasons, your Board recommends you vote AGAINST this proposal.

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SHAREHOLDER PROPOSALS

Item 5 SHAREHOLDER PROPOSAL RELATING TO GHG EMISSIONS	Your Board recommends you vote AGAINST this Shareholder Proposal Relating to GHG Emissions

As You Sow, located at 2020 Milvia St., Suite 500, Berkeley, CA 94704, has advised us that it plans to introduce the following resolution on behalf of Booth Investments, LLC. Booth Investments, LLC is the beneficial holder of more than $2,000 of the Company’s common stock.
WHEREAS: Insurance companies have a critical role to play in meeting the Paris Agreement’s 1.5 degree Celsius (1.5oC) goal, requiring net zero greenhouse gas (GHG) emissions by 2050. Projections1 have found that limiting global warming to 1.5 degrees versus 2 degrees will save $20 trillion globally by 2100; while exceeding 2 degrees could lead to climate damages in the hundreds of trillions.2 The U.S. insurance industry is under increasing pressure to address its contributions to climate change from underwriting, insuring, and investing in high emitting activities.3
These financial activities contribute to systemic portfolio risk to the global economy, investors, and insurers’ profitability. The U.S. Commodity Futures Trading Commission recently acknowledged that climate change could impair the productive capacity of the national economy and recommends that state insurance regulators require insurers to assess how their underwriting activity and investment portfolios may be impacted by climate-related risks.
This growing public pressure for the insurance industry to account for its climate related risks is exemplified by recent legislation passed in Connecticut4 requiring regulators to incorporate emissions reduction targets into their supervision of insurers.
Shareholders are concerned that The Travelers Companies is not adequately reducing the climate footprint of its insurance-related activities. This failure creates significant risk to Travelers, investors, and the global climate. Travelers’ pretax catastrophe losses more than doubled Q1 2021. Travelers reported losses of $835 million, an historic first quarter high, mainly attributable to winter and windstorms in the U.S.5 This follows a larger global trend: insured losses from natural disasters reached $42 billion in the first six months of 2021, a ten year high.6
Travelers is a climate laggard in the global insurance sector, scoring at the bottom in a survey of the 30 largest global insurers.7 In contrast, peers are beginning to address the GHG emissions associated with their underwriting and investment activities.8 Further, thirteen global insurers have joined the United Nations’ Net Zero Insurance Alliance, committing to transition emissions from their insurance and reinsurance underwriting portfolios to net zero by 2050.
Travelers does not measure or disclose its financed emissions, including those attributable to underwriting, insuring, and investments, nor has it adopted targets aligned with the Paris Agreement’s 1.5oC goal for such emissions.
BE IT RESOLVED: Shareholders request that Travelers issue a report, at reasonable cost and omitting proprietary information, addressing if and how it intends to measure, disclose, and reduce the GHG emissions associated with its underwriting, insuring, and investment activities, in alignment with the Paris Agreement’s 1.5oC goal, requiring net zero emissions.
SUPPORTING STATEMENT: Shareholders recommend the report disclose at board discretion:
•Whether Travelers will begin measuring and disclosing the emissions associated with the full range of its underwriting, insuring, and investment activities and by when, and
•Whether Travelers will set a Paris aligned, net zero target, for its full range of emissions. and on what timeline

Your Company’s Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:
The Company is committed to a long-term sustainable approach to protecting the environment. As part of this commitment, for example, the Company has reduced its Scope 1 and 2 emissions by approximately 58% between 2011 and 2020 and has recently announced its goal to become carbon neutral across its owned operations by 2030. As another example, through its innovative partnership with American Forests, the Company is committed to fund the planting of one tree for each Personal Insurance billing account converted to paperless billing and has thus far planted 3 million trees through this initiative.
The Board believes that the proposal’s request, however, is unnecessary:
•because the Company already publishes robust reporting that is directly responsive to the proposal’s request; and
•in light of the effective measures the Company already takes to identify and mitigate climate risks in its business and to capture the opportunities associated with the expanding renewable energy industry.

1.https://www.nature.com/articles/d41586-018-05219-5
2.https://www.nature.com/articles/s41467-020-18797-8/
3.https://shareaction.org/reports/insuring-disaster-a-ranking
4.https://www.businessinsurance.com/article/20210617/NEWS06/912342605/Connecticut-bill-calls-for-regulation-of-insurers%E2%80%99-climate-risks
5.https://www.wsj.com/articles/travelers-sees-pre-tax-catastrophe-losses-more-than-double-from-storms-11618917977
6.https://www.weforum.org/agenda/2021/07/natural-disasters-cost-economic-insurance-2021-extreme-weather-floods-polar-vortex/
7.https://insure-our-future.com/scorecard
8.See https://insure-our-future.com/scorecard

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Additionally, the Board notes that, as disclosed in the Company’s climate reporting, GHG emissions data for the vast majority of the Company’s underwriting portfolio (e.g., personal automobile, homeowners, small and mid-sized businesses) and for the substantial majority of the Company’s investment portfolio (e.g., municipal bonds, structured bonds, private equity funds) are not readily available and, where the data are available, the data quality remains uneven. Accordingly, at this time, the Company does not currently have the ability to accurately measure, disclose and reduce the GHG emissions associated with its underwriting and investment activities.

The Proposal’s Request is Unnecessary in Light of the Company’s Existing Disclosures, Including Those that Address the Proposal’s Request in its Entirety.

The Company provides robust disclosures with respect to climate risks and opportunities in its annual sustainability reporting, including in the annual report it publishes consistent with the recommendations of the Task Force on Climate-related Financial Disclosures (the “TCFD Report”), available at https://sustainability.travelers.com. Among other things, the TCFD Report addresses the proposal’s request in its entirety.
With respect to the Company’s underwriting activities, the TCFD Report provides the following disclosure:
“Understanding climate-related effects on weather perils is part of our fundamental evaluation process, which includes the underwriting and pricing of risks related to many of our products. That said, GHG emissions data for the vast majority of our underwriting portfolio (e.g., personal automobile, homeowners, small and mid-sized businesses) is not readily available and, where it is available, the data quality remains uneven. Accordingly, at this time, we cannot accurately calculate the total emissions of our customers and are therefore unable to disclose the emissions, or establish any emissions reduction targets, with respect to our underwriting portfolio. Nonetheless, we believe that we have incorporated the relevant risks into our underwriting process.”
The TCFD Report continues to describe in detail, among other things: the Company’s use of proprietary and third-party computer models to incorporate weather and climate variability into its underwriting and pricing decisions; the Company’s evaluation of the findings contained in various governmental reports and other external scientific studies related to climate to assess potential impacts on the Company’s underwriting and pricing decisions; and the Company’s incorporation of lessons learned from recent events into its catastrophe underwriting. In addition, the TCFD Report explains that the Company is able to further limit its exposure to climate-related risks through its annual renewal of insurance policies, which gives the Company the flexibility to adjust its pricing, underwriting strategy and related policy terms and conditions, as appropriate. The TCFD Report further discusses the Company’s reinsurance of a portion of the risks it underwrites and the Company’s product diversity, both of which also mitigate the Company’s exposure to climate-related risks.
With respect to the Company’s investment activities, the TCFD Report similarly addresses the proposal’s request in its entirety. It provides the following disclosure:
“Travelers has established an Investment Policy, approved by the Board of Directors, which reflects a long-term approach to sustainable value creation and requires that Travelers consider ESG factors in the investment process to the extent relevant. We have assigned internally developed ESG scores to all issuers in our fixed income portfolio. Explicitly incorporating ESG factors into our fundamental credit analysis process has resulted in a higher level of awareness and focus on these factors. In certain circumstances, this has led to the exclusion of potential investments and the divestment of portfolio holdings (‘negative screening’) due to ESG risks where we believed that the expected returns were not consistent with the underlying risks – in other words, where we did not believe we would be appropriately compensated for the risks that we would be assuming.
Consistent with our credit-based approach to investing, we have also recently publicly committed that we will avoid making new debt or equity investments in companies with significant exposure to thermal coal mining, tar sands or coal-based electricity generation.
GHG emissions data for the substantial majority of segments of our investment portfolio (e.g., municipal bonds, structured bonds, private equity funds) is not readily available and, where it is available, the data quality remains uneven. Accordingly, at this time, we cannot accurately calculate the total emissions of our investment portfolio and are therefore unable to disclose the emissions, or establish any emissions reduction targets, with respect to our portfolio. Nonetheless, we believe that we have incorporated the relevant risks into our investment analysis.”
The Company has invested significant time and resources to produce an industry-leading report discussing in detail the Company’s comprehensive approach to climate risks and opportunities. In light of that report, including the disclosures therein that address the proposal’s request in its entirety, the proposal’s request is both unnecessary and duplicative.

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Given the Unavailability of Relevant Data, the Company Cannot Accurately Calculate GHG Emissions Associated with its Underwriting and Investment Activities.

As explained in the Company’s TCFD Report, quoted above, the GHG emissions data for the vast majority of the Company’s underwriting portfolio (e.g., personal automobile, homeowners, small and mid-sized businesses) and for the substantial majority of segments of the Company’s investment portfolio (e.g., municipal bonds, structured bonds, private equity funds) is not readily available and, where it is available, the data quality remains uneven. Accordingly, the Company is unable to accurately calculate the total emissions of either its underwriting or investment portfolios or to disclose or establish any emissions reduction targets with respect to such portfolios. Therefore, to the extent that the proposal intends to request that the Company measure, disclose and reduce the GHG emissions associated with its underwriting and investment activities, the Company does not currently have the ability to do so.
In addition, as discussed above, and as described in further detail in the Company’s TCFD Report, the Company takes a thoughtful and comprehensive approach to both identifying and mitigating climate risks in its business and to capturing the opportunities associated with the expanding renewable energy industry. The Company’s approach has proven effective; over the past five years, the Company’s share of property catastrophe losses relative to total property catastrophe losses for the domestic property casualty industry has been meaningfully lower than the Company’s corresponding market share. Accordingly, the Company believes that efforts to attempt to measure and reduce the emissions associated with the Company’s underwriting and investment portfolios — even if they were possible — are unnecessary and would amount to an unjustified use of the Company’s time and resources.

Summary

The Company continues to look for cost-effective ways to minimize its impact on the environment, which can also reduce the Company’s operating expenses, without compromising on the Company’s promise to customers and employees. The Board believes, however, that the proposal’s request is unnecessarily duplicative of the Company’s extensive disclosures, which, among other things, explicitly provide information responsive to the proposal’s request. Additionally, to the extent the proposal intends to request that the Company measure, disclose and reduce the GHG emissions associated with its underwriting and investment activities, the Company believes that such exercise is not currently possible and that, in any event, it would be unnecessary in light of the effective measures the Company takes to identify and mitigate climate risk in its business.
For the above reasons, your Board recommends you vote AGAINST this proposal.

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Item 6 SHAREHOLDER PROPOSAL RELATING TO FOSSIL FUEL SUPPLIES	Your Board recommends you vote AGAINST this Shareholder Proposal Relating to Fossil Fuel Supplies

Green Century Capital Management, Inc. located at 114 State Street, Suite 200, Boston, MA 02109, has advised us that it plans to introduce the following resolution on behalf of Green Century Balanced Fund. Green Century Balanced Fund is the beneficial holder of at least $25,000 of the Company’s common stock.
Whereas: The Intergovernmental Panel on Climate Change (IPCC) reports that global emissions must reach net zero by 2050 in order to limit global temperature increase to 1.5 degrees Celsius by 2100. Both the IPCC and the International Energy Agency (IEA) agree that emissions from burning fossil fuels are the primary driver of climate change. Yet, according to the UN Environment Programme, the world is on track to produce more than double the amount of coal, oil and gas by 2030 that would be allowed under a 1.5 degrees Celsius scenario.
Recently, the IEA issued a report detailing a pathway by which the energy sector can transition to net zero emissions by 2050. Regarding expansion of fossil fuel operations, it states that, “Beyond projects already committed as of 2021, there are no new oil and gas fields approved for development in our pathway, and no new coal mines or mine extensions are required” to ensure stable and affordable energy supplies.
Property and casualty insurers are uniquely exposed to climate risks because they underwrite policies for and invest in the fossil fuel industry, which is annually responsible for approximately 90% of global carbon dioxide emissions. At the same time, insurers, such as The Travelers Companies, Inc. (Travelers), are protecting their customers’ homes and businesses from the impacts of climate-driven catastrophes.
Investors have limited insight into the cause of the strategic misalignment of Travelers’ underwriting practices. The Company has made no public commitment to limit its underwriting - even for the highest-emitting fuel, coal, and lags behind European peers, such as AXA, Allianz, Aviva, Generali, Munich Re, SCOR, Swiss Re, and Zurich. These insurers founded the Net Zero Insurance Alliance and have committed to transitioning their underwriting portfolios to net zero greenhouse gas emissions by 2050.
To develop a credible net zero commitment, the United Nations Environment Programme Finance Initiative suggests that financial institutions, including insurers engaged in underwriting, “begin aligning with the required assumptions and implications of Intergovernmental Panel on Climate Change’s 1.5 degrees Celsius no / low overshoot pathways as soon as possible.” Further, “All no / low overshoot scenarios indicate an immediate reduction in fossil fuels, signaling that investment in new fossil fuel development is not aligned with 1.5 degrees Celsius.”
RESOLVED: Shareholders request that the Travelers’ Board of Directors adopt and disclose new policies to help ensure that its underwriting practices do not support new fossil fuel supplies, in alignment with the IEA’s Net Zero Emissions by 2050 Scenario.
Supporting Statement
The board and management, at its discretion, should define the scope, time frames and parameters of the policy, including defining “new fossil fuel supplies,” with an eye toward the well accepted definition that supporting new fossil fuel supplies includes exploration for and / or development of oil, gas, and coal resources or reserves beyond those fields or mines already in production.

Your Company’s Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:
As a property casualty insurance company, the Company is intently focused on the impacts of a changing climate and taking robust measures to appropriately manage both climate-related risks and opportunities. The Company has a comprehensive climate strategy that includes, among other things:
•incorporating the consideration of climate-related risks within the Company’s underwriting, pricing and investment decisions, including through its policy, discussed in further detail below, not to underwrite new risks for the construction or operation of coal-fired plants and for companies that generate a significant portion of their energy production from coal or that generate a significant portion of their revenues from thermal coal mining or tar sands extraction;
•supporting the transition to a lower-carbon economy through the Company’s growing Global Renewable Energy Practice, as well as products and services designed to incentivize environmentally responsible behavior, such as specialized coverage and discounts, where permissible, to encourage adoption of FORTIFIED Home™ construction, green buildings and hybrid/electric vehicles; and
•engaging in public policy advocacy and education with regard to resiliency, mitigation and disaster preparedness.
The Company believes its comprehensive measures represent the most appropriate approach to mitigating climate risks and exploring climate-related opportunities, and shareholders are encouraged to review these strategies in greater detail in the Company’s annual sustainability reporting, including in the annual report it publishes

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consistent with the recommendations of the Task Force on Climate-related Financial Disclosures (the “TCFD Report”), available at https://sustainability.travelers.com.
After careful consideration of the proposal, the Board believes that the proposal is not in the best interest of shareholders because it:
•would limit the Company’s ability to provide insurance to the energy industry at a time when renewable energy represents a minority portion of the energy mix in the United States and around the world; when access to energy remains an essential engine of economic growth and prosperity in the communities the Company serves; and when leading incumbents in the energy sector are making investments and driving innovation with respect to low-carbon and carbon-free technologies;
•represents an unwarranted intervention in the Company’s existing and effective climate risk mitigation and opportunity strategy; and
•inappropriately interferes with strategic decision-making at the heart of the Company’s business model.

The Proposal is Not in the Best Interest of Shareholders, Because the Actions it Contemplates Would Not Be Prudent or Responsible Given the Important Role Energy Plays in Economic Prosperity and Human Welfare, and in Light of the Current Reliance on Fossil Fuels Globally for the Foreseeable Future.

While renewable energy sources represent a growing share of the overall energy mix in the United States, traditional fossil fuel sources continue to constitute a significant majority. According to the U.S. Energy Information Administration, in 2020, approximately 60% of the U.S. energy generated at electricity generation facilities came from fossil fuels, while only 20% was generated from renewable energy sources. With access to energy tied, for example, to greater economic opportunity, increased life expectancy, a higher standard of living and more years of education, experts expect communities around the world, including in the United States, to rely on a mixture of multiple sources of energy – fossil fuel, natural gas, renewable and other sources – for their growth and prosperity for years to come.
At present, renewable energy is not available at sufficient scale to satisfy current demand. Significant investments, as well as research and development, are still needed to develop new and innovative solutions and to address deficiencies in existing renewable energy technologies. Even then, experts believe that widespread adoption will take time, given the enormity and complexity of the global energy system and the fact that widespread adoption requires affordability. By current Department of Energy estimates, even by 2050, the majority of U.S. energy will likely continue to come from fossil fuel sources.
Accordingly, the overall energy mix in the United States remains reflected in the Company’s business, adjusted to meet the Company’s view of the risk and return profile of the risks we underwrite. A dramatic change in this approach – one that sets aside the judgment of the Company’s experts in risk assessment and underwriting; that neglects to acknowledge that communities still largely rely on conventional sources of energy; that overlooks the ability of energy firms to find other sources of insurance, including privately-held insurers or self-insurance; that disregards the broad investment and innovation taking place across the energy sector to both reduce the carbon impact of traditional sources of energy and grow the grid’s ability to capture, transmit and store renewable energy; and that ignores the fact that, as the IEA report cited by the proponent itself acknowledges, “[o]il and gas companies are well-placed to accelerate the pace of development and deployment of these technologies” – would not be a prudent or responsible course of action to take at this time.
Many experts, including the International Renewable Energy Agency and the World Energy Council, believe that a substantial change in the energy mix will come primarily from the ongoing and promising research and development investments of incumbent energy producers, disruption by new entrants into the industry, the deployment of scientific innovations, and relevant and effective government action. The Company believes it is important to continue to support the energy industry as it works to migrate to renewable energy sources and/or develop other innovative solutions designed to assist in the energy transition. Additionally, the Company believes that denying any otherwise qualified party the insurance necessary to run its operations will not hasten the transition and will not materially benefit the communities the Company serves. In fact, it risks harming them – most notably, those least able to bear increased energy costs. Moreover, restricting or limiting insurance capacity as requested by the proposal would require businesses to find alternative, and likely less stable means of risk transfer, which, in turn, would leave local communities, individuals and businesses more vulnerable to harm and loss.
As discussed further below, the Board believes the thoughtful and comprehensive measures the Company has undertaken – and continues to undertake – to address climate-related risks and identify climate-related opportunities is the right approach for the Company, for its shareholders and for all its stakeholders.

The Company’s Existing Comprehensive Approach to Identifying and Mitigating Climate Risks in its Business and Advancing Climate-Related Opportunities is Effective, Rendering the Proposal’s Request Unnecessary.

The Company takes comprehensive measures to identify and mitigate climate risk in its business and to avail itself of climate-related opportunities in the market. With the realities of the U.S. energy landscape in mind, the Company’s climate strategy is designed to mitigate climate risk in the Company’s underwriting and investment portfolios, while supporting societal progress and economic prosperity for all and doing the Company’s part to assist in the transition to a lower-carbon economy. The Company’s approach to climate is described in detail in the robust annual report the Company

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publishes consistent with the recommendations of the Task Force on Climate-related Financial Disclosures (the “TCFD Report”), available at https://sustainability.travelers.com. In response to the specific areas of interest raised by the proposal, the Company notes the following efforts.
(i) Supporting the Growing Renewable Energy Industry
The Company’s dedicated and growing Global Renewable Energy Practice provides solutions for the life span of a renewable energy business, from research and development and manufacturing to permanent operations, as well as onshore and offshore wind, solar and biopower operations. This practice is designed to facilitate innovation and the growth of renewable energy businesses and support the transition over time to a lower-carbon economy. The Company’s Global Renewable Energy Practice also helps Travelers capture a greater share of the expanding renewable energy industry domestically and internationally, as trends toward renewable and clean energy sources continue to accelerate.
In addition, the Company is helping speed the transition to broader adoption of renewable energy sources through the investment of billions of dollars in “green bonds,” which help fund these and other sustainable projects. As of December 31, 2021, the Company owns nearly $2.4 billion of these securities and an additional $0.2 billion of “sustainability” and “sustainability-linked” bonds (as classified by Bloomberg).
(ii) Mitigating Climate Risk in the Company’s Underwriting and Pricing Decisions
When it comes to underwriting, the Company’s guiding principle is its ability to understand the property and casualty risks it underwrites. The Company strives to avoid exposures that cannot be evaluated or that have unacceptable levels of uncertainty. For both property and casualty lines of business, the Company considers environmental factors, including weather trends and patterns, alongside other relevant risk variables in its underwriting evaluation process and in its underwriting strategies.
For example, given its risk/return requirements, the Company has negligible direct exposure to thermal coal and tar sands; simply put, these businesses are not attractive to the Company from a risk/return standpoint. Consistent with this approach, the Company recently published a policy, available through its TCFD Report, in which it commits that it will:
•Not provide insurance for the construction and operations of any new coal-fired plants;
•Not underwrite new risks for companies that generate more than 30% of their revenues from thermal coal mining;
•Not underwrite new risks for companies that generate more than 30% of their energy production from coal;
•Not underwrite new risks for companies that hold more than 30% of their reserves in tar sands; and
•Phase out existing underwriting relationships which exceed these thresholds by 2030.
Understanding climate-related effects on weather perils is part of the Company’s fundamental evaluation process, which includes the underwriting and pricing of risks related to many of the Company’s products. Among other efforts, the Company uses proprietary and third-party computer models to incorporate weather and climate variability into its underwriting and pricing decisions; evaluates the findings contained in various governmental reports and other external scientific studies related to climate to assess potential impacts on the Company’s underwriting and pricing decisions; and incorporates lessons learned from recent events into its catastrophe underwriting.
In addition, the Company is able to further limit its exposure to climate-related risks through its annual renewal of insurance policies, which gives the Company the flexibility to adjust its pricing, underwriting strategy and related policy terms and conditions, as appropriate. The Company’s reinsurance of a portion of the risks it underwrites and the Company’s product diversity also mitigate the Company’s exposure to climate-related risks.
The Company’s approach to managing changing climate conditions has proven effective; over the past five years, the Company’s share of property catastrophe losses relative to total property catastrophe losses for the domestic property casualty industry has been meaningfully lower than the Company’s corresponding market share.
In light of the foregoing, the Company believes that the adoption of a policy such as that contemplated by the proposal represents an unwarranted intervention in the Company’s existing and effective climate strategy.

The Proposal Inappropriately Interferes with Decisions that Are at the Heart of the Company’s Business Model.

The proposal requests that the Company cease to offer certain of its products – specifically, insurance policies related to “new fossil fuel supplies.” By attempting to direct the Company’s underwriting decisions with respect to its product offerings, the proposal inappropriately interferes with decisions that are at the heart of an insurer’s business model.
The proposal ignores the complexities involved in risk assessment, seeks to replace the company’s time-tested underwriting strategy and attempts to prescribe the Company’s business decisions. The alternative to this proposal is not to make no effort at all to advance the stated
goal of the proposal; it is to continue to pursue the comprehensive and effective strategy that the Company has in place to manage climate risk in its underwriting business and to pursue opportunities, as appropriate, as the energy landscape continues to evolve.
In all, the proposal would inappropriately interfere in the complex and heavily-regulated processes that comprise the Company’s core operations and undermine the ability of the Company to function in the manner that has allowed it to meet its obligations to its customers and to deliver superior returns to its shareholders over time.

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Summary

The Company is committed to adequately accounting for climate risk in its underwriting, pricing and investment decisions and to seeking climate-related opportunities in its business. It has described in detail the measures it takes in this regard in its comprehensive and industry-leading TCFD Report. The Board believes, however, that the proposal is not in the best interest of shareholders because it would require the Company to take actions that are neither prudent from an economic, social or environmental standpoint, nor necessary in light of the comprehensive and effective measures the Company takes to mitigate climate risk. Additionally, the Board believes the proposal represents an unwarranted intervention in the Company’s existing comprehensive and effective climate strategy and inappropriately interferes with strategic decision-making at the heart of the Company’s business.
For the above reasons, your Board recommends you vote AGAINST this proposal.

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SHAREHOLDER PROPOSALS

Item 7 SHAREHOLDER PROPOSAL RELATING TO A RACIAL EQUITY AUDIT	Your Board recommends you vote AGAINST this Shareholder Proposal Relating to a Racial Equity Audit

Trillium ESG Global Equity Fund (“Trillium”), located at Two Financial Center, 60 South Street, Suite 1100, Boston, MA 02111, has advised us that it plans to introduce the following resolution. Trillium is the beneficial holder of more than $25,000 of the Company’s common stock.
Racial Justice Audit
To combat systemic racism, corporations should recognize and remedy industry- and company-specific barriers to everyone’s full inclusion in societal and economic participation. Racial gaps cost the U.S. economy an estimated $16 trillion over the past twenty years.1 Closing the Black- and Hispanic-white wealth gaps could add 4-6% to American GDP by 2028.2
One year after many companies made commitments to racial justice, the practical outcomes remain unclear. Fifty corporate pledges totaling $49.5 billion were characterized by a 2021 analysis as falling short of addressing systemic racism.3 Shareholders lack independent assessments that racial equity strategies are impactful, address appropriate topics, and unlock growth.
Addressing racism and its economic costs demands more than reliance on internal action and assessment. Audits engage companies in a process that internal actions may not replicate, unlocking value and uncovering blind spots that companies may have to their policies and practices. Company leaders are not diversity, equity, and inclusion experts and lack objectivity. Crucially, a racial justice audit examines the external impact a company has on minority communities.
Given companies across sectors are embroiled in race-related controversies, any company without a third-party audit and plan for improvement of internal and external racial impacts could be at risk.4 Companies like Facebook, Starbucks, and Blackrock have committed to such audits, and guidelines have been developed by practitioners.5
Despite national reforms, auto and homeowners’ insurance policies are still differently applied to minority policyholders. An investigation found insurance companies charged higher premiums by up to 30 percent in minority communities versus whiter communities despite similar accident costs.6 In 2018, Travelers settled a National Fair Housing Alliance lawsuit alleging that Travelers denied insurance to landlords renting to Section 8 voucher recipients, who are predominantly Black women.7 In 2020, Travelers generated 34.2 percent of revenue from personal home and auto insurance. Shareholders are concerned there may be gaps between the company’s non-discriminatory business practice policy and actual outcomes, and that a racial justice audit covering both vendor relationships and insurance products may help the company identify and close potential gaps. Additionally, Travelers provides law enforcement liability insurance. In this pivotal role, the company may be at risk for contributing to systemic racism, but also may provide solutions.8
Resolved, shareholders urge the board of directors to oversee a third-party audit (within a reasonable time and at a reasonable cost) which assesses and produces recommendations for improving the racial impacts of its policies, practices, products, and services, above and beyond legal and regulatory matters. Input from stakeholders, including civil rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company’s website.

Your Company’s Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:
The Company has a longstanding and deep commitment to diversity and inclusion in its workforce and has long supported racial justice in its communities. Nonetheless, the Board believes that the proposal, which appears to be primarily aimed at the purported racial impacts of the Company’s insurance offerings, is not in the best interest of shareholders because it:
•conflicts with the Company’s longstanding practice not to take race into account in its underwriting and pricing decisions;
•is incompatible with state laws prohibiting the consideration of race in underwriting and/or pricing decisions;
•conflicts with the highly regulated insurance environment in which the Company operates and would insert the Company into decisions that are solely within the ambit of insurance regulators; and
•risk prejudicing the Company in potential future litigation and regulatory matters in which insurers are routinely involved.
1 https://ir.citi.com/NvlUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
2 https://www.mckinsey.com/industries/public-and-social-sector/our-insights/the-economic-impact-of-closing-the-racial-wealth-gap
3 https://philanthropynewsdigest.org/news/corporate-pledges-for-racial-justice-fall-short-analysis-finds
4 https://www.nytimes.com/2020/06/06/business/corporate-america-has-failed-black-america.html
5https://www.proxypreview.org/2021/contributor-articles-blog/racial-justice-audits-holding-companies-accountabte-for-their-role-in-system-racism and https://www.bloomberg.com/news/articles/2021-08-05/how-aclu-veteran-laura-murphy-audited-facebook-s-race-problem?sref=cdlcj118
6 https://www.propublica.org/article/minority-neighborhoods-higher-car-insurance-premiums-white-areas-same-risk
7 https://nationalfairhousing.org/2018/02/23/travelers/
8 https://www.npr.org/2016/04/01/472564258/when-it-comes-to-police-reform-insurance-companies-may-play-a-role

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In addition, the Board believes that the actions requested by the proposal are unnecessary in light of the Company’s:
•thoughtful and comprehensive underwriting and pricing policies and practices, including robust governance and controls designed to ensure that its rating and pricing factors are actuarially sound, comply with all applicable laws and do not take factors such as race or other prohibited characteristics into account; and
•extensive diversity and inclusion initiatives and comprehensive public reporting with respect to diversity and inclusion.

The Proposal Conflicts with State Law and with the Company’s Longstanding Practice Not to Take Race into Account in its Underwriting and Pricing Decisions.

Longstanding principles of risk-based underwriting and pricing are foundational to the insurance industry. The business of insurance involves a contractual arrangement in which the insurer agrees to bear a policyholder’s expected financial risk of future loss, subject to agreed limits, terms and conditions, in exchange for a premium. This requires insurers to design and price their insurance products based on such risk of future loss. Under longstanding law and practice, insurers identify risk factors and establish rates based on sound actuarial principles that do not — and may not — take factors such as race or other prohibited characteristics into account. Established principles of risk-based insurance underwriting and pricing allow insurance markets to function properly, fairly and competitively. Ultimately, this approach benefits consumers by increasing the availability of insurance at fair prices that appropriately reflect the related risks and ensures the financial solvency of insurers to pay covered claims decades into the future
To calculate the expected financial risk of future loss, actuaries apply mathematics, statistics and economic methods to estimate the probability and financial implications of various risk factors. Though actuaries necessarily evaluate various factors that correlate with losses, they do not consider, and, as discussed below, are in fact prohibited from using, race and other legally prohibited characteristics. The procedures through which actuaries set rates are complex, but the theory behind this process is straightforward — insurance actuaries and underwriters seek (and are required by law) to determine risk factors that correlate with losses. This assessment of risk is designed to accurately identify the expected value of all future costs associated with an individual risk transfer. Ultimately, the grouping of risks with similar characteristics is fundamental to any insurance system.
By contemplating that the Company take race into account in its underwriting and pricing decisions, the proposal conflicts with the Company’s longstanding practices and would cause the Company to violate numerous insurance laws. Fundamentally, the proposal suggests that the Company should take steps to alter its underwriting criteria and/or pricing to achieve different outcomes when measured on the basis of race. Taking race into account in underwriting or rate-setting, however, is unlawful under the insurance laws of virtually every state and would improperly inject racial considerations into a heavily regulated decision-making process. Moreover, precisely because race is not predictive of risk, requiring the Company to take race into account in response to a racial justice audit challenges the foundational tenets of insurance underwriting and pricing discussed above.

The Proposal Conflicts with the Highly Regulated Environment in Which the Company Operates.

Regulated through state departments of insurance, the Company, like other insurance companies, is subject to extensive state laws and regulations touching on all aspects of its business, including insurance licensing, pricing, underwriting, claim handling and capital and solvency requirements. Rates are generally filed with, and reviewed and approved by, state insurance regulators, which typically require insurers to establish that their rates are “adequate,” not “excessive,” and not “unfairly discriminatory,” as those or similar terms are defined under each state’s laws.
Through its operating subsidiaries, the Company offers hundreds of insurance products and has over 10 million policies in force for millions of personal and commercial customers. The coverages offered by the Company range from homeowners and auto to workers compensation, general liability, directors & officers liability, professional liability and many other lines of coverage, each of which is subject to detailed legal and regulatory filings and state laws.
While the Company strongly supports racial justice, as evidenced in part by the programs and initiatives discussed below, the proposal conflicts with the highly regulated environment in which the Company operates. The Company believes that legislators and regulators are uniquely positioned to address underwriting and pricing criteria. To the extent the proponents believe various underwriting or pricing factors or legal requirements should be modified in order to achieve different outcomes based on race, the Company believes those are issues that must be addressed by regulators and legislators on an industry wide basis rather than by the Company on an individual basis.

The Proposal Risks Prejudicing the Company in Potential Future Litigation and Regulatory Matters.

From time to time, insurers are named in litigation in connection with the underwriting and pricing of their products, despite their compliance with applicable laws and regulations. The collection of racial demographic information would impair a significant defense that the Company has in some of these actions — namely, that the Company does not have in its possession or otherwise utilize racial data on its insureds.
In addition to civil litigation, in the ordinary course of its business and as is customary for an insurer, the Company is subject to market conduct examinations, data calls and other

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regulatory inquiries in all 50 states. For the same reason discussed above with respect to litigation, the collection of race-based data has the potential to prejudice the Company in regulatory matters.

The Proposal is Unnecessary in Light of the Company’s Current Underwriting and Pricing Practices and Controls, as well as its Initiatives and Reporting Around Workplace Diversity and Inclusion.

The proposal’s request is unnecessary in light of: (i) the extensive controls the Company has in place to ensure that its underwriting and pricing are based on sound actuarial principles that do not take factors such as race or other prohibited characteristics into account, and (ii) the Company’s many initiatives and robust reporting with respect to diversity and inclusion in its workforce and in the communities in which it operates.
The Company has robust governance and controls in place to ensure the integrity of its underwriting, actuarial and modeling practices, and to ensure that all rating and pricing factors are actuarially justified as predictive of risk and comply with state laws. These practices include organized reviews of models and third-party data through a multi-disciplinary governance process that includes legal, actuarial and data science assessments. The Company examines and evaluates its models and the factors used within those models on a regular basis. This framework, which has been favorably reviewed with the Company’s lead regulator, creates a full view of the Company’s models throughout the entire model lifecycle. These governance and control processes ensure that the Company complies with existing laws and does not consider race, national origin or other protected characteristics in connection with underwriting or pricing.
Not only is the proposal’s request unnecessary, but it could also result in negative unintended consequences. By requesting an audit specifically for the purpose of assessing the racial impacts of the Company’s policies and practices, the proposal would, by definition, require the Company to collect information about race with respect to its insureds, whether by itself or through a third party, which would reflect a sharp departure from established insurance industry practice, including the policies and practices of the Company. Consistent with its legal obligations and business policies, Travelers does not take race into account and does not even collect data on the race or other prohibited characteristics of its insureds, except in the limited case of California, where the Company is legally required to provide a “Race, National Origin & Gender Form” to its insureds as part of certain insurance applications, which they can complete on a strictly voluntary basis. Ensuring that the Company does not collect or have access to information about the race of actual or prospective insureds or other third parties minimizes any chance that race could be taken into account and ensures that the Company and its actuarial and underwriting professionals focus on factors that, unlike race, are predictive of risk.
The Company has extensive initiatives to advance diversity and inclusion in its workforce and promote racial justice in its communities. We have long recognized that to maintain our talent advantage, we must attract and retain the best people from the broadest pool of talent. We also understand that we benefit from our differences in culture, ethnicity, national origin, race, color, religion, gender, gender identity, age, veteran status, socioeconomic background, disability and sexual orientation. By creating a welcoming environment that brings together people with different backgrounds and perspectives, we enable new ideas, spark innovation and reinforce a culture in which employees feel valued, respected and supported. Diverse experiences and viewpoints yield greater insights and better outcomes, raise the bar on individual and team performance and sharpen our focus on our customers.
As a result, diversity and inclusion have long been a business imperative for us, and consequently, we are committed to fostering a diverse and inclusive environment where all employees can develop and thrive.
Our diversity and inclusion efforts are led by our Vice President of Enterprise Diversity & Inclusion and our Diversity Council, which is chaired by our Chief Executive Officer and composed of the Company’s 40 most senior leaders.
Our commitment to diversity is reflected in the Company’s numerous diversity initiatives, which are described in significant detail in our annual sustainability report and include, but are not limited to:
•Expecting all employees to complete our newly updated diversity education program, called “Conscious Inclusion and Unconscious Bias.”
•Establishing deliberate recruiting, retention and development practices and a variety of initiatives that are tailored to deepen diverse talent pools and broaden advancement opportunities.
•Sponsoring a number of external opportunities to support the professional development of all our employees, including opportunities specific to nurturing diversity, and partner with many college diversity groups and other organizations to cultivate our pipeline of talent.
•Creating eight Diversity Networks – voluntary, employee-led groups dedicated to fostering a diverse and inclusive work environment and that also offer opportunities for members to be paired with a mentor. More than 12,000 employees – nearly 40% of our employees – are members of one or more of these Diversity Networks.
•Hosting an ongoing series of events called “Diversity Speaks,” with the mission of cultivating a culture that embraces the power of differences, where individuality is honored and diverse perspectives are celebrated, to benefit our employees, customers, agents and communities.
•Hosting Art Speaks, an ongoing series of cultural and art experiences followed by discussions in the workplace around diversity and inclusion.
The Company’s commitment to racial justice extends beyond its workforce, as exemplified by the Company’s June 2020 pledge of $1 million to assist nonprofits dedicated to advancing racial equality across the United States and rebuilding damaged businesses in Minnesota.

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For a comprehensive discussion of diversity and inclusion at Travelers, we encourage you to review the Diversity & Inclusion section of our sustainability report, available at https://sustainability.travelers.com.
The Company tracks the success of its efforts and annually publishes comprehensive qualitative and quantitative information regarding diversity and inclusion at Travelers. We use metrics and analytics to measure, evaluate and act upon programs that impact the success of our people, including our diversity and inclusion initiatives. We maintain a robust process to review, analyze and share that data with our Board and senior leaders on a regular basis.
Our data demonstrate that we have made significant progress over the past decade. In each of the last ten years, for example, we have increased the percentage of people of color in our workforce, and as of December 31, 2021, people of color represented 25% of our U.S. workforce. We have also increased the percentage of people of color in management positions in each of the last ten years.
In addition to providing extensive information regarding our many diversity and inclusion-related initiatives at Travelers, including those summarized above, we publicly share quantitative information regarding diversity and inclusion at Travelers in our annually updated sustainability report. For example, we post our EEO-1 data in the Diversity & Inclusion section of our sustainability report, which information is updated on an annual basis. Further, we disclose, in the ESG Analyst Data document available on our sustainability site, the percentage of women in our workforce, the percentage of people of color in our U.S. workforce, our voluntary employee turnover rate (both for the U.S. and globally), our involuntary employee turnover rate (both for the U.S. and globally) and our total employee turnover rate (both for the U.S. and globally).
We also publish, on the Total Rewards page of the Human Capital Management section of our sustainability report, our equitable pay statement, which outlines our approach to ensuring that we compensate our employees without influence from bias. As noted in more detail therein, we have comprehensive compensation processes and controls in place and review our compensation practices annually with independent, outside experts, in each case to help ensure equitable pay across the company. As disclosed in that document, based in part on these measures, we believe that we pay our employees equitably, regardless of gender, race or any other protected classification.
The Board oversees the Company’s diversity and inclusion initiatives and its progress. Our Board of Directors encourages diversity and inclusion within Travelers and oversees our diversity and inclusion efforts. Pursuant to its charter, the Nominating and Governance Committee of the Board (1) meets regularly with senior management to review and discuss our strategies to encourage diversity and inclusion within our company, and (2) regularly reports to the Board regarding these discussions. In addition, the Board receives regular updates from senior management regarding the data we collect and oversees our progress.

Summary

In summary, the Company remains fully committed to promoting diversity and fostering an inclusive environment for all employees throughout the Company, and to supporting racial justice efforts more broadly. Nonetheless, the Board believes that the shareholder proposal is not only unnecessary to advance those goals but also has the potential to have significant negative unintended consequences, for the many reasons set forth above, and would thus not be in the best interest of shareholders.
For the above reasons, your Board recommends you vote AGAINST this proposal.

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Item 8 SHAREHOLDER PROPOSAL RELATING TO INSURING LAW ENFORCEMENT	Your Board recommends you vote AGAINST this Shareholder Proposal Relating to Insuring Law Enforcement

Arjuna Capital, located at 1 Elm Street, Manchester, MA 01944, has advised us that it plans to introduce the following resolution on behalf of John Silva and Shana Weiss. John Silva and Shana Weiss are the beneficial holder of at least $25,000 of the Company’s common stock.
Racist Police Brutality
Whereas: Thousands of police misconduct lawsuits are filed annually—costing taxpayers over 300 million dollars in 2019. The murders of George Floyd, Ahmaud Arbery, and Black Americans at the hands of police have strengthened the Black Lives Matter movement and calls for police reform.
A Boston University research study found a strong relationship between fatal police shootings and structural racism, that is, discrimination arising from institutional systems. How law enforcement liability insurance policies may contribute to structural racism and perpetuate misconduct is under question. Insurance policyholder attorney Alexander Brown notes:
“What I see now with the Black Lives Matter is that there’s going to be a whole lot of investigation into whether various municipalities or police entities have policies or practices that discriminate against African-Americans.”
John Rappaport, University of Chicago Law School, points out how insurance policies could decrease police accountability:
“If insurance companies are not doing a good job at trying to manage the risk, they could actually be making things worse. This is the idea of moral hazard, right? When you get insurance coverage, you drive a little bit less carefully.”
Rappaport notes insurance companies can exert pressure on police departments to reduce use of force that may result in large settlements or court-ordered damages the insurance company must then pay out. Through lower premiums and deductibles, private insurance can encourage departments to engage in “better training, better use of force policies, better screening in the hiring process, and even the firing of bad cops.” Northeastern Law paper “Policing the Police” affirms that tying premium reductions to specific trainings and programs can incentivize individual officers to engage in trainings that lower risk. The United States Commission on Civil Rights’ report “Police Use of Force: An Examination of Modern Policing Policies” magnified these opportunities:
While private insurance is “no panacea,” especially since many large cities are self-insured and therefore lack the external pressure for reform, insurance companies may nonetheless play an important role in increasing police accountability. (Washington Post)
Travelers, the second-largest writer of US commercial property-casualty insurance, provides law enforcement liability insurance, including coverage for “violation[s] of civil rights under any federal, state, or local law” and defense for “claims or suits alleging criminal, malicious, dishonest, or fraudulent wrongful act until determination or admission of such wrongful act in a legal proceeding.” Yet, Travelers does not disclose specific polices or programs to reduce the risk of racist police brutality, such as a risk management specialization or training, education, or audits focused on prevention of racially motivated police abuses and brutality.
Resolved: Shareholders request Travelers report on current company policies and practices, and options for changes to such policies, to help ensure its insurance offerings reduce and do not increase the potential for racist police brutality, nor associate our brand with police violations of civil rights and liberties. The report should assess related reputational, competitive, operational, and financial risks, and be prepared at reasonable cost, omitting proprietary, privileged or prejudicial information.

Your Company’s Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:
The Company has long supported racial justice in its communities, as reflected by its various diversity and inclusion-focused programs and initiatives, as well as financial commitments to assist efforts dedicated to advancing racial equity, as discussed in the Company’s comprehensive sustainability report.
The Company’s Law Enforcement Liability product is one of 11 coverages offered to public entities and is not offered as a standalone product. Rather, it is part of a multi-line offering to small cities, counties, municipalities and other public entities with law enforcement exposure and is a standard component of public entity coverage in the insurance industry. Critically, the Company’s law enforcement liability policies do not insure criminal wrongful acts.
The Board believes that the actions requested by the proposal would result in an unnecessary expense and use of management time and resources in light of:
•the Company’s robust underwriting process for its Public Entity Business, including with respect to the evaluation of law enforcement liability risks; and
•the fact that the proposal relates to a negligible portion of the Company’s business operations.

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SHAREHOLDER PROPOSALS
Furthermore, the Board believes that the proposal, which requires that the Company recommend changes to the policies and practices it has in place with respect to its insurance offerings, is not in the best interest of shareholders because it:
•inappropriately interferes with the Company’s underwriting strategy, which is core to the Company’s business and requires the expertise of actuaries, underwriters and other professionals; and
•would compromise the Company’s legal strategy in litigation it defends on behalf of its insureds.

The Proposal’s Request is Unnecessary in Light of the Company’s Robust Underwriting Process for its Public Entity Business, Including with Respect to the Evaluation of Law Enforcement Liability Risks.

The Company’s Law Enforcement Liability product is one of 11 coverages offered to public entities and is not offered as a standalone product. Rather, it is part of a multi-line offering to small cities, counties, municipalities and other public entities with law enforcement exposure and is a standard component of public entity coverage in the insurance industry.
The Company’s law enforcement liability policies do not insure criminal wrongful acts. Additionally, as is the case with all coverages it provides, the Company views quality of risk in its Public Entity Business as paramount in the underwriting process and thus focuses on customers that are committed to risk management and safety. Accordingly, as with all its businesses, Travelers has a robust and highly specialized underwriting process to evaluate public entity risks, including law enforcement liability exposures. This process includes, among other things: a review of the potential insured’s operations; loss history; hiring, screening and training processes; policies and procedures; supervision practices; formal disciplinary processes; early intervention programs designed to identify concerning behavioral patterns; de-escalation and “duty to intervene” procedures; and community involvement and relationships. These assessments are conducted by the Company’s risk control professionals, many of whom have specialized expertise in public entity exposures and/or have law enforcement backgrounds. Moreover, because the Company typically writes one-year policies, it can – and does – update its view of each individual risk on an annual basis. As a result, the Company has the ability to re-underwrite or decline to renew risks that do not meet the Company’s quality standards or return objectives.
As a result of these efforts and the Company’s commitment to excellence, as of December 31, 2021, the accreditation rate for the law enforcement agencies in the Company’s portfolio, as provided by the Commission on Accreditation for Law Enforcement Agencies (a credentialing authority that is widely recognized as setting the gold standard in public safety), is more than twice the national average.
In light of the Company’s thoughtful, comprehensive and effective underwriting approach in its Public Entity Business and, in particular, its robust processes to assess the quality of law enforcement liability risks, which are designed to ensure, among other things, that the public entities it insures are not at significant risk of engaging in wrongful behavior, the Company believes the proposal’s request is unjustified and would result in an unwarranted use of management time and corporate resources.

The Proposal’s Request Would Result in an Unnecessary Expense, Since the Proposal Relates to a Negligible Portion of the Company’s Business Operations.

The proposal, which is focused specifically on the Company’s law enforcement liability coverage, relates to operations that are negligible to the Company. For example, in 2021, the Company’s Law Enforcement Liability policies accounted for 0.12% of the Company’s net written premiums.
To provide additional context, the Company offers hundreds of insurance products and types of coverages in the United States and in the countries and territories in which it operates worldwide. Through its operating subsidiaries, the Company has over 10 million policies in force for millions of personal and commercial customers. The limited scope of law enforcement liability insurance when put in the context of the Company’s larger operations makes clear that, regardless of the metrics cited above, the sale of law enforcement liability insurance is not significant to the Company’s business.
Because the proposal relates to operations that are not economically or otherwise significant to the Company, the financial expense and management time and resources that would be required for the Company to comply with the proposal’s request are not justified.

The Proposal Inappropriately Interferes with the Company’s Underwriting Strategy, Which is Core to the Company’s Business and Requires the Expertise of Actuaries, Underwriters and Other Professionals.

The thrust of the proposal is to request that the Company cease, limit or modify certain of its product offerings – specifically, insurance policies that include law enforcement liability coverage. By attempting to direct the Company’s underwriting decisions with respect to its product offerings, the proposal inappropriately interferes with decisions that are at the heart of an insurer’s business model and require the expertise of experienced actuaries, underwriters and other professionals.
While, at first glance, the proposal’s request may appear simple, the business of insurance is highly complex and requires the application of mathematics, statistics and actuarial and economic methods to estimate the probability and financial implications of various risk factors. The procedures through which actuaries set rates are complex,

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involve the application of informed business judgment and are required by law to be based on risk factors that correlate with losses.
In light of the complexities and nuances associated with – and the judgments needed for – the underwriting and pricing of the Company’s products, as discussed in our Sustainability report, as of December 31, 2020, the Company had more than 1,500 employees working in analytics, including nearly 400 accredited actuaries, 200 data scientists and statisticians, and 350 data engineers. Moreover, the Company has an Underwriting function of more than 4,200 people, supported by over 4,000 operations specialists across more than 70 locations. The Company also has staff dedicated to ensuring that the Company’s underwriting policies and product offerings are compliant with regulations in all 50 states. Accordingly, publishing a report that provides options for changes to the Company’s policies and practices regarding its underwriting approach is not nearly as straightforward as it may seem. Rather, the proposal would inappropriately interfere with the highly complex and heavily regulated process by which insurance actuaries and underwriters assess and price risk – the process at the very core of the insurance business and fundamental to management’s ability to run the company’s day-to-day operations.

The Proposal Would Compromise the Company’s Legal Strategy in Litigation it Defends on Behalf of its Insureds.

The Company sells a variety of insurance products to small cities, counties, municipalities and other public entities that have been, are and will in the future be subject to lawsuits that rely on disputed allegations and legal theories that could be implicated by the proposal. Where such claims trigger a defense obligation under the relevant insurance contract and applicable law, the Company is legally obligated to defend that insured with respect to those claims. Publication of the report requested by the proposal, however, would compromise the Company’s ability to defend its insureds, including in ways that are impossible to predict.
Notably, regardless of the specific content of the report, publicly proposing any “options for changes” to the Company’s policies regarding its insurance offerings would necessarily impact the Company’s legal strategy in defending its insureds and could prejudice the Company and its insureds in litigation. As an insurance company, the Company has no ability to require its insureds to implement any particular policy or practice, which are the ultimate responsibility of insureds themselves. By recommending any specific changes, however, the report requested by the proposal could subject the Company and its underwriting and risk control personnel to discovery and depositions in cases brought against the Company’s own insureds; the Company’s ability to adequately defend its insureds would be impaired if claimants sought to use testimony by Company personnel against its own insureds. In addition, the proposal could subject the Company to claims for extracontractual liability based on an alleged breach of duties the Company owes its insureds if its ability to defend its insureds is impaired.

Summary

While the Company remains committed to supporting racial justice efforts in the communities in which it operates, the Board believes that compliance with the shareholder proposal could have significant unintended consequences on the Company’s business and operations and would require an unnecessary expenditure and use of management time and resources.
For the above reasons, your Board recommends you vote AGAINST this proposal.

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OTHER INFORMATION
Share Ownership Information

Directors and Executive Officers

The following table shows, as of March 29, 2022, the beneficial ownership of our common stock by each director and director nominee of the Company, each of the named executive officers, and all directors, director nominees and executive officers of the Company as a group.

	Number of Shares or Units Beneficially Owned as of March 29, 2022(1)
Name of Beneficial Owner	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of March 29, 2022(3)	Stock Equivalent Units(4)	Total Stock-Based Ownership(5)
Alan D. Schnitzer	215,726	752,903	—	968,629
Daniel S. Frey	5,640	57,216	—	62,856
Avrohom J. Kess	31,013	202,469	—	233,482
Gregory C. Toczydlowski	18,680	122,410	—	141,090
Michael F. Klein	10,849	143,055	—	153,904
Alan L. Beller	—	—	—	—
Janet M. Dolan	—	—	296	296
Patricia L. Higgins	122	—	—	122
William J. Kane	839	—	—	839
Thomas B. Leonardi	—	—	—	—
Clarence Otis Jr.	—	—	—	—
Elizabeth E. Robinson	—	—	—	—
Philip T. Ruegger III	23,359	—	—	23,359
Rafael Santana	—	—	—	—
Todd C. Schermerhorn	—	—	—	—
Laurie J. Thomsen	1,925	—	1,281	3,206
Bridget van Kralingen	—	—	—	—
All Directors and Executive Officers as a Group (25 persons)(6)	761,005	1,826,376	1,577	2,588,958
(1)Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to the shares owned. As of March 29, 2022, (A) no director or executive officer beneficially owned 1% or more of the outstanding common stock of the Company, and (B) the directors and executive officers of the Company as a group beneficially owned approximately 1.07% of the outstanding common stock of the Company (including common stock they can acquire within 60 days).
(2)Included are (A) common shares owned outright; (B) common shares held in our 401(k) Savings Plan; (C) shares held by family members of the following: Mr. Schnitzer—16,009 shares held by his spouse and 93 shares held by Mr. Schnitzer as custodian for his children (Mr. Schnitzer disclaims beneficial ownership of these 93 shares); and Ms. Thomsen—200 shares held by her spouse; and (D) the following shares which are held in trust: Ms. Thomsen—125 shares held in trust for which Ms. Thomsen is a nominal trustee.
(3)The number of shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 29, 2022.
(4)All non-employee directors hold deferred stock units granted under the Amended and Restated 2004 Stock Incentive Plan, the 2014 Stock Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors or the legacy deferred stock plan of either St. Paul or TPC. This column lists those deferred stock units that would be distributed to directors in the form of shares of common stock within 60 days if any of them were to have retired as a director on March 29, 2022. In addition, each director holds deferred stock units and common stock units which are not reflected in the table above because the units would not be distributed to directors in the form of common stock until at least six months following his or her retirement as a director. See footnote (3) to the “Non-Employee Director Compensation—Director Compensation for 2021” table for detail regarding each director’s common stock units and deferred stock unit holdings as of December 31, 2021.

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(5)These amounts are the sum of the number of shares shown in the prior columns. As of March 29, 2022, non-employee directors also hold deferred stock units and common stock units which are not reflected in the table above because the units will be distributed to directors in the form of common stock more than 60 days following their retirement as a director. The table below reflects the directors’ equity holdings in the Company, including these deferred and common stock units.

	Shares Owned Directly and Indirectly	Stock Equivalent Units
Name		Vested	Unvested	Total
Beller	—	37,070	2,323	39,393
Dolan	—	50,586	2,323	52,909
Higgins	122	37,070	2,323	39,515
Kane	839	17,467	2,323	20,629
Leonardi	—	—	2,164	2,164
Otis	—	10,378	2,323	12,701
Robinson	—	2,727	2,323	5,050
Ruegger	23,359	11,956	2,323	37,638
Santana	—	—	1,043	1,043
Schermerhorn	—	7,640	2,323	9,963
Thomsen	1,925	51,738	2,323	55,986
van Kralingen	—	—	1,043	1,043
(6)Includes an aggregate of 11,633 shares of common stock beneficially owned by these individuals in trust and 18,808 shares of common stock held by family members.

5% Owners

The following table provides information about shareholders known to us to beneficially own more than 5% of our outstanding common stock.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Company Stock		Percent of Company Common Stock
The Vanguard Group
100 Vanguard Boulevard, Malvern, PA 19355	21,544,414	(1)	8.76%	(1)
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	19,784,069	(2)	8.0%	(2)
FMR LLC
245 Summer Street, Boston, MA 02210	18,229,189	(3)	7.409%	(3)
State Street Corporation
State Street Financial Center	17,333,262	(4)	7.05%	(4)
1 Lincoln Street, Boston, MA 02111
(1)As of December 31, 2021, and as reported on a Schedule 13G filed by Vanguard with the SEC on February 10, 2022, Vanguard had (1) shared voting power with respect to 396,561 shares of common stock, (2) sole dispositive power with respect to 20,525,393 shares of common stock and (3) shared dispositive power with respect to 1,019,021 shares of common stock.
(2)As of December 31, 2021, and as reported on a Schedule 13G filed by BlackRock with the SEC on February 1, 2022, BlackRock, Inc. had (1) sole voting power with respect to 16,340,918 shares of common stock and (2) sole dispositive power with respect to 19,784,069 shares of common stock held by BlackRock Life Limited, BlackRock International Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd.
(3)As of December 31, 2021, and as reported on a Schedule 13G filed by Fidelity with the SEC on February 9, 2022, Fidelity had (1) sole voting power with respect to 2,339,850 shares of common stock and (2) sole dispositive power with respect to 18,229,189 shares of common stock held by FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC.
(4)As of December 31, 2021, and as reported on a Schedule 13G filed by State Street with the SEC on February 14, 2022, State Street had (1) shared voting power with respect to 10,554,390 shares of common stock and (2) shared dispositive power with respect to 17,289,745 shares of common stock held by SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, LTD, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., LTD, State Street Global Advisors Asia Limited, State Street Global Advisors Singapore Limited, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company.

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OTHER INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and on written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers, directors and chief accounting officer complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2021, except as described below.
During 2021, we became aware that investments in a deferred compensation plan that has been inactive since 2005 had not previously been reported by certain executive officers. Prior to 2005, these executives had elected to invest in a preferred stock-based investment option, the value of which is now related to the market value of our common stock, from among the hypothetical investment options then available under a deferred compensation plan established prior to the Merger. Deferrals under this plan are payable in cash following termination of the executive’s employment with the Company. This now inactive retirement plan was frozen as to new participants and closed to any new deferrals in 2005. Consequently, during 2021, a Form 4 was filed by William H. Heyman, a Vice Chairman of the Company, that reported a total of four exempt contributions to phantom stock under the plan in 2003, 2004 and 2005, a Form 4 was filed by Andy F. Bessette, the Company’s Executive Vice President and Chief Administrative Officer, that reported a total of two exempt contributions to phantom stock under the plan in 2004 and 2005 and the Form 3 filed by Michael F. Klein in 2016 was amended to include phantom stock units representing approximately 15 shares of our common stock, in each case which were inadvertently not timely reported.
Separately, the timely-filed Form 3 filed by David D. Rowland, the Company’s Executive Vice President and Co-Chief Investment Officer, was amended ten days after the deadline for filing such reports because the report inadvertently reported the number of units in the stock-based fund of his 401(k) plan instead of the equivalent number of shares of common stock.
CEO Pay Ratio
As required by Section 953(B) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Schnitzer, our Chief Executive Officer. For 2021, our last completed fiscal year:
•The median of the annual total compensation of all employees of our company (other than Mr. Schnitzer) was $109,586;
•The annual total compensation of Mr. Schnitzer was $19,866,781; and
•Based on the foregoing, the ratio of the annual total compensation of Mr. Schnitzer to the median of the annual total compensation of all employees was 181 to 1.
In addition to the required ratio, we also provide the following supplemental information regarding the relationship of the annual total compensation of our full-time U.S. employees who worked for us for the entire year and the annual total compensation of Mr. Schnitzer.

For 2021:
•The median of the annual total compensation of full-time employees of our company (other than Mr. Schnitzer) in the United States who worked for us for the entire year was $115,750; and
•Based on the foregoing and the above annual total compensation of Mr. Schnitzer, the ratio of the annual total compensation of Mr. Schnitzer to the median of the annual total compensation of our full-time employees in the U.S. who worked for us for the entire year was 172 to 1.
As discussed below, these calculations include Company-paid benefits. We subsidize health benefits more heavily for lower paid employees as compared to higher paid employees and also offer 401(k) Savings Plan matching contributions and pension benefits. In addition, because we provide pension benefits to our U.S. employees, these calculations also include year-over-year change in pension value, calculated in accordance with SEC disclosure rules.

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OTHER INFORMATION

Identifying the Median Employee for Purposes of the Required Ratio

There have been no material changes in our employee population or employee compensation arrangements in our last completed fiscal year that we believe would significantly impact our pay ratio disclosure. Accordingly, as permitted under the SEC’s disclosure rules, we are using the same median employee as we used for purposes of our 2020 pay ratio.
In accordance with SEC rules, we selected December 31, 2020, which is the last day of our fiscal year, as the date upon which we would identify the “median employee”.
We determined that, as of December 31, 2020, we had approximately 30,800 full-time, part-time and temporary employees. These employees were located primarily in the United States, Canada, the United Kingdom and Ireland. For purposes of calculating our median employee compensation, we excluded 1,252 individuals located in the United Kingdom and 56 located in Ireland. As a result of this de minimis exemption, our employee population for purposes of calculating our median employee compensation was reduced to approximately 29,500.
In order to identify the median employee, we used annual total compensation, as that term is defined in Item 402(c) (2)(x)
of Regulation S-K, as our compensation measure. We included perquisites and personal benefits for each employee, whether or not the amount exceeded $10,000 in the aggregate. We also included the change in pension value for participants in our tax-qualified defined benefit plan with a cash-balance formula but excluded the change in pension value for legacy participants accruing benefits under a final average pay formula. We excluded the change in pension value for legacy participants because of the complexity of calculating change in pension value for such participants and the limited number of such participants. We consistently applied this compensation measure to our employee population.
Because our employees are predominantly located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying our median employee.
In addition, in identifying our median employee, we did not annualize the compensation of all permanent employees included in the employee population who were employed as of December 31, 2020, but did not work for us or our consolidated subsidiaries for the entire fiscal year.

Identifying the Median Employee for Purposes of the Supplemental Ratio

We identified the median employee for purposes of the supplemental ratio in the same manner as we did for the required ratio except:
•We excluded all of our non-U.S. employees;
•We excluded U.S. employees who were employed as of December 31, 2020, but did not work for us or our consolidated subsidiaries for the entire calendar year; and
•We excluded part-time U.S. employees who were employed as of December 31, 2020.

Calculating the Median Employee’s Total Compensation

In order to determine the compensation of the median employee for purposes of the required ratio and for the supplemental ratio, we combined all of the elements of each employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $109,586 for the required ratio and $115,750 for the supplemental ratio. For purposes of the foregoing, we included personal benefits that in aggregate were less than $10,000 and, as described above, compensation under non-discriminatory benefit plans and year-over-year change in pension value.

Calculating Mr. Schnitzer’s Total Compensation

Mr. Schnitzer’s annual total compensation for 2021, above, differs from the amount reported in the “total” column in the “Summary Compensation Table” because it includes compensation under benefit plans that do not discriminate in favor of our executive officers and are available generally to all salaried employees, which amounts are excluded from the amount reported in the “Summary Compensation Table”.

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OTHER INFORMATION
General Information About the Meeting

Why am I being provided with these materials?

We are providing these proxy materials in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting of Shareholders to be held on May 25, 2022, and at any postponements or adjournments of the Annual Meeting. The proxy materials, which are available on our website at investor.travelers.com, include the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report. We have either (1) delivered to you a Notice of Internet Availability of Proxy Materials (the “Notice”) and made the proxy materials available to you on the Internet or (2) delivered printed versions of the proxy materials, including a proxy card, to you by mail.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record or hold shares through our 401(k) Savings Plan, you may vote by granting a proxy. Specifically, you may vote:
•By Internet—You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or proxy card in order to vote by Internet.
•By Telephone—You may submit your proxy by using a touch-tone telephone to dial (800) 690-6903 and following the recorded instructions. You will need the 16-digit number included on your Notice or proxy card in order to vote by telephone.
•By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.
If you hold your shares in an account with a broker, bank or other nominee (shares held in “street name”), you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to the voting instruction form or other information from your bank, broker or other nominee on how to submit voting instructions.

What constitutes a quorum?

A majority of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by “broker non-votes”, as described below, are counted as present and entitled to vote for purposes of determining a quorum. On the record date of March 29, 2022, there were 239,953,876 shares of the Company’s common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

Who is entitled to vote?

Shareholders as of the close of business on the record date of March 29, 2022, may vote at the Annual Meeting. You have one vote for each share of common stock held by you as of March 29, 2022, including shares:
•Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);
•Held for you in street name—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares; and
•Credited to your account in the Company’s 401(k) Savings Plan.

What are the voting deadlines if I do not attend the Annual Meeting?

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 24, 2022, for the voting of shares held by shareholders of record or held in street name and at 11:59 p.m. (Eastern Daylight Time) on May 23, 2022, for the voting of shares held by current and former employees through the Company’s 401(k) Savings Plan.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 24, 2022.
Mailed proxy cards with respect to shares held by current and former employees through the Company’s 401(k) Savings Plan must be received no later than May 23, 2022.

May I revoke my proxy or change my vote?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote by:
•Sending a written statement that you wish to revoke your proxy to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 24, 2022;
•Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 24, 2022;
•Submitting a properly signed proxy card with a later date that is received no later than May 24, 2022; or
•Voting at the Annual Meeting.
If you are a current or former employee and hold shares through Travelers’ 401(k) Savings Plan, you may change your vote and revoke your proxy by any of the first three methods listed if you do so no later than 11:59 p.m. (Eastern Daylight Time) on May 23, 2022. You cannot, however, revoke or change your proxy with respect to shares held through Travelers’ 401(k) Savings Plan after that date, and you cannot vote those shares at the Annual Meeting.
If you hold shares in street name, you must contact your bank, broker or other nominee for specific instructions on how to change or revoke your vote.

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OTHER INFORMATION

What is a “broker non-vote” and how does it affect voting on each item?

A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal. See below for a discussion of which proposals permit discretionary voting by brokers and the effect of a broker non-vote.

What if I receive more than one Notice or proxy card about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

What do I need to be admitted to the Annual Meeting?

You must register in advance and present your admission ticket and a form of personal identification (such as a driver’s license) to enter the Annual Meeting. Please see “How do I register for the Annual Meeting and receive an admission ticket?” below for directions on how to register for the meeting and obtain your admission ticket.

How do I register for the Annual Meeting and receive an admission ticket?

To help ensure an orderly admission process to the Annual Meeting, we are requiring all shareholders that wish to attend the Annual Meeting to register in advance. You may pre-register by visiting www.proxyvote.com and clicking the “Register for Meeting” link. If you received your proxy materials by mail, you can use the 16-digit control number included on your Notice or proxy card (for shareholders of record) or voting instruction form (for shareholders that hold shares through a broker, bank or other nominee) to access www.proxyvote.com and register for the meeting. If you received your proxy materials by email, you will be able to access the meeting registration link directly from the email. Registration for in-person attendance will be open until 5:00 pm (ET) on May 24, 2022. We will communicate special health and safety precautions directly to registered attendees prior to the Annual Meeting.
You will be able to secure an admission ticket when you register for the meeting online at www.proxyvote.com. To be admitted to the meeting, you are required to pre-register and present your admission ticket and government issued photo identification (see “What do I need to be admitted to the Annual Meeting?” above).

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so in advance via a press release and posting details on our website that will also be filed with the SEC as additional proxy materials. A virtual meeting will have no impact on shareholders’ ability to provide their proxy over the Internet or telephone or by completing and mailing their proxy card, each as explained in this Proxy Statement. As always, we encourage you to vote your shares prior to the Annual Meeting.

Are there other things I should know if I intend to attend the Annual Meeting?

We may institute special precautions in light of the COVID-19 pandemic to protect the health and safety of our directors, employees and shareholders seeking to attend the Annual Meeting. Such precautions may include, among other protocols, temperature checks and symptom and exposure screening, social distancing, masks and other safety protocols in accordance with any then-required federal, state and local guidelines. We will communicate such protocols to registered attendees in advance of the meeting. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes. Representatives of American Election Services, LLC will act as inspectors of election.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition, we have hired Morrow Sodali LLC to solicit proxies. We expect to pay Morrow Sodali LLC a fee of $15,000 plus reasonable expenses for these services.

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OTHER INFORMATION

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Item	Vote Required	Voting Options	Broker Discretionary Voting Allowed(2)	Impact of Abstain Vote	Board Recommendation(3)
Item 1 – Election of the 13 director nominees listed in this Proxy Statement	Majority of votes cast– FOR must exceed AGAINST votes(1)	FOR AGAINST ABSTAIN	No	None	FOR
Item 2 – Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022
Majority of votes present or represented by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		FOR AGAINST ABSTAIN	Yes	AGAINST	FOR
Item 3 – Non-binding vote to approve executive compensation		FOR AGAINST ABSTAIN	No	AGAINST	FOR
Item 4 – Shareholder proposal relating to lobbying(4)		FOR AGAINST ABSTAIN	No	AGAINST	AGAINST
Item 5 – Shareholder proposal relating to GHG emissions(4)		FOR AGAINST ABSTAIN	No	AGAINST	AGAINST
Item 6 – Shareholder proposal relating to fossil fuel supplies(4)		FOR AGAINST ABSTAIN	No	AGAINST	AGAINST
Item 7 – Shareholder proposal relating to racial equity audit(4)		FOR AGAINST ABSTAIN	No	AGAINST	AGAINST
Item 8 – Shareholder proposal relating to insuring law enforcement(4)		FOR AGAINST ABSTAIN	No	AGAINST	AGAINST
(1)In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Governance Guidelines further provide that the Nominating and Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. Cumulative voting in the election of directors is not permitted.
(2)A broker non-vote will not count as a vote for or against a director and will have no effect on the outcome of the election of the 13 director nominees disclosed in this Proxy Statement. A broker non-vote will have no effect on Items 2 through 8 unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item as described in the column “Vote Required” above, in which case a broker non-vote will have the same effect as a vote “AGAINST”.
(3)If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
(4)In the case of the shareholder proposals in Items 4 through 8, these proposals will only be voted on if they are presented at the Annual Meeting.

What is “householding” and how does it affect me?

SEC rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You

92	The Travelers Companies, Inc. | 2022 Proxy Statement

OTHER INFORMATION
can also request prompt delivery of a copy of the proxy statement and annual report by contacting Travelers Investor
Relations Department, 485 Lexington Avenue, 3140-NY08EX, New York, New York 10017, (917) 778-6877.
Shareholder Proposals for 2023 Annual Meeting
If any shareholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, at the Company’s principal executive office located at 485 Lexington Avenue, New York, New York 10017. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2023 Annual Meeting Proxy Statement and form of proxy to be made available in April 2023, a proposal must be received by our Corporate Secretary on or before December 9, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after such anniversary date or, if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (a) not earlier than 120 days prior to such annual meeting and (b) not less than 90 days before such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting.
Our bylaws, which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders meeting, are posted on our website at www.travelers.com under “Investors: Corporate Governance: Governance Documents”.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.
For information regarding submission of a director nominee using the Company’s proxy access bylaw, see “Governance of Your Company—Director Nominations—Proxy Access” in this Proxy Statement.
Other Business
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Wendy C. Skjerven
Corporate Secretary

2022 Proxy Statement | The Travelers Companies, Inc.	93

ANNEX A
Annex A: Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions
Core income is consolidated net income excluding the after-tax impact of net realized investment gains (losses), discontinued operations, the effect of a change in tax laws and tax rates at enactment, and cumulative effect of changes in accounting principles when applicable. Core income per diluted share is core income on a per diluted common share basis.
Return on equity is the ratio of net income to average shareholders’ equity for the periods presented. Average shareholders’ equity is (a) the sum of total shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Core return on equity is the ratio of core income to adjusted average shareholders’ equity for the periods presented. Adjusted shareholders’ equity is shareholders’ equity excluding net unrealized investment gains (losses), net of tax, included in shareholders’ equity, net realized investment gains (losses), net of tax, for the period presented, and the effect of a change in tax laws and tax rates at enactment (excluding the portion related to net unrealized investment gains (losses)). Adjusted average shareholders’ equity is (a) the sum of adjusted shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Average annual core return on equity over a period is the ratio of: (a) the sum of core income for the periods presented to (b) the sum of the adjusted average shareholders’ equity for all years in the period presented.
In the opinion of the Company’s management, core income, core income per diluted share and core return on equity are important indicators of how well management creates value for its shareholders through its operating activities and its capital management. Financial statement users also consider core income when analyzing the results and trends of insurance companies. These measures exclude net realized investment gains (losses), net of tax, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. Internally, the Company’s management uses core income, core income per diluted share and core return on equity to evaluate financial performance against historical results and establish performance targets on a consolidated basis.
Book value per share is total common shareholders’ equity divided by the number of common shares outstanding. Adjusted book value per share is total common shareholders’ equity excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the Company’s management, adjusted book value per share is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.
Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses. In the opinion of the Company’s management, it is important to measure profitability excluding the results of investing activities, which are managed separately from the insurance business. This measure is used to assess business performance and as a tool in making business decisions. Underwriting gain, excluding the impact of catastrophes and net favorable (unfavorable) prior year loss reserve development, is the underwriting gain (loss) adjusted to exclude claims and claim adjustment expenses, reinstatement premiums and assessments related to catastrophes and loss reserve development related to time periods prior to the current year. In the opinion of the Company’s management, this measure is meaningful to users of the financial statements to understand the Company’s periodic earnings and the variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophes and loss reserve development. This measure is also referred to as underlying underwriting margin, underlying underwriting income and underlying underwriting gain.
A catastrophe is a severe loss designated a catastrophe by internationally recognized organizations that track and report on insured losses resulting from catastrophic events, such as Property Claim Services (PCS) for events in the United States and Canada. Catastrophes can be caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally occurring events, such as solar flares. Catastrophes

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ANNEX A
can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical and radiological events, cyber events, explosions and destruction of infrastructure. Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount. Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence. A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools.
The Company’s threshold for disclosing catastrophes is primarily determined at the reportable segment level. If a threshold for one segment or a combination thereof is exceeded and the other segments have losses from the same event, losses from the event are identified as catastrophe losses in the segment results and for the consolidated results of the Company. Additionally, an aggregate threshold is applied for international business across all reportable segments. The threshold for 2021 ranged from approximately $20 million to $30 million of losses before reinsurance and taxes.
Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years. In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income and changes in claims and claim adjustment expense reserve levels from period to period.
We have included the following tables to provide a reconciliation or a calculation of the above terms used in this Proxy Statement: (1) net income to core income, (2) shareholders’ equity to adjusted shareholders’ equity, which are components of the return on equity and core return on equity ratios, (3) calculation of return on equity and core return on equity, (4) net income per diluted share to core income per diluted share, (5) book value per share to adjusted book value per share, (6) invested assets to invested assets excluding net unrealized investment gains (losses) and (7) components of net income.
Combined Ratio, Underwriting Expense Ratio and Underlying Combined Ratio
For Statutory Accounting Practices (SAP), the combined ratio is the sum of the SAP loss and loss adjustment expense (LAE) ratio and the SAP underwriting expense ratio as defined in the statutory financial statements required by insurance regulators. The combined ratio, as used in this proxy statement, is the equivalent of, and is calculated in the same manner as, the SAP combined ratio except that the SAP underwriting expense ratio is based on net written premiums and the underwriting expense ratio as used in this proxy statement is based on net earned premiums.
For SAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses less certain administrative services fee income to net earned premiums as defined in the statutory financial statements required by insurance regulators. The loss and LAE ratio as used in this proxy statement is calculated in the same manner as the SAP ratio.
For SAP, the underwriting expense ratio is the ratio of underwriting expenses incurred (including commissions paid), less certain administrative services fee income and billing and policy fees and other, to net written premiums as defined in the statutory financial statements required by insurance regulators. The underwriting expense ratio as used in this proxy statement, is the ratio of underwriting expenses (including the amortization of deferred acquisition costs), less certain administrative services fee income, billing and policy fees and other, to net earned premiums.
The combined ratio, loss and LAE ratio, and underwriting expense ratio are used as indicators of the Company’s underwriting discipline, efficiency in acquiring and servicing its business and overall underwriting profitability. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.
Underlying combined ratio represents the combined ratio excluding the impact of net prior year reserve development and catastrophes. The underlying combined ratio is an indicator of the Company’s underwriting discipline and underwriting profitability for the current accident year.

2022 Proxy Statement | The Travelers Companies, Inc.	A-2

ANNEX A
RECONCILIATION OF NET INCOME TO CORE INCOME

	Twelve Months Ended December 31,
($ in millions, after-tax)	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Net income	$3,662	$2,697	$2,622	$2,523	$2,056	$3,014	$3,439	$3,692	$3,673	$2,473
Adjustments:
Net realized investment gains	(132)	(11)	(85)	(93)	(142)	(47)	(2)	(51)	(106)	(32)
Impact of changes in tax laws and/or tax rates (1)(2)	(8)	—	—	—	129	—	—	—	—	—
Core Income	$3,522	$2,686	$2,537	$2,430	$2,043	$2,967	$3,437	$3,641	$3,567	$2,441
(1)Impact is recognized in the accounting period in which the change is enacted
(2)2017 reflects impact of Tax Cuts and Jobs Act of 2017 (TCJA)
RECONCILIATION OF SHAREHOLDERS’ EQUITY TO ADJUSTED SHAREHOLDERS’ EQUITY

	As of December 31,
($ in millions)	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Shareholders’ equity	$28,887	$29,201	$25,943	$22,894	$23,731	$23,221	$23,598	$24,836	$24,796	$25,405	$24,477
Net unrealized investment (gains) losses, net of tax	(2,415)	(4,074)	(2,246)	113	(1,112)	(730)	(1,289)	(1,966)	(1,322)	(3,103)	(2,871)
Net realized investment gains, net of tax	(132)	(11)	(85)	(93)	(142)	(47)	(2)	(51)	(106)	(32)	(36)
Impact of changes in tax laws and/or tax rates (1)(2)	(8)	—	—	—	287	—	—	—	—	—	—
Adjusted shareholders’ equity	$26,332	$25,116	$23,612	$22,914	$22,764	$22,444	$22,307	$22,819	$23,368	$22,270	$21,570
(1)Impact is recognized in the accounting period in which the change is enacted
(2)2017 reflects impact of Tax Cuts and Jobs Act of 2017 (TCJA)
CALCULATION OF RETURN ON EQUITY AND CORE RETURN ON EQUITY

	Twelve Months Ended December 31,
($ in millions, after-tax)	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Net income	$3,662	$2,697	$2,622	$2,523	$2,056	$3,014	$3,439	$3,692	$3,673	$2,473
Average shareholders’ equity	28,735	26,892	24,922	22,843	23,671	24,182	24,304	25,264	25,099	25,192
Return on equity	12.7%	10.0%	10.5%	11.0%	8.7%	12.5%	14.2%	14.6%	14.6%	9.8%
Core income	$3,522	$2,686	$2,537	$2,430	$2,043	$2,967	$3,437	$3,641	$3,567	$2,441
Adjusted average shareholders’ equity	25,718	23,790	23,335	22,814	22,743	22,386	22,681	23,447	23,004	22,158
Core return on equity	13.7%	11.3%	10.9%	10.7%	9.0%	13.3%	15.2%	15.5%	15.5%	11.0%
RECONCILIATION OF NET INCOME PER DILUTED SHARE TO CORE INCOME PER DILUTED SHARE

	Twelve Months Ended December 31,
	2021	2020
Diluted income per share
Net income	$14.49	$10.52
Adjustments:
Net realized investment gains, after-tax	(0.52)	(0.04)
Impact of changes in tax laws and/or tax rates (1)	(0.03)	—
Core income	$13.94	$10.48
(1)Impact is recognized in the accounting period in which the change is enacted

A-3	The Travelers Companies, Inc. | 2022 Proxy Statement

ANNEX A
RECONCILIATION OF BOOK VALUE PER SHARE TO ADJUSTED BOOK VALUE PER SHARE

	As of December 31,
	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Book value per share	$119.77	$115.68	$101.55	$86.84	$87.46	$83.05	$79.75	$77.08	$70.15	$67.31	$62.32
Less: Net unrealized investment
gains (losses), net of tax	10.01	16.14	8.79	(0.43)	4.10	2.61	4.36	6.10	3.74	8.22	7.31
Adjusted book value per share	$109.76	$99.54	$92.76	$87.27	$83.36	$80.44	$75.39	$70.98	$66.41	$59.09	$55.01
RECONCILIATION OF INVESTED ASSETS TO INVESTED ASSETS EXCLUDING NET UNREALIZED INVESTMENT GAINS (LOSSES)

	As of December 31,
($ in millions)	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Invested assets	$87,375	$84,423	$77,884	$72,278	$72,502	$70,488	$70,470	$73,261	$73,160	$73,838
Less: Net unrealized investment gains (losses), pre-tax	3,060	5,175	2,853	(137)	1,414	1,112	1,974	3,008	2,030	4,761
Invested assets excluding net unrealized Investment gains (losses)	$84,315	$79,248	$75,031	$72,415	$71,088	$69,376	$68,496	$70,253	$71,130	$69,077
COMPONENTS OF NET INCOME

		Twelve Months Ended December 31,
($ in millions, after-tax)	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Underwriting gain excluding the impact of catastrophes and net favorable prior year reserve development (underlying underwriting gain)	$2,251	$2,008	$1,400	$1,522	$1,239	$1,265	$1,446	$1,430	$1,277	$888
Impact of catastrophes	(1,459)	(1,274)	(699)	(1,355)	(1,267)	(576)	(338)	(462)	(387)	(1,214)
Impact of net favorable (unfavorable) prior year reserve development	424	276	(47)	409	378	510	617	616	552	622
Underwriting gain	1,216	1,010	654	576	350	1,199	1,725	1,584	1,442	296
Net investment income	2,541	1,908	2,097	2,102	1,872	1,846	1,905	2,216	2,186	2,316
Other, including interest expense	(235)	(232)	(214)	(248)	(179)	(78)	(193)	(159)	(61)	(171)
Core income	3,522	2,686	2,537	2,430	2,043	2,967	3,437	3,641	3,567	2,441
Net realized investment gains	132	11	85	93	142	47	2	51	106	32
Impact of changes in tax laws and/or tax rates (1)(2)	8	—	—	—	(129)	—	—	—	—	—
Net income	$3,662	$2,697	$2,622	$2,523	$2,056	$3,014	$3,439	$3,692	$3,673	$2,473
(1)Impact is recognized in the accounting period in which the change is enacted
(2)2017 reflects impact of Tax Cuts and Jobs Act of 2017 (TCJA)
The following terms are also used in this Proxy Statement and are defined as follows:
•Book value per share growth is the percentage change in book value per share over the specified time period.
•Adjusted book value per share growth is the percentage change in adjusted book value per share over the specified time period.
•Total shareholder return is the percentage change in the stock price and the cumulative amount of dividends, assuming dividend reinvestment, from the stock price at the beginning of the specified period.

2022 Proxy Statement | The Travelers Companies, Inc.	A-4

485 LEXINGTON AVENUE
NEW YORK, NY 10017
YOU HAVE THREE WAYS TO VOTE:
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Materials or your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, date and return your proxy card in the postage-paid envelope that has been provided to you or return it to The Travelers Companies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 24, 2022.
If you are a current or former employee voting shares held under the Travelers' 401(k) Savings Plan, your vote with respect to those plan shares must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2022. Please consult the separate voting instructions provided for persons holding shares through a Company employee benefit or compensation plan.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Travelers Companies, Inc. in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D71184-P65929-Z81737-Z81738	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE TRAVELERS COMPANIES, INC.
The Board of Directors recommends you vote FOR each of the Nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4 through 8.
1.	Election of the thirteen directors listed below.		For	Against	Abstain
	Nominees
	1a.	Alan L. Beller	☐	☐	☐
	1b.	Janet M. Dolan	☐	☐	☐				For	Against	Abstain
	1c.	Patricia L. Higgins	☐	☐	☐		1l.	Laurie J. Thomsen	☐	☐	☐
	1d.	William J. Kane	☐	☐	☐		1m.	Bridget van Kralingen	☐	☐	☐
	1e.	Thomas B. Leonardi	☐	☐	☐	2.	Ratification of the appointment of KPMG LLP as The Travelers Companies, Inc.'s independent registered public accounting firm for 2022.		☐	☐	☐
	1f.	Clarence Otis Jr.	☐	☐	☐	3.	Non-binding vote to approve executive compensation.		☐	☐	☐
	1g.	Elizabeth E. Robinson	☐	☐	☐	4.	Shareholder proposal relating to additional disclosure of lobbying, if presented at the Annual Meeting of Shareholders.		☐	☐	☐
	1h.	Philip T. Ruegger III	☐	☐	☐	5.	Shareholder proposal relating to the issuance of a report on GHG emissions, if presented at the Annual Meeting of Shareholders.		☐	☐	☐
	1i.	Rafael Santana	☐	☐	☐	6.	Shareholder proposal relating to policies regarding fossil fuel supplies, if presented at the Annual Meeting of Shareholders.		☐	☐	☐
	1j.	Todd C. Schermerhorn	☐	☐	☐	7.	Shareholder proposal relating to conducting a racial equity audit, if presented at the Annual Meeting of Shareholders.		☐	☐	☐
	1k.	Alan D. Schnitzer	☐	☐	☐	8.	Shareholder proposal relating to the issuance of a report on insuring law enforcement, if presented at the Annual Meeting of Shareholders.		☐	☐	☐
						IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.
NOTE: Please sign exactly as the name(s) appear(s) herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)			Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 25, 2022: the Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
For driving directions to the Annual Meeting, please see the "Notice of Internet Availability of Proxy Materials - FAQs" posted on our website at www.travelers.com under "For Investors".

D71185-P65929-Z81737-Z81738
THE TRAVELERS COMPANIES, INC. Proxy Solicited on Behalf of the Board of Directors of The Travelers Companies, Inc. for the Annual Meeting of Shareholders, May 25, 2022
The signer(s) hereby constitute(s) and appoint(s) Alan D. Schnitzer, Avrohom J. Kess, Wendy C. Skjerven and Peter Schwartz, and each of them, the signer(s) true and lawful agents and proxies, with full power of substitution in each, to represent the signer(s) at the Annual Meeting of Shareholders of The Travelers Companies, Inc. to be held on May 25, 2022 at 9:00 a.m.(Eastern Daylight Time) and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of stock of The Travelers Companies, Inc. held of record by the signer(s) at the close of business on March 29, 2022 as the signer(s) would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof.
This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 8. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE